Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT

FIFTH AMENDMENT, dated as of August 23, 2016 (this “Amendment”), to the Credit Agreement (as defined below), is entered into among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Borrower”), each of the other Loan Parties (as defined in the Credit Agreement), the Refinancing Revolver Lenders, the Refinancing Tranche A Term Lenders (as defined below), the other Lenders (as defined below) party hereto, the Administrative Agent (as defined below), the Collateral Agent (as defined below), each L/C Issuer and the Swing Line Lender (each, as defined in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of October 11, 2013 (as amended by the First Amendment, dated as of November 2, 2015, the Second Amendment, dated as of November 13, 2015, the Third Amendment, dated as of December 14, 2015, and the Fourth Amendment, dated as of March 31, 2016, the “Credit Agreement”), among the Borrower, the Guarantors (as defined therein) party thereto from time to time, BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”), Swing Line Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders”);

WHEREAS, the Borrower has requested that, as of the 2016 Refinancing Amendment Effective Date (as defined below), (i) the Revolving Credit Commitments and the Revolving Credit Loans (if any), in each case, as defined in, and as in effect under, the Credit Agreement immediately prior to the Refinancing Facilities Amendments Effective Time (as defined below) be terminated and (if applicable) prepaid in full and (ii) the Persons set forth on Schedule I hereto (the “Refinancing Revolver Lenders”) make available to the Borrower a revolving credit facility in the form of an additional revolving credit facility added to the Credit Agreement pursuant to and in accordance with Section 10.01 of the Credit Agreement (the “Refinancing Revolver,” the commitments thereunder, the “Refinancing Revolver Commitments,” and the loans thereunder, the “Refinancing Revolver Loans”), in an aggregate principal amount of $250,000,000 and upon the terms and subject to the conditions set forth herein, and the Refinancing Revolver Lenders, the other Lenders party hereto, the Administrative Agent and the Collateral Agent, the L/C Issuers and the Swing Line Lender agree thereto;

WHEREAS, the Borrower has requested that, as of the 2016 Refinancing Amendment Effective Date, the Persons set forth on Schedule II hereto (the “Refinancing Tranche A Term Lenders”) make available to the Borrower a term loan “A” facility in the form of an additional credit facility added to the Credit Agreement pursuant to and in accordance with Section 10.01 of the Credit Agreement (the “Refinancing Tranche A Term Facility,” the commitments thereunder, the “Refinancing Tranche A Term Commitments,” and the loans thereunder, the “Refinancing Tranche A Term Loans”), in an aggregate principal amount of $2,875,000,000 and upon the terms and subject to the conditions set forth herein, the proceeds of which shall be used, first, to repay in full all Loans outstanding under, and as defined in, the Credit Agreement immediately prior to the Refinancing Facilities Amendments Effective Time and to pay all accrued and unpaid interest thereon through the 2016 Refinancing Amendment

Effective Date (such interest, the “Prepaid Interest”) (collectively, the “Prepayment”), and, second, the remainder of such proceeds following the Prepayment, if any, for other general corporate purposes and working capital needs, including, without limitation, to pay for fees and expenses payable in connection with this Amendment, and the Refinancing Tranche A Term Lenders, the other Lenders party hereto, the Administrative Agent and the Collateral Agent, the L/C Issuers and the Swing Line Lender agree thereto;

WHEREAS, immediately prior to the effectiveness of the Refinancing Facilities Amendments (as defined below), the Lenders party hereto constitute the Required Lenders and other Lenders the consent of which is required pursuant to Section 10.01;

WHEREAS, immediately following the effectiveness of the Refinancing Facilities Amendments and the Prepayment, the Refinancing Revolver Lenders and the Refinancing Tranche A Term Lenders will constitute all Lenders under the Credit Agreement, as amended hereby;

WHEREAS, immediately following the effectiveness of the Refinancing Facilities Amendments and the Prepayment, the Refinancing Revolver Lenders and the Refinancing Tranche A Term Lenders, then constituting all Lenders under the Credit Agreement, as amended hereby (including the L/C Issuers and the Swing Line Lender), the Administrative Agent and the Collateral Agent wish and agree to effect the Collateral Release (as defined below), as set forth in Section 1.4 below;

WHEREAS, immediately following the effectiveness of the Collateral Release, pursuant to Section 10.01 of the Credit Agreement, as amended hereby, the Borrower, the Refinancing Revolver Lenders and the Refinancing Tranche A Term Lenders, then constituting all Lenders under the Credit Agreement, as amended hereby (including the L/C Issuers and the Swing Line Lender), the Administrative Agent and the Collateral Agent wish and agree to amend the Credit Agreement, as then amended hereby, as set forth in Section 1.5 below;

WHEREAS, Bank of America, N.A. (“Bank of America”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC will act as joint lead arrangers for the Amendment (the “Lead Arrangers”) and Bank of America and J.P. Morgan will act as joint lead bookrunners;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.1  Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2  Refinancing Revolver Commitments.

(a)                                 Subject to the terms and conditions set forth herein and in the Credit Agreement, as amended hereby, each Refinancing Revolver Lender severally agrees to provide Refinancing Revolver Commitments to the Borrower on the 2016 Refinancing Amendment

Effective Date in an aggregate amount equal to the amount set forth opposite such Refinancing Revolver Lender’s name on Schedule I hereto.

(b)                                 The Revolving Credit Commitments in effect under the Credit Agreement immediately prior to the Refinancing Facilities Amendments Effective Time (the “Existing Revolving Credit Commitments”) shall be terminated upon the Refinancing Facilities Amendments Effective Time, and shall be replaced by the Refinancing Revolver Commitments.  Revolving Credit Loans outstanding under the Credit Agreement immediately prior to the Refinancing Facilities Amendments Effective Time (the “Existing Revolving Credit Loans”), if any, shall be repaid in full in cash on the 2016 Refinancing Amendment Effective Date, together with all accrued and unpaid interest thereon.

(c)                                  Effective as of the 2016 Refinancing Amendment Effective Date upon the occurrence of the Refinancing Facilities Amendments Effective Time, the Refinancing Revolver Commitments shall be deemed to be “Revolving Credit Commitments” and shall constitute “Commitments,” the Lenders holding the Refinancing Revolver Commitments shall be deemed to be “Revolving Credit Lenders,” and the Refinancing Revolver Loans shall be deemed to be “Revolving Credit Loans,” in each case, for all purposes of the Credit Agreement, as amended hereby, and the other Loan Documents (as amended by the Refinancing Facilities Amendments).

Section 1.3  Refinancing Tranche A Commitments.

(a)                                 Subject to the terms and conditions set forth herein and in the Credit Agreement, as amended hereby, each Refinancing Tranche A Term Lender severally agrees to make Refinancing Tranche A Term Loans in Dollars to the Borrower on the 2016 Refinancing Amendment Effective Date in an aggregate principal amount set forth opposite such Refinancing Tranche A Term Lender’s name on Schedule II hereto.

(b)                                 The proceeds of the Refinancing Tranche A Term Loans shall be used, first, to effect the Prepayment and, second, any remainder of such proceeds following the Prepayment, for other general corporate purposes and working capital needs, including, without limitation, to pay for fees and expenses payable in connection with this Amendment.

(c)                                  Effective as of the 2016 Refinancing Amendment Effective Date upon the occurrence of the Refinancing Facilities Amendments Effective Time, a borrowing consisting of simultaneous Refinancing Tranche A Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Refinancing Tranche A Term Lenders shall be deemed to be a “Tranche A Term Borrowing,” the Refinancing Tranche A Term Commitments shall constitute “Tranche A Term Commitments” and “Term Commitments,” the Refinancing Tranche A Term Facility shall be deemed to be a “Facility,” the Lenders holding the Refinancing Tranche A Term Commitments shall be deemed to be “Tranche A Term Lenders,” and the Refinancing Tranche A Term Loans shall be deemed to be “Tranche A Term Loans,” and “Term Loans,” in each case, for all purposes of the Credit Agreement, as amended hereby, and the other Loan Documents (as amended by the Refinancing Facilities Amendments).  In addition, effective as of the 2016 Refinancing Amendment Effective Date upon the occurrence of the Refinancing Effective Time, for the purposes of Section 2.02(b) of the Credit Agreement with respect to funding of the Refinancing Tranche A Term Loans, references to “Appropriate Lender” shall be deemed to be references to “Refinancing Tranche A Term Lender” and, for the purposes of Section 4.01 of the Credit Agreement, the reference to “Additional Tranche A Term Facility” shall be deemed to include the Refinancing Tranche A Term Facility..

(d)                                 For the avoidance of doubt, no further amounts shall become due and payable with respect to the Prepaid Interest paid by the Borrower on the 2016 Refinancing Amendment Effective Date following the 2016 Refinancing Amendment Effective Date (including, without limitation, on the Interest Payment Date immediately following the 2016 Refinancing Amendment Effective Date).

Section 1.4  Collateral Release.  Effective as of the Collateral Release Effective Date (as defined below) upon the occurrence of the Collateral Release Effective Time (as defined below):

(a)                                 all Liens on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically terminated and released with no further action (the “Collateral Release”);

(b)                                 each of the Collateral Documents shall be automatically terminated and of no further force and effect;

(c)                                  the Collateral Agent shall deliver to the Borrower all Collateral held by the Collateral Agent under any Loan Document; and

(d)                                 at the reasonable request and sole expense of the Borrower following such termination under this Section 1.4, the Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the Borrower or any Guarantor such releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, as the Borrower shall reasonably request to effect of evidence such termination.

Section 1.5  Amended Credit Agreement.  Effective as of the 2016 Credit Agreement Amendment Effective Date upon the occurrence of the Credit Agreement Amendment Effective Time (each, as defined below), the Credit Agreement, as then amended hereby, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the Credit Agreement and the pages of Schedules and Exhibits to the Credit Agreement attached as Exhibit A hereto (the “Credit Agreement Amendment”).  Effective as of the 2016 Credit Agreement Amendment Effective Date upon the occurrence of the Credit Agreement Amendment Effective Time, the Refinancing Tranche A Term Commitments shall be deemed “Term Commitments,” the Refinancing Tranche A Term Lenders shall be deemed “Term Lenders” and the Refinancing Tranche A Term Loans shall be deemed to be “Term Loans,” in each case, for all purposes of the Credit Agreement and the other Loan Documents, as amended hereby.

Section 1.6  Representations and Warranties, No Default.  In order to induce the respective Lenders party hereto, the Administrative Agent and the Collateral Agent to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders party to this Amendment, the Administrative Agent and the Collateral Agent that on and as of the 2016 Refinancing Amendment Effective Date, after giving effect to this Amendment:

(a)                                 the representations and warranties contained in Article V of the Credit Agreement, as proposed to be amended by the Credit Agreement Amendment, are true and correct in all material respects as if made on and as of the 2016 Refinancing Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects;

(b)                                 no Default or Event of Default exists or would result from the effectiveness of this Amendment or from the application of the proceeds of the Refinancing Revolver Loans and the Refinancing Tranche A Term Loans; and

(c)                                  the execution, delivery and performance of this Amendment by each Loan Party have been duly authorized by all necessary corporate or other action on the part of such Loan Party, has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability hereof may be limited by Debtor Relief Laws and by general principles of equity.

Section 1.7  Effectiveness.

(a)                                 The amendments under Sections 1.2 and 1.3 (collectively, the “Refinancing Facilities Amendments”) shall become effective on the date (the “2016 Refinancing Amendment Effective Date”) and at the time (the “Refinancing Facilities Amendments Effective Time”) on and at which each of the following conditions is satisfied or waived:

i.                                          the Administrative Agent shall have received a counterpart of this Amendment executed by (I) each of the Loan Parties, (II) the Required Lenders, (III) the Refinancing Revolver Lenders and (IV) the Refinancing Tranche A Term Lenders;

ii.                                       the Administrative Agent shall have received such closing certificates or certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

iii.                                    the Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed;

iv.                                   the Administrative Agent shall have received an executed legal opinion of Debevoise & Plimpton LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent, each Refinancing Revolver Lender, each Refinancing Tranche A Term Lender and each other Lender party to this Amendment, dated the 2016 Refinancing Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent;

v.                                      the representations and warranties of each Loan Party contained in Article V of the Credit Agreement, as proposed to be amended by the Credit Agreement Amendment, or any other Loan Document shall be true and correct in all material respects on and as of the 2016 Refinancing Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects;

vi.                                   no Default or Event of Default exists or would result from the effectiveness of this Amendment or from the application of the proceeds of the Refinancing Revolver Loans and the Refinancing Tranche A Term Loans; and

vii.                                the Borrower shall have paid to the Administrative Agent for the account of each Lender the fees as separately agreed between the Borrower and the Lead Arrangers.

(b)                                 The Collateral Release shall become effective on the date (the “Collateral Release Effective Date”) and at the time (the “Collateral Release Effective Time”) at which each of the following conditions is satisfied:

i.                                          the Refinancing Facilities Amendments Effective Time shall have occurred; and

ii.                                       the Prepayment shall have occurred.

(c)                                  The Credit Agreement Amendment shall become effective on the date (the “2016 Credit Agreement Amendment Effective Date”) and at the time (the “Credit Agreement Amendment Effective Time”) on and at which the Collateral Release Effective Time shall have occurred.

The delivery of a counterpart of this Amendment executed by the Administrative Agent and each Lender party to this Amendment shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender party to this Amendment that each of the conditions precedent set forth in this Section 1.7(a), (b) and (c), as applicable, shall have been satisfied in accordance with its terms or shall have been irrevocably waived by such Person.

The Administrative Agent shall notify the Borrower and the Lenders in writing of each of the 2016 Refinancing Amendment Effective Date, the Collateral Release Effective Date and the 2016 Credit Agreement Amendment Effective Date, as applicable, promptly upon the respective conditions precedent in this Section 1.7 being satisfied (or waived in accordance with this Section 1.7), and such notice shall be conclusive and binding.

Section 1.8  Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent and the Collateral Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) in accordance with Section 10.04 of the Credit Agreement.

Section 1.9  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 1.10  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 1.11  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 1.12  Loss of FATCA Grandfathering.  For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date (as defined in the First Amendment), the Borrower and the Administrative Agent have treated, and from and after the 2016 Refinancing Amendment Effective Date shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat), the Loans (including the Initial Term Loans, any Tranche A Term Loans, any Revolving Credit Loans and any Swing Line Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 1.13  Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii)

shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement (including, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment) or any other Loan Document (including the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment) is hereby ratified and reaffirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the 2016 Refinancing Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.  Each Refinancing Revolver Lender and each Refinancing Tranche A Term Lender party to this Amendment hereby consents to the Collateral Release Amendments (as defined in the Second Amendment) and, solely for the purposes of Section 1.5(b)ii of the Second Amendment, the delivery of a counterpart of this Amendment executed by such Refinancing Revolver Lender and such Refinancing Tranche A Term Lender party to this Amendment shall be deemed to constitute the delivery of a counterpart of the Second Amendment executed by such Refinancing Revolver Lender and such Refinancing Tranche A Term Lender.  The consent of each Refinancing Revolver Lender and each Refinancing Tranche A Term Lender party to this Amendment to the Collateral Release Amendments shall be binding upon each of its successors and assigns.

Section 1.14  Guarantor Acknowledgment.  Each Guarantor acknowledges and consents to each of the foregoing provisions of this Amendment and the incurrence of the Refinancing Revolver Loans and Refinancing Tranche A Term Loans thereunder.  Each Guarantor further acknowledges and agrees that all Obligations with respect to the Refinancing Revolver Loans and Refinancing Tranche A Term Loans shall be fully guaranteed pursuant to the Credit Agreement (including as amended by this Amendment).  Each Guarantor hereby agrees to the amendments contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis Durkin
	Name:	Dennis Durkin
	Title:	Chief Financial Officer and Treasurer

ACTIVISION ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Dennis Durkin
	Name:	Dennis Durkin
	Title:	Chief Financial Officer and Treasurer

ACTIVISION PUBLISHING, INC.

By:	/s/ Dennis Durkin
	Name:	Dennis Durkin
	Title:	Chief Financial Officer and Treasurer

BLIZZARD ENTERTAINMENT, INC.

By:	/s/ Michael S. Morhaime
	Name:	Michael S. Morhaime
	Title:	Chief Executive Officer and President

KING.COM (US), LLC

By:	/s/ Chris B. Walther
	Name:	Chris B. Walther
	Title:	Chief Legal Officer

[Signature Page to Fifth Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral
Agent

By:	/s/ Tiffany Shin
	Name:	Tiffany Shin
	Title:	Vice President

BANK OF AMERICA, N.A.,
as Swing Line Lender and L/C Issuer

By:	/s/ My-Linh Yoshiike
	Name:	My-Linh Yoshiike
	Title:	Vice President

[Signature Page to Fifth Amendment]

Bank of America, N.A.,
as Lender, Refinancing Revolver Lender, and
Refinancing Tranche A Term Lender

By:	/s/ My-Linh Yoshiike
	Name:	My-Linh Yoshiike
	Title:	Vice President

[Signature Page to Fifth Amendment]

JPMORGAN CHASE BANK, N.A.,
as Lender, Refinancing Revolver Lender, Refinancing Tranche A Term Lender and L/C Issuer

By:	/s/ Patrick Minnick
	Name:	Patrick Minnick
	Title:	Vice President

[Signature Page to Fifth Amendment]

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD.,
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Matthew Hillman
	Name:	Matthew Hillman
	Title:	Vice President

[Signature Page to Fifth Amendment]

Mizuho Bank, Ltd.
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Daniel Guevara
	Name:	Daniel Guevara
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment]

SUNTRUST BANK,
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Cynthia Burton
	Name:	Cynthia Burton
	Title:	Director

[Signature Page to Fifth Amendment]

Wells Fargo Bank, N.A.,
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Marguerite Burtzlaff
	Name:	Marguerite Burtzlaff
	Title:	Managing Director

[Signature Page to Fifth Amendment]

Bank of Montreal,
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Christina Boyle
	Name:	Christina Boyle
	Title:	Managing Director

[Signature Page to Fifth Amendment]

U.S. BANK NATIONAL ASSOCIATION
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Susan M. Bowes
	Name:	Susan M. Bowes
	Title:	Senior Vice President

[Signature Page to Fifth Amendment]

CITIBANK, N.A.,
as Lender, Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Keith Lukasavich
	Name:	Keith Lukasavich
	Title:	Director and Vice President

[Signature Page to Fifth Amendment]

Barclays Bank Plc,
as Lender and Refinancing Tranche A Term Lender

By:	/s/ Christine Aharonian
	Name:	Christine Aharonian
	Title:	Vice President

[Signature Page to Fifth Amendment]

GOLDMAN SACHS BANK USA,
as Lender and Refinancing Revolver Lender and
Refinancing Tranche A Term Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to Fifth Amendment]

Schedule I

Refinancing Revolver Lenders

Lender	Revolving Credit Commitment(1)
Bank of America, N.A.	$34,645,612.29
JPMorgan Chase Bank, N.A.	$34,645,612.29
The Bank of Tokyo Mitsubishi UFJ, Ltd.	$29,438,329.72
Mizuho Bank, Ltd.	$29,438,329.72
SunTrust Bank	$29,438,329.72
Wells Fargo Bank, N.A.	$29,438,329.72
Bank of Montreal	$20,380,382.12
U.S. Bank National Association	$18,115,895.21
Citibank, N.A.	$18,115,895.21
Goldman Sachs Bank USA	$6,343,284.00
Total:	$250,000,000.00

(1)  Commitments are rounded to two decimal places.

Schedule II

Refinancing Tranche A Term Lenders

Lender	Refinancing Tranche A Term Commitment(2)
Bank of America, N.A.	$437,204,387.71
JPMorgan Chase Bank, N.A.	$437,204,387.71
The Bank of Tokyo Mitsubishi UFJ, Ltd.	$295,561,670.28
Mizuho Bank, Ltd.	$295,561,670.28
SunTrust Bank	$295,561,670.28
Wells Fargo Bank, N.A.	$295,561,670.28
Bank of Montreal	$204,619,617.88
U.S. Bank National Association	$181,884,104.79
Citibank, N.A.	$181,884,104.79
Barclays Bank PLC	150,000,000.00
Goldman Sachs Bank USA	$99,956,716.00
Total:	$2,875,000,000.00

(2)  Commitments are rounded to two decimal places.

Exhibit A

Amended Credit Agreement

Exhibit A Conformed through Second Amendment, dated November 13, 2015 Conformed through Third Amendment, dated December 14, 2015 Conformed through Fourth Amendment, dated March 31, 2016 Published CUSIP Number: 00507XAA3XAF2 CREDIT AGREEMENT Dated as of October 11, 2013 among ACTIVISION BLIZZARD, INC., as the Borrower, THE GUARANTORS PARTY HERETO FROM TIME TO TIME BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME, J.P. MORGAN SECURITIES LLC, as Syndication Agent, and BANK OF AMERICA MERRILL LYNCH and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners GOLDMAN SACHS BANK USA,, HSBC SECURITIES (USA) INC., MITSUBISHI UFJ SECURITIES (USA), INC., MIZUHO SECURITIES USA INC., RBC CAPITAL MARKETS1, SUNTRUST BANK, and U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agents 1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its Affiliates. 1001820109v31002217597

TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Section 1.02 Section 1.03 Section 1.04 Section 1.05 Section 1.06 Section 1.07 Section 1.08 Section 1.09 Defined Terms. 1 Other Interpretive Provisions. 6145 Accounting Terms. 6146 Rounding. 6246 References to Agreements, Laws, Etc. 6246 Times of Day. 6246 Timing of Payment of Performance. 6246 Pro Forma and Other Calculations. 6246 Letter of Credit Amounts. 6449 ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10 Section 2.11 Section 2.12 Section 2.13 Section 2.14 Section 2.15 Section 2.16 Section 2.17 The Loans. 6449 Borrowings, Conversions and Continuations of Loans. 6550 Letters of Credit. 6751 Swing Line Loans. 7661 Prepayments. 7964 Termination or Reduction of Commitments. 8366 Repayment of Loans. 8467 Interest. 8568 Fees. 8568 Computation of Interest and Fees. 8669 Evidence of Indebtedness. 8669 Payments Generally. 8770 Sharing of Payments. 8972 Incremental Credit Extensions. 9073 Refinancing Amendments. 9375 Extension Offers. 9476 Defaulting Lenders. 9779 ARTICLE III. TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY Section 3.01 Section 3.02 Section 3.03 Section 3.04 Taxes. 9880 Illegality. 10183 Inability to Determine Rates. 10184 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. 10284 Section 3.05 Section 3.06 Funding Losses. 10386 Matters Applicable to All Requests for Compensation. 10486 -i-1001820109v31002217597

Section 3.07 Section 3.08 Replacement of Lenders under Certain Circumstances. 10587 Survival. 10688 ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01 Section 4.02 Section 4.03 Conditions of Initial Credit Extension.[Reserved] 10688 Conditions to All Credit Extensions After the Closing Date. 10988 Certain Funds. 112 ARTICLE V. REPRESENTATIONS AND WARRANTIES Section 5.01 Section 5.02 Section 5.03 Section 5.04 Section 5.05 Section 5.06 Section 5.07 Section 5.08 Section 5.09 Section 5.10 Section 5.11 Section 5.12 Section 5.13 Section 5.14 Section 5.15 Section 5.16 Section 5.17 Section 5.18 Section 5.19 Section 5.20 Section 5.21 Section 5.22 Existence, Qualification and Power; Compliance with Laws. 11389 Authorization; No Contravention. 11489 Governmental Authorization; Other Consents. 11489 Binding Effect. 11489 Financial Statements; No Material Adverse Effect. 11590 Litigation. 11590 No Default. 11590 Ownership of Property; Liens. 11590 Environmental Compliance. 11590 Taxes. 11691 ERISA Compliance. 11792 Subsidiaries; Equity Interests. 11792 Margin Regulations; Investment Company Act. 11792 Disclosure. 11893 Patriot Act and OFAC. 11893 Intellectual Property; Licenses, Etc. 11994 Solvency. 12094 Subordination of Subordinated Indebtedness.[Reserved] 12094 FCPA. 12095 Security Documents.[Reserved] 12095 Use of Proceeds. 12195 2015 Acquisition Related Representations 121 ARTICLE VI. AFFIRMATIVE COVENANTS Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06 Section 6.07 Section 6.08 Financial Statements. 12295 Certificates; Other Information. 12396 Notices. 12497 Payment of Taxes. 12598 Preservation of Existence, Etc. 12598 Maintenance of Properties. 12598 Maintenance of Insurance. 12598 Compliance with Laws. 12699 -ii-1002217597 1001820109v3

Section 6.09 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14 Section 6.15 Section 6.16 Section 6.17 Section 6.18 Section 6.19 Section 6.20 Section 6.21 Books and Records. 12699 Inspection Rights. 12699 Additional Collateral; Additional Guarantors. 12799 Compliance with Environmental Laws. 129100 Further Assurances and Post-Closing Conditions. 129[Reserved] 100 Designation of Subsidiaries. 129100 ERISA Reports. 130101 Use of Proceeds. 131102 Maintenance of Ratings. 131102 Lender Calls. 131102 Amber Holding/Bidco. 131102 Certain Funds Covenants. 132 Conditions Subsequent. 135 ARTICLE VII. NEGATIVE COVENANTS Section 7.01 Section 7.02 Liens. 135103 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. 139106 Section 7.03 Section 7.04 Section 7.05 Section 7.06 Section 7.07 Section 7.08 Section 7.09 Section 7.10 Section 7.11 Fundamental Changes. 145110 Dispositions. 147112 Restricted Payments. 149114 Change in Nature of Business. 154116 Transactions with Affiliates. 154116 Burdensome Agreements. 156118 [Reserved]. 158120 Accounting Changes. 158[Reserved] Financial Covenant 120 120 ARTICLE VIII. EVENTS OFOF DEFAULT AND REMEDIES Section 8.01 Section 8.02 Section 8.03 Section 8.04 Events of Default. 158120 Remedies Upon Event of Default. 162123 Exclusion of Immaterial Subsidiaries. 163123 Application of Funds. 163124 ARTICLE IX. ADMINISTRATIVE AGENT AND OTHER AGENTS Section 9.01 Section 9.02 Section 9.03 Section 9.04 Section 9.05 Section 9.06 Appointment and Authority. 164125 Delegation of Duties. 165125 Exculpatory Provisions. 165125 Reliance by Administrative Agent. 166126 Non-Reliance on Administrative Agent and Other Lenders. 166127 Rights as a Lender. 166127 -iii-1002217597 1001820109v3

Section 9.07 Section 9.08 Section 9.09 Section 9.10 Section 9.11 Resignation of Administrative Agent. 167127 Administrative Agent May File Proofs of Claim. 168128 Collateral and Guaranty Matters. 168129 No Other Duties, Etc. 170129 Treasury Services Agreements and Secured Hedge Agreements. 170129 Withholding Tax. 170130 Section 9.12 ARTICLE X. MISCELLANEOUS Section 10.01 Section 10.02 Section 10.03 Section 10.04 Section 10.05 Section 10.06 Section 10.07 Section 10.08 Section 10.09 Section 10.10 Section 10.11 Section 10.12 Section 10.13 Section 10.14 Section 10.15 Section 10.16 Section 10.17 Section 10.18 Section 10.19 Section 10.20 Section 10.21 Amendments, Etc. 171130 Notices; Effectiveness; Electronic Communications. 173132 No Waiver; Cumulative Remedies; Enforcement. 175135 Expenses; Indemnity; Damage Waiver. 176135 Payments Set Aside. 178137 Successors and Assigns. 178138 Treatment of Certain Information; Confidentiality. 184144 Setoff. 186145 Interest Rate Limitation. 186145 Counterparts; Effectiveness. 186146 Integration. 187146 Survival of Representations and Warranties. 187146 Replacement of Lenders. 187146 Severability. 188147 GOVERNING LAW. 188148 WAIVER OF RIGHT TO TRIAL BY JURY. 189148 Binding Effect. 189149 No Advisory or Fiduciary Responsibility. 190149 Lender Action. 190150 USA Patriot Act. 190150 Electronic Execution of Assignments and Certain Other Documents. 191150 ARTICLE XI. GUARANTEE Section 11.01 Section 11.02 Section 11.03 Section 11.04 Section 11.05 Section 11.06 Section 11.07 Section 11.08 Section 11.09 Section 11.10 The Guarantee. 191151 Obligations Unconditional. 192151 Reinstatement. 193152 Subrogation; Subordination. 193153 Remedies. 193153 Instrument for the Payment of Money. 194153 Continuing Guarantee. 194153 General Limitation on Guarantee Obligations. 194153 Release of Guarantors. 194154 Right of Contribution. 194154 -iv-1002217597 1001820109v3

Section 11.11 Section 11.12 Section 11.13 Subject to Intercreditor Agreement. 195[Reserved] 154 Keepwell. 195154 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. 195155 SCHEDULES 1.01A 1.01E 4.01(a) 5.08 5.09(b) 5.09(d) 5.12 6.13(a) 7.01(b) 7.02(b) 10.02 Commitments Existing Investments Post-Closing Requirements Ownership of Property Environmental Matters Environmental Actions Subsidiaries and Other Equity Investments Certain Collateral Documents Existing Liens Existing Indebtedness Administrative Agent’s Office, Certain Addresses for Notices EXHIBITS Form of A B C-1 C-2 C-3 D E F G-1G G-2 H I-1 I-2 J K L Committed Loan Notice Swing Line Loan Notice Term Note Revolving Credit Note Swing Line Note Compliance Certificate Assignment and Assumption Security Agreement[Reserved] Perfection Certificate[Reserved] Perfection Certificate Supplement Intercompany Note[Reserved] Intercreditor Agreement[Reserved] Second Lien Intercreditor Agreement[Reserved] United States Tax Compliance Certificate Solvency Certificate[Reserved] Loan Offer Provisions -v-1002217597 1001820109v3

CREDIT AGREEMENT This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 11, 2013, as amended by that certain first amendment dated as of November 2, 2015, among ACTIVISION BLIZZARD, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the Guarantors party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, the Swing Line Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A., as an L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”). PRELIMINARY STATEMENTS The Borrower has requested that (i) on the Closing2016 Refinancing Amendment Effective Date, the Initial Term Lenders lend to the Borrower Initial Term Loans in an initial principal amount of $2,500,000,000 in order to pay for the Stock Buy-Back and to finance costs and expenses incurred in connection with the Transaction2,875,000,000 for general corporate purposes and working capital needs, including, without limitation, to prepay loans outstanding under the Agreement, as in effect immediately prior to the effectiveness of the Refinancing Facilities Amendments (as defined in the Fifth Amendment) and (ii) from time to time, the Revolving Credit Lenders make Revolving Credit Loans and Swing Line Loans to the Borrower and the L/C Issuers issue on the account of the Borrower and its Subsidiaries Letters of Credit. In order to fund the 2015 Transactions, the Borrower has requested that the Original Tranche A Term Lenders lend to the Borrower Original Tranche A Term Loans in an initial principal amount of $2,300,000,000. Whereas the Borrower has requested that the Additional Tranche A Term Lenders lend to the Borrower Additional Tranche A Term Loans in an initial principal amount of $250,000,000. The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: 1002217597 1001820109v3

ARTICLE I. Definitions and Accounting Terms Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “2015 Acquisition” means the acquisition by Bidco of the Target Shares by way of Offer or Scheme and on the terms of the 2015 Acquisition Documents.has the meaning set forth in the definition of “2015 Transactions.” “2015 Acquisition Circular” means: (i) in relation to an Offer, the Offering Circular or (ii) in relation to a Scheme, the Scheme Circular. “2015 Acquisition Documents” means: (i) in relation to an Offer, each of the Offer Documents or (ii) in relation to a Scheme, each of the Scheme Documents. “2015 Closing Date” means the first date on which all the conditions precedent set forth in Section 4.02(b) shall be satisfied or waived in accordance with the terms of this Agreement and a Certain Funds Credit Extension is made under this Agreement. “2015 Revolving Credit Facility Effective Date” means the date of the initial funding of the Tranche A Term Loans provided that the Revolving Credit Commitments and Revolving Credit Loans, in each case, as defined in and as in effect under the Credit Agreement immediately prior to the date of such initial funding, if any, shall have been terminated and (if applicable) repaid in full prior to or substantially concurrently with such initial funding. “2015 Transaction Agreement” means the agreement to be entered into between the Target, the Borrower and Bidco providing for the parties participation in, and carriage of, the Scheme or as the case may be the Offer. “2015 Transactions” means, collectively, any or all of the following (whether taking place prior to, on or following the First Amendment Effective Date): (i) the entry into the: (i) the acquisition by a Subsidiary of the Borrower of King Digital Entertainment plc (the “2015 Acquisition Documents and the consummation of the 2015 Acquisition”), (ii) the entry into the First Amendment, any other amendment to the Creditamendments to the Agreement and/or other Loan Documents and/or any other financing arrangement (including any cash arrangement) in connection with the 2015 Acquisition and, in each case, if and as applicable, the incurrence of Indebtedness thereunder, (iii) the intercompany reorganization in connection with the 2015 Acquisition, (iv) the repayment of certain existing Indebtedness and (v) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing). 2 1002217597 1001820109v3

“2015 Transactions Investment” means any Investment in connection with the 2015 Transactions. “2016 Credit Agreement Amendment Effective Date” means the date on which the conditions of Section 1.7(c) of the Fifth Amendment are satisfied. “2016 Refinancing Amendment Effective Date” means the date on which the conditions of Section 1.7(a) of the Fifth Amendment are satisfied. “Accounting Opinion” has the meaning set forth in Section 6.01(a). “Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Act” means the Companies Act 2014 of Ireland (as amended). “Additional Lender” has the meaning set forth in Section 2.14(a). “Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.06(b)(iii)(B) for an assignment of Loans to such Additional Refinancing Lender and in the case of Other Revolving Credit Commitments with respect to the Revolving Credit Facility, the Swing Line Lender and L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender. “Adjusted Leverage Ratio Period” has the meaning set forth in Section 7.11. “Additional Tranche A Term Borrowing” means a borrowing consisting of simultaneous Additional Tranche A Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Additional Tranche A Term Lenders. “Additional Tranche A Term Commitment” means, as to any Additional Tranche A Term Lender, the aggregate of its Term Commitments in an aggregate amount not to exceed 3 1002217597 1001820109v3 the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Additional Tranche A Term Commitment.” “Additional Tranche A Term Facility” means the Additional Tranche A Term Commitments and the Additional Tranche A Term Loans. “Additional Tranche A Term Lender” means, at any time, any Lender that has an Additional Tranche A Term Commitment or an Additional Tranche A Term Loan at such time. “Additional Tranche A Term Loan” means a Loan made pursuant to Section 2.01(a)(III). “Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Affiliate Transaction” has the meaning set forth in Section 7.07(a). “Agent Parties” has the meaning set forth in Section 10.02(c). “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Syndication Agent. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this credit agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. “Amber Holding” means Amber Holding Subsidiary Co. “Announcement” means in the case of an Offer, the Offer Press Release and in the case of a Scheme, the Scheme Press Release. 4 1002217597 1001820109v3

“Anti-Terrorism Laws” has the meaning set forth in Section 5.15. “Applicable Existing Term Loan” has the meaning set forth in Section 2.16. “Applicable Indebtedness” has the meaning set forth in the definition of “Weighted Average Life to Maturity.” “Applicable Percentage” means with respect to any Revolving Credit Lender, the percentage (carried out to the ninth decimal place) of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. “Applicable Period” has the meaning set forth in the definition of “Applicable Rate.” “Applicable Rate” means a percentage per annum equal to: (a) with respect to Initial Term Loans, 2.50% in the case of Eurodollar Rate Loans and 1.50% in the case of Base Rate Loans; (b) with respect to Tranche A Term Loans, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the 2015 Closing Date pursuant to Section 6.01, (A) for Eurodollar Rate Loans, 2.00%, (B) for Base Rate Loans, 1.00% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Total Net Debt Ratio as setforthinthemostrecentComplianceCertificatereceivedby the Administrative Agent pursuant to Section 6.02(a): “Applicable Rate” means the following percentages per annum (less, in the case of Letter of Credit fees, the fronting fee payable in respect of the applicable Letter of Credit): (c) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the 2015 Revolving Credit Facility Effective Date pursuant to Section 6.01 , (A) for Eurodollar Rate Loans, 2.00%, (B) for Base Rate Loans, 1.00%, (C) for Letter of Credit fees, 2.00% and (D) for unused commitment fees, 0.250% and (ii) thereafter, the following percentages per annum (less, in the case of Letter of Credit fees, the fronting fee 5 1002217597 1001820109v3 Applicable Rate Eurodollar PricingConsolidated Total NetRate and Letter LevelDebt Ratioof Credit FeesBase Rate 1< 1.75:1.001.50%0.50% 2> 1.75:1.001.75%0.75% 3> 2.00:1.002.00%1.00% 4> 3.00:1.002.25%1.25%

payable in respect of the applicable Letter of Credit) , based upon the Consolidated Total Net Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a): Applicable Rate Consolidated Total Net Debt RatioCorporate Rating of Unused Revolving Credit Eurodollar Rate and Letter of Credit Fees Pricing Level Commitment Fee Rate Base Rate 13 < 1.75:1.00At least BBB-by 1.50% 0.50% 0.2500.20% S&P/Baa3 by Moody’s and not Level 1 or 2 24 > 1.75:1.00At least BB+ by 1.75% 0.75% 0.2500.25% S&P/Ba1 by Moody’s and not Level 1, 2 or 3 35 > 2.00:1.00Below Level 4 2.00% 1.00% 0.2500.35% For the purposes of the foregoing, “Corporate Rating” is the public, corporate credit rating of the Borrower or, if no such rating is available, the rating for the senior, unsecured, long-term indebtedness for borrowed money of the Borrower. For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a Corporate Rating (other than by reason of the circumstances referred to in the immediately preceding sentence or the penultimate sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Level 5; (ii) if the Corporate Rating 6 1002217597 1001820109v3 4> 3.00:1.002.25%1.25%0.250% 1At least BBB+ by1.125%0.125%0.125% S&P/Baa1 by Moody’s 2At least BBB by1.25%0.25%0.15%% S&P/Baa2 by Moody’s and not Level 1

established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the pricing shall be based on the higher of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the pricing shall be determined by reference to the Level next below that of the higher of the two ratings; and (iii) if the Corporate Rating established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in pricing shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of assigning corporate ratings, the Borrower and the Administrative Agent, in consultation with Lenders, shall negotiate in good faith to amend the pricing grid above to reflect such changed rating system or the unavailability of such ratings from such rating agency and, pending the effectiveness of any such amendment, the pricing shall be determined by reference to the rating most recently in effect prior to such change or cessation. For purposes of this paragraph, the term “pricing” shall refer collectively to “Eurodollar Rate and Letter of Credit Fees”, “Base Rate” and “Unused Revolving Credit Commitment Fee Rate” (as set forth in the pricing grid above). Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Secured Debt Ratio or the Consolidated Total Net Debt Ratio, as applicable, shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, upon the request of the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply up to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Consolidated Secured Debt Ratio or otherwise) at any time that this Agreement is in effect and any Loans or Commitments are outstanding such that the Applicable Rate for any period (an “Applicable Period”) should have been higher than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result 7 1002217597 1001820109v3 of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such demand. The Borrower’s Obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. “Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the relevant Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders. “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender. “Arrangers” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, in their capacities as lead arrangerarrangers and lead bookrunners. “Assigned Term Loan” has the meaning set forth in Section 10.06(i). “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignees” has the meaning set forth in Section 10.06(b). “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)(iii), and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent. “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel. “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of each of December 31, 2012 2015, 2014 and 2011 2013, respectively and the related audited consolidated statements of income, of changes in 8 1002217597 1001820109v3 shareholders’ equity and of cash flows for the Borrower and its Subsidiaries for the fiscal yearsyear ended December 31, 2012 2015, 2011 2014 and 2010, 2013 respectively. “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Amendment Effective Date” means the date on which the conditions of Section 1.4(b) of the Fourth Amendment are satisfied. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided that for purposes of this clause (c), the Base Rate (I) with respect to Initial Term Loans will be deemed not to be less than 1.75% and (II) shall otherwiseshall not be less than 0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Bidco” means ABS Partners C.V., a Dutch limited partnership, or any other Restricted Subsidiary of the Borrower designated in writing by the Borrower to the Administrative Agent that shall acquire the Target Shares in the 2015 Acquisition. “Bidco Change of Control” means Bidco ceasing to be a Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary. “Borrower” has the meaning set forth in the introductory paragraph to this Agreement. “Borrower Materials” has the meaning assigned to such term in Section 6.02. “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, an Initial Term Borrowing or a Tranche A Term Borrowing, as the context may require. 9 1002217597 1001820109v3

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar market. “Capital Stock” means: (a) in the case of a corporation or Irish incorporated limited liability company, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company (other than an Irish incorporated limited liability company), partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Closing Date. “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Leasecapital lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Closing Date. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries (for the avoidance doubt, this excludes software development costs in accordance with FASB guidance for costs of computer software to be sold, leased, or otherwise marketed under Accounting Standards Codification Subtopic 985-20). 10 1002217597 1001820109v3

“Capital Reduction” means, if the 2015 Acquisition proceeds by way of a Scheme, the proposed reduction of the share capital of the Target under Sections 84 and 85 of the Act, which forms part of the Scheme. “Cash Collateral” has the meaning specified in Section 2.03(g). “Cash Collateral Account” means a blocked account at Bank of America, N.A. (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent. “Cash Collateralize” has the meaning specified in Section 2.03(g). “Cash Equivalents” means: (a) United States dollars; (b) (A) euro, or any national currency of any participating member state of the EMU; or (B) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business; (c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition; (d) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks; (e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above; (f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof; (g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an 11 1002217597 1001820109v3 equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof; (h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above and (i) through (k) below); (i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; (j) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and (k) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA-(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “Certain Funds Covenant Event of Default” has the meaning set forth in Section 8.01(m). “Certain Funds Credit Extension” means any Tranche A Term Borrowing made or to be made during the Certain Funds Period. “Certain Funds Default” means (x) an Event of Default arising under any of the following clauses of Section 8.01: (a)(i), (ii) and (iii) (but in each case only with respect to any amount payable in respect of the Original Tranche A Term Facility), (b) (but only with respect to (A) Section 6.05(a), (B) if such Event of Default continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower, Sections 7.01, 7.02 and 7.04 and 12 1002217597 1001820109v3

(C) Sections 7.03 and 7.06), (d) (but only to the extent arising from a Certain Funds Representation), (f), (g), (i) (but only with respect to this Agreement (as amended by the First Amendment), the First Amendment and the Security Agreement (collectively, the “Covered Loan Documents”) and, in each case, only to the extent affecting the Original Tranche A Term Facility) or (m), in each case, solely to the extent arising with respect to the Borrower, Bidco or any direct or indirect parent company of Bidco that is a Wholly-Owned Subsidiary of the Borrower (each, a “Covered Person”) (and not, for the avoidance of doubt, with respect to or relating to any other Person or any procurement obligation of any Covered Person with respect to any other Person other than Bidco) or (y) the occurrence of a Bidco Change of Control. “Certain Funds Period” means the period beginning on the First Amendment Effective Date and ending on the earliest to occur of (a) the date on which the Offer or (if applicable) the Scheme lapses or is withdrawn (other than due to a switch between the Scheme and the Offer), (b) the Squeeze-Out Settlement Date, (c) the Scheme Settlement Date and (d) the Longstop Date, provided that, if (in the case of a Scheme) the Scheme Effective Date but not the Scheme Settlement Date has occurred on or before the Longstop Date, the Certain Funds Period shall be extended to the Scheme Settlement Date or, if (in the case of an Offer) the Offer Effective Date but not the Squeeze-Out Settlement Date has occurred on or before the Longstop Date, the Certain Funds Period shall be extended to the earlier of (x) the date falling 60 days after the Long Stop Date and (y) the Squeeze-Out Settlement Date. “Certain Funds Representations” means the representations and warranties contained in Sections 5.01(a), 5.01(b)(ii) (but solely with respect to the execution, delivery and performance of the Covered Loan Documents), 5.02(a), (b)(i) and (iii) (but in each case only with respect to the execution, delivery and performance of the Covered Loan Documents), 5.04 (but solely with respect to the Covered Loan Documents), 5.13, 5.15(a) (but solely with respect to compliance with the USA Patriot Act) and (e) (but solely with respect to the proceeds of the Tranche A Term Loans), 5.21 (but solely with respect to the second sentence thereof pertaining to the proceeds of the Tranche A Term Loans) and 5.22, in each case, solely as they relate to the Covered Persons (and not, for the avoidance of doubt, with respect to or relating to any other Person or any procurement obligation of any Covered Person with respect to any other Person other than Bidco), except with respect to such representations in Sections 5.01(a), 5.01(b)(ii), 5.02(a), (b)(i) and (iii) and 5.04 to the extent described above, which shall in each case be deemed to also refer to such representations and warranties as to any other Loan Parties party to the Covered Loan Documents. “CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “CFC Holdco” means a Domestic Subsidiary that has no material assets other than the equity or debt of one or more Foreign Subsidiaries that are CFCs. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or 13 1002217597 1001820109v3 issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means any of the following: (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person; (b) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Borrower; (c) the approval of any plan or proposal for the winding up or liquidation of the Borrower; or (d) a “change of control” (or similar event) shall occur under the Senior Notes, any Indebtedness for borrowed money permitted under Section 7.02 with an aggregate principal amount in excess of the Threshold Amount or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock. For purposes of this definition, any direct or indirect holding company of the Borrower shall not itself be considered a “Person” or “group” for purposes of clause (b) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company. “Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Initial Term Lenders or Tranche A or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Initial Term Commitments or Tranche A or Term Commitments, (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Initial Term Loans or Tranche A or Term Loans 14 1002217597 1001820109v3

and (d) when used with respect to Facilities, refers to whether such Facility is the Revolving Credit Facility, the Swing Line Sublimit, the Letter of Credit Sublimit, the Initial Term Facility or the Tranche A Term Facility. “Clean-up Period” means the period of 90 days from and including the 2015 Closing Date. “Closing Date” means October 11, 2013. “Closing Fee” has the meaning set forth in Section 2.09(b). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Collateral” means the “Collateral” as defined in the Security Agreement, all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets a Lien in which is granted or purported to be granted pursuant to any Collateral Documents. “Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent. “Collateral Documents” means, collectively, the Security Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, the Intellectual Property Security Agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties. “Collateral Suspension” has the meaning set forth in Section 9.09. “Commitment” means a Term Commitment or a Revolving Credit Commitment of any Class or of multiple Classes, as the context may require. “Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto. “Company Material Adverse Effect” means any fact, effect, change, event or circumstance that (i) materially adversely affects the business, financial condition or results of 15 1002217597 1001820109v3 operations of the Borrower and its Subsidiaries, taken as a whole; provided, however, that any fact, effect, change, event or circumstance arising from or related to (except, in the case of clauses (a), (b), (c), (d), (e), (f) or (i) below, to the extent disproportionately affecting the Borrower and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Borrower and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally, (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index), (d) changes required by United States generally accepted accounting principles or other accounting standards (or interpretations thereof), (e) changes in any laws or other binding directives issued by any governmental entity (or interpretations thereof), (f) changes that are generally applicable to the industries in which the Borrower and its Subsidiaries operate, (g) any failure by the Borrower to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Stock Purchase Agreement or any decline in the market price or trading volume of the Borrower’s stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded by another exception herein), (h) the public announcement or consummation of the Stock Buy-Back or any of the transactions contemplated by the Stock Purchase Agreement (including as to the identity of the parties thereto), (i) the occurrence of natural disasters or (j) any action required by the terms of the Stock Purchase Agreement or with the prior written consent or at the direction of the other parties thereto and the Arrangers, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, or (ii) would prevent the Borrower from consummating the transactions contemplated by the Stock Purchase Agreement. “Compliance Certificate” means (I) with respect to the Revolving Credit Facility prior to the 2015 Revolving Credit Facility Effective Date (if any), a certificate substantially in the form of Exhibit D-1 hereto and (II) with respect to the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility, a certificate substantially in the form of Exhibit D-2. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. 16 1002217597 1001820109v3

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (a) increased (without duplication) by: (A) provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus (B) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(A) through (a)(C) thereof, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus (C) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (D) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and the initial Credit Extensions hereunder, (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus (E) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs and excess pension 17 1002217597 1001820109v3 charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products; plus (F) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus (G) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus (H) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus (I) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 7.05(a)(3); plus (J) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 18 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); (b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-18 1002217597 1001820109v3 cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and (c) increased or decreased by (without duplication): (A) any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and (B) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk). “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (A) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (B) any expensing of bridge, commitment and other financing fees and (C) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus (b) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; less (c) interest income of such Person and such Subsidiaries for such period. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. “Consolidated Net Income” means, with respect to any Person for any period, the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, 19 1002217597 1001820109v3 and otherwise determined in accordance with GAAP; provided, however, that, without duplication: (a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded, (b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, including changes from international financial reporting standards to United States financial reporting standards, (c) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, (d) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded, (e) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary in respect of such period, (f) solely for the purpose of determining the amount available for Restricted Payments under Section 7.05(a)(3), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein, 20 1002217597 1001820109v3

(f) [reserved], (g) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (h) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded, (i) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, (j) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded (k) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transaction and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and (l) any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the “Summary Historical and Pro formaForma Financial Information” under “Summary” in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable during such period, shall be included. Notwithstanding the foregoing, for the purpose of Section 7.05 only (other than Section 7.05(a)(3)(D)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted pursuant to Section 7.05(a)(3)(D). 21 1002217597 1001820109v3

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Net Debt of the Borrower and its Restricted Subsidiaries on such date that is secured by Liens, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which financial statements are available. “Consolidated Total Net Debt” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money and Attributable IndebtednessCapitalized Lease Obligations, less up to $1,000,000,000 of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date of determination; provided that only 50% of the cash and Cash Equivalents of Foreign Subsidiaries will be included in this calculation; provided, further that for purposes of determining the Consolidated SecuredTotal Net Debt Ratio for purposes of SectionsSection 2.14 and 7.02(b)(20) only, the cash proceeds of any Incremental Term Loan, and/or Revolving Commitment Increase and/or Permitted Debt Offering shall not be deemed to be included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. “Consolidated Total Net Debt Financial Covenant Event of Default” has the meaning specified in Section 8.01(b). “Consolidated Total Net Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Net Debt of the Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which financial statements are available. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds: (A)for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or 22 1002217597 1001820109v3

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” has the meaning specified in the definition of “Affiliate.” “Court” means the High Court of Ireland. “Court Meeting” means, if the 2015 Acquisition proceeds by way of a Scheme, the meeting(s) of the holders of the Target Shares or any adjournment thereof to be convened by an order of the Court pursuant to section 453 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment), together with any meeting held as a result of an adjournment or reconvention by the Court thereof. “Court Orders” means, if the 2015 Acquisition proceeds by way of a Scheme, the order(s) of the Court sanctioning the Scheme under section 453 of the Act and confirming the Capital Reduction under sections 84 and 85 of the Act. “Covered Loan Documents” has the meaning set forth in the definition of “Certain Funds Default.” “Covered Person” has the meaning set forth in the definition of “Certain Funds Default.” “Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness unsecured Indebtedness or, if the Obligations are then secured, any Indebtedness secured by the same collateral on a pari passu basis with the Obligations, in each case, incurred pursuant to a Refinancing Amendment (other than any Credit Agreement Refinancing Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral)and, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension, (ii) such Indebtedness has a maturity no earlier, and a Weighted Average Life to 23 1002217597 1001820109v3

Maturity equal to or greater, than the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums, financial covenant (solely with respect to the Other Revolving Credit Commitments established on the 2015 Revolving Credit Facility Effective Date (if any)) and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt (taken as a whole) being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, examination, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Declined Proceeds” has the meaning set forth in Section 2.05(b)(v). “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws. “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within onetwo (12) Business Day of the date required to be funded by it hereunder, unless subsequently cured, unless, in the case of this clause (a), such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not 24 1002217597 1001820109v3 been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, examiner, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization, examination or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) an undisclosed administration pursuant to the laws of the Netherlands, or (f) has, or has a direct or indirect parent company that has become, the subject of a Bail-in Action. In the event and on the date that each of the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall no longer be considered a Defaulting Lender. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with an Disposition that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. “Designated Preferred Stock” means Preferred Stock of the Borrower (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 7.05(a)(3). “Disposition” or “Dispose” means: (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or 25 1002217597 1001820109v3

any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.02), whether in a single transaction or a series of related transactions. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Latest Maturity Date at the time of issuance of such Capital Stock or the date such Loans are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Dollar” and “$” mean lawful money of the United States. “Domestic Cash” has the meaning set forth in Section 4.01(a)(xii). “Domestic Subsidiary” means any Subsidiary of the Borrower that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electing Lender” has the meaning specified in Section 2.16(f)(i). “Eligible Assignee” has the meaning set forth in Section 10.06(a). 26 1002217597 1001820109v3

“EMU” means economic and monetary union as contemplated in the Treaty on European Union. “Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower (excluding Disqualified Stock), other than: (a) public offerings with respect to any such Person’s common stock registered on Form S-8; (b) issuances to any Subsidiary of the Borrower; and (c) Refunding Capital Stock. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA. “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standards under 27 1002217597 1001820109v3

Section 412 of the code or Section 302 of ERISA, whether or not waived; (c) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate with respect to any Pension Plan or Multiemployer Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “euro” means the single currency of participating member states of the EMU. “Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided further that the Eurodollar Rate with respect to Initial Term Loans and Tranche A Term Loans that bear 28 1002217597 1001820109v3 interest at a rate based on clause (a) of this definition will be deemed not to be less than (I) 0.75% per annum with respect to Initial Term Loans and (II) 0% with respect to the Tranche A Term Loans; provided further that the Eurodollar Rate for Revolving Credit Loans that bear interest at a rate based on clauses (a) and (b) of this definition will be deemed not to be less than 0%. “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate. “Event of Default” has the meaning specified in Section 8.01. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Subsidiary of the Borrower that does not have assets (after intercompany eliminations) in excess of $50,000,000 or annual revenues in excess of $25,000,000, in each case as determined as of the date of the most recent financial statements delivered pursuant to Section 6.01(a), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations or would require the approval, consent, license or authorization of any Governmental Authority in order to guarantee the Obligations (unless such approval, consent, license or authorization has been received) (or in the case of any future acquisition, of the acquired company and as in effect as of the closing date of such acquisition), so long as, in the case of any such Contractual Obligation, such prohibition is not incurred in contemplation of such acquisition, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisitionpermitted acquisition that has Indebtedness permitted by Section 7.02(b)(13) and each Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent such secured Indebtedness prohibits such Restricted Subsidiary from guaranteeing the Obligations; provided (x) such Indebtedness was not incurred in contemplation of such acquisition and (y) that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any special purpose entity, including any Receivables Subsidiary, (g) any Foreign Subsidiary, (h) any Unrestricted Subsidiary, (i) any CFC Holdco, (j) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC and (k) Amber Holding. “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at 29 1002217597 1001820109v3

the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payments to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Tax on such recipient’s net income or profits (or franchise Tax imposed in lieu of a Tax on net income or profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable Lending Office in such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction, other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), (b) any branch profits tax under Section 884(a) of the Code, or any similar tax, imposed by any other jurisdiction described in (a), (c) with respect to any Loan made by a Foreign Lender other than any Foreign Lender becoming a party hereto pursuant to the Borrower’s request under Section 10.13), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding tax pursuant to Section 3.01, (d) any withholding tax attributable to such recipient’s failure to comply with Section 3.01(d) or (e) any U.S. federal withholding tax imposed pursuant to FATCA. “Executive Order” has the meaning set forth in Section 5.15. “Extended Revolving Credit Commitment” has the meaning set forth in Section 2.16. “Extended Term Loan” has the meaning set forth in Section 2.16. “Extending Lender” has the meaning set forth in Section 2.16. “Extension” has the meaning set forth in Section 2.16. “Facility” means the Initial Term Commitments and the Initial Term Loans (the “Initial Term Facility”), the Tranche A Term Commitments and the Tranche A Term Loans (the “Tranche A Term Facility”), the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (and any amended or successor version that is substantively comparable and not materially 30 1002217597 1001820109v3 more onerous to comply with), any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and, any current or future Treasury regulations or other official administrative interpretations thereof, any intergovernmental agreement implementing any of the foregoing and any fiscal or regulatory legislation, rules or administrative guidance implementing any such intergovernmental agreement. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. “FirstFifth Amendment” means the FirstFifth Amendment, dated as of November 2August 23, 20152016, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent, the Tranche A Term (as defined in the Agreement, as in effect immediately prior to the effectiveness of the Credit Agreement Amendment (as defined in the Fifth Amendment)) and the Lenders party thereto and the other Lenders party thereto. “First Amendment Effective Date” means November 2, 2015. “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense of such Person for such period; plus (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; plus (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period. “Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vii). 31 1002217597 1001820109v3

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vii). “Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code. “Foreign Plan” means any employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Subsidiary with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws). “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary. “Fourth Amendment” means the Fourth Amendment, dated as of March 31, 2016, by and among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Additional Tranche A Term Lender and the other Lenders party thereto. “Fourth Amendment Effective Date” means the date on which the conditions of Section 1.4(a) of the Fourth Amendment are satisfied. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Further Election” has the meaning specified in Section 2.16(f)(i). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such 32 1002217597 1001820109v3 change shall have become effective and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. “General Meeting” means the extraordinary general meeting of the Target shareholders (and any adjournment thereof) to be convened in connection with the Scheme. “Governmental Authority” means any nation or government, any state, county, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Granting Lender” has the meaning specified in Section 10.06(g). “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. “Guaranteed Obligations” has the meaning specified in Section 11.01. “Guarantors” means (a) the Restricted Subsidiaries of the Borrower as of the Closing Date and those Restricted Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11, in each case, other than Excluded Subsidiaries and (b) with respect to (i) Secured HedgingHedge Agreements or Treasury Services Agreements owing by any Loan Party (other than the Borrower) and (ii) the payment and performance by each Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12) of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower. “Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Environmental Law. “Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Loan Party and any Hedge Bank. “Hedge Bank” means any Person that is the Administrative Agent, an Arranger or a Lender or an Affiliate of the Administrative Agent, an Arranger, or a Lender on the Closing Date or at the time it enters into a Secured Hedge Agreement or a Treasury Services 33 1002217597 1001820109v3

Agreement, as applicable, in its capacity as a party thereto, and (other than a Person already party hereto as a Lender) deliversas designated by the Borrower in writing to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Collateral Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Section 10.15 as if it were a Lender. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies. “Honor Date” has the meaning set forth in Section 2.03(c)(i). “IFRS” means international accounting standards as promulgated by the International Accounting Standards Board. “Incremental Amendment” has the meaning set forth in Section 2.14(a). “Incremental Assumption Agreement” means an Assumption Agreement among the Borrower and one or more Extending Lenders entered into pursuant to Section 2.16 and acknowledged by the Administrative Agent. “Incremental Facility” has the meaning set forth in Section 2.14(a). “Incremental Term Loans” has the meaning set forth in Section 2.14(a). “Indebtedness” means, with respect to any Person, without duplication: (a) any indebtedness (including principal and premium) of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof); (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (x) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (z) liabilities accrued in the ordinary course of business; or 34 1002217597 1001820109v3

(iv) representing any Hedging Obligations; if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities. “Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. “Indemnitees” has the meaning set forth in Section 10.04. “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged. “Information” has the meaning set forth in Section 10.07. “Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Initial Term Lenders. “Initial Term Commitment” means, as to any Initial Term Lender, the aggregate of its Term Commitments in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Initial Term Commitment.” “Initial Term Facility” has the meaning specified in the definition of “Facility.” “Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time. 35 1002217597 1001820109v3

“Initial Term Loan” means a Loan made pursuant to Section 2.01(a)(I). “Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(iii). “Intercreditor Agreement” means a first lien intercreditor agreement substantially in the form of Exhibit I-1 hereto, among the Administrative Agent, the Collateral Agent and the representatives for any Additional First Lien Secured Parties (as defined therein) (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made. “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurodollar Rate Loan, twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency. 36 1002217597 1001820109v3

“Investment Grade Securities” means: (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and (d) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05: (a) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Borrower) of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (A) the Borrower’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less (B) the portion (proportionate to the Borrower’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer as determined in good faith by the Borrower. 37 1002217597 1001820109v3

“IP Rights” has the meaning set forth in Section 5.16. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit. “L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof. “L/C Issuer” means Bank of America and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.06(h), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. “Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan Commitment, any Other Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender,” together with, in each case, any Affiliate of any such financial institution 38 1002217597 1001820109v3 through which such financial institution elects, by notice to the Administrative Agent, to make any Loans available to the Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 10.01 of this Agreement, the financial institution making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such Affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding). “Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02. “Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer. “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. “LIBOR” has the meaning specified in the definition of “Eurodollar Rate.” “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien. “Limited Collateral Release Condition” has the meaning set forth in Section 9.09. 39 1002217597 1001820109v3

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of an Initial Term Loan, a Tranche Aa Term Loan, a Revolving Credit Loan or a Swing Line Loan. “Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, and (iii) the Collateral Documents, (iv) the Intercreditor Agreement (if any), (v) the Second Lien Intercreditor Agreement (if any) and (vi) amendments of and joinders to any Loan Documents that are deemed pursuant to their terms to be Loan Documents for purposes hereof. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Longstop Date” means the date falling nine months after the First Amendment Effective Date. “Margin Stock” has the meaning specified in Section 5.13(a). “Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under this Agreement or (c) the material rights and remedies of the Administrative Agent and the Lenders under this Agreement. For purposes of determining the satisfaction or waiver of the conditions set forth in Section 4.02(b) and Section 4.03 (including, without limitation, for purposes of any Certain Funds Representation qualified by a Material Adverse Effect made during the Certain Funds Period) and for purposes of Section 5.22 and Section 6.20, “Material Adverse Effect” shall be deemed to refer solely to a material adverse effect on the material rights and remedies of the Tranche A Term Lenders in connection with the 2015 Acquisition. “Maturity Date” means (i) with respect to the Initial Term Loans and the Tranche A Term Loans, October 11, 2020 and (ii) with respect to the Revolving Credit Facility, October 11, 2020August 23, 2021; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeedingpreceding such day. “Maximum Incremental Facilities Amount” means, at any date of determination, (A) the amount of Indebtedness (if any) such that, after giving pro forma effect to the incurrence of such amount, the Consolidated Secured Debt Ratio would not exceed 2.00 to 1.00 (assuming (a) the Indebtedness being incurred or committed as of such date of determination (and the Indebtedness previously incurred in reliance on this clause (A) which is still outstanding on such date) would be included in the definition of Consolidated Secured Debt Ratio, whether or not such Indebtedness would otherwise be so included and (b) with respect to any Revolving Commitment Increase, including any previously established Revolving Commitment Increase, assuming a borrowing of the maximum amount of Revolving Credit Loans available thereunder), plus (B) (I)(x) the sum of (1) all voluntary prepayments of Term Loans and (2) all voluntary prepayments of Revolving Credit Loans to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, on or prior to the date of incurrence of such amount, plus (y) $750,000,000, minus 40 1002217597 1001820109v3

(II) the sum of (i) the aggregate principal amount of Incremental Term Loans and Revolving Commitment Increases incurred pursuant to Section 2.14(a) prior to such date and (ii) the aggregate principal amount of Indebtedness pursuant to a Permitted Debt Offering incurred pursuant to Section 7.02(b)(20) prior to such date.Borrower would be in compliance with financials covenants set forth in Section 7.11 on a Pro Forma Basis. “Maximum Rate” has the meaning specified in Section 10.09. “Minimum Acceptance Condition” means receipt by Bidco of such number of acceptances (that may not be withdrawn) from the shareholders of the Target pursuant to an Offer which, once settled, would result in Bidco holding at least 80% in value of the voting shares in the Target on a fully diluted basis. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” has the meaning specified in Section 6.11(c). “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends. “Net Proceeds” means: (a) 100% of the cash proceeds actually received by the Borrower or any of its Restricted Subsidiaries from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and Credit Agreement Refinancing Indebtedness) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such 41 1002217597 1001820109v3 reduction); provided, that, if the Borrower intends to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12-month period and 180 days from the entry into such Contractual Obligation, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso) and (b) “Net Proceeds” means 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded. “New Facility” has the meaning set forth in Section 10.01. “New Revolving Amount” has the meaning specified in Section 2.16(f)(i). “New Revolving Commitment Lenders” has the meaning specified in Section 2.16(f)(i). “New Revolving Credit Commitment” has the meaning specified in Section 2.16(f)(i). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Electing Lender” has the meaning specified in Section 2.16(f)(i). “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii). “Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require. 42 1002217597 1001820109v3

“Notes Offering Memorandum” means the Offering Memorandum dated as of September 12, 2013 relating to the Senior Notes. “NPL” means the National Priorities List under CERCLA. “Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of any Loan Party arising under any Secured Hedge Agreement or any Treasury Services Agreement, excluding, in the case of both (x) and (y), with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or Subsidiary under any Loan Document and (b) the obligation of any Loan Party or Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with this Agreement. “obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness. “OFAC” has the meaning specified in Section 5.15. “Offer” means a public offer to be made by Bidco to all shareholders of the Target (other than Bidco and its subsidiaries) to acquire some or all of the Target Shares as outlined in the Offer Press Release. “Offer Closing Certificate” means in respect of an Offer, a certificate from the Borrower confirming that: (a) the Minimum Acceptance Condition has been satisfied; and (b) all other conditions (except for any condition relating to the payment of the consideration in respect of the 2015 Acquisition) of the Offer 43 1002217597 1001820109v3

have been satisfied or waived (and, to the extent waived, confirming that any such waiver does not, or will not upon becoming effective, constitute a Certain Funds Default). “Offer Documents” means the 2015 Transaction Agreement, the Offering Circular, the Offer Press Release, any other announcement, press release or circular issued or filed by Bidco in connection with an Offer, any other document dispatched to the shareholders of the Target generally in relation to an Offer by Bidco, and any other document designated as such by the Administrative Agent and the Borrower in writing. “Offer Effective Date” means, if the 2015 Acquisition proceeds by way of an Offer, the date on which the Offer is declared unconditional in all respects by Bidco. “Offer Press Release” means the press announcement in the form agreed with the Tranche A Arrangers to be made by Bidco pursuant to Rule 2.5 of the Takeover Rules (in a manner amended from time to time in a manner permitted by this Agreement). “Offering Circular” means, if the 2015 Acquisition proceeds by way of an Offer, any public offer document issued or to be issued by Bidco to the shareholders of the Target in connection with an Offer setting out the terms of the Offer (including any amendments, revisions or extensions thereof). “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Original Tranche A Arrangers” means Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman Sachs Bank USA, in their capacities as lead arrangers and lead bookrunners with respect to the Original Tranche A Term Facility. “Original Tranche A Term Borrowing” means a borrowing consisting of simultaneous Original Tranche A Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Original Tranche A Term Lenders. “Original Tranche A Term Commitment” means, as to any Original Tranche A Term Lender, the aggregate of its Term Commitments in an aggregate amount not to exceed 44 1002217597 1001820109v3 the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Original Tranche A Term Commitment.” “Original Tranche A Term Facility” means the Original Tranche A Term Commitments and the Original Tranche A Term Loans. “Original Tranche A Term Lender” means, at any time, any Lender that has an Original Tranche A Term Commitment or an Original Tranche A Term Loan at such time. “Original Tranche A Term Loan” means a Loan made pursuant to Section 2.01(a)(II). “Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(i). “Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment. “Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment. “Other Taxes” has the meaning specified in Section 3.01(b). “Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment. “Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment. “Outstanding Amount” means (a) with respect to the Initial Term Loans, Tranche A Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Initial Term Loans, Tranche A Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. “Participant” has the meaning specified in Section 10.06(d). “Participant Register” has the meaning set forth in Section 10.06(d). 45 1002217597 1001820109v3

“PBGC” means the Pension Benefit Guaranty Corporation. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years. “Perfection Certificate” means a certificate in the form of Exhibit G-1 hereto or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise. “Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit G-2 hereto or any other form approved by the Collateral Agent. “Permitted Acquisition” means any Investment permitted under clause (c) of the definition of Permitted Investments. “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with Section 7.04. “Permitted Debt Offering” means any issuance of senior secured or junior secured or unsecured Indebtedness by any Loan Party after the Closing Date through an incurrence of term loans or through a public offering or private issuance of debt securities under Rule 144A or Regulation S under the Securities Act, or otherwise, provided that, (a) such Indebtedness may be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations (other than any Permitted Debt Offering Indebtedness incurred in the form of term loans, which shall not be secured by a first priority Lien on the Collateral), or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations or may be unsecured; (b) such Permitted Debt Offering Indebtedness is not secured by any collateral other than the Collateral securing the Obligations; (c) such Permitted Debt Offering Indebtedness does not mature on or prior to the Latest Maturity Date of, or have a shorter Weighted Average Life to Maturity than, the Term Loans; (d) the covenants, events of default, guarantees, collateral and other terms of such Permitted Debt Offering Indebtedness (other than interest rate and redemption premiums) taken as a whole, are not more restrictive to the Loan Parties than those set forth in this Agreement (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Permitted Debt Offering, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Facility); (e) a certificate of a Responsible Officer of the issuing Loan Party delivered to the Administrative Agent at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the issuing Loan Party 46 1002217597 1001820109v3 has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements; and (f) no Loan Party or any Subsidiary of a Loan Party (other than the Borrower or a Guarantor) is a guarantor or borrower under such Permitted Debt Offering Indebtedness. Notes issued by any Loan Party in exchange for any Indebtedness issued in connection with a Permitted Debt Offering in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Permitted Debt Offering Indebtedness shall also be considered a Permitted Debt Offering. “Permitted Investments” means: (a) any Investment in the Borrower or any of its Restricted Subsidiaries; provided, that any Investment by the Loan Parties in non-Loan Parties pursuant to this clause (a) (other than any 2015 Transactions Investment), together with, but without duplication of, Investments made by Loan Parties in non-Loan Parties pursuant to clause (c) below, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value); (b) Securities; any Investment in Cash Equivalents or Investment Grade (c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if, as a result of such Investment: (i) such Person becomes a Restricted Subsidiary, or such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary; provided, that any Investment by the Loan Parties in a Person that becomes a non-Loan Party pursuant to this clause (c) (other than any 2015 Transactions Investment made to effect the 2015 Acquisition, or made substantially concurrently with the consummation of the 2015 Acquisition, in connection with the 2015 Transactions), together with, but without duplication of, Investments made by Loan Parties in non-Loan Parties pursuant to clause (a) above, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value); 47 1002217597 1001820109v3

, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer; (ii) except in the case of any Investment made in connection with the 2015 Transactions, no Event of Default shall exist either immediately before or after such purchase or acquisition; and (iii) Section 6.11 shall be complied with respect to such newly acquired Restricted Subsidiary and property. (d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to the provisions described under Section 7.04 or any other disposition of assets not constituting an Disposition; (e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date and set forth on Schedule 1.01E or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Closing Date or (y) as otherwise permitted under this Agreement; (f)any Investment acquired by the Borrower or any of its Restricted Subsidiaries: (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or (ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (g) Hedging Obligations permitted under Section 7.02(b)(9); (h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.05(a)(3); (i) guarantees of Indebtedness permitted under Section 7.02; 48 1002217597 1001820109v3

(j) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5) and (9) thereof); (k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, or other similar assets in the ordinary course of business or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (l) additional Investments having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $300,000,000 and (y) 2.50% of Total Assets not otherwise permitted hereunder, provided that at the time of any such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);, (x) no Specified Default or Event of Default shall be continuing or would occur as a consequence thereof and (y) the Borrower shall be in compliance with the financial covenant set forth in Section 7.11 on a Pro Forma Basis; (m) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Receivables Facility or any repurchases in connection therewith; (n) advances to, or guarantees of Indebtedness of, employees not in excess of $20,000,000 outstanding at any one time, in the aggregate; and (o) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower. “Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of Credit Agreement Refinancing Indebtedness, (iii) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to 49 1002217597 1001820109v3 the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Liens” has the definition assigned to such term in Section 7.01. “Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent). “Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (v) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered an Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor. “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions. 50 1002217597 1001820109v3

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. “Platform” has the meaning assigned to such term in Section 6.02. “Pre-Effectiveness” has the meaning specified in Section 2.16(f)(ii). “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Pro Forma Basis” and “Pro Forma Compliance” mean, with respect to compliance with any test or covenant hereunder, that to the extent applicable, shall have been calculated in accordance with Section 1.08. “Pro Rata Extension Offer” has the meaning set forth in Section 2.16. “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. “Public Lender” has the meaning assigned to such term in Section 6.02. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualifying Acquisition” has the meaning set forth in Section 7.11. “Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of operations and cash flows of the Borrower for the fiscal quarters quarter ended March 31, 2013 and June 30, 2013 2016. 51 1002217597 1001820109v3

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be. “Ratio Calculation Date” has the meaning set forth in Section 1.08(b). “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility. “Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto. “Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.” “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15. “Refinancing Indebtedness” has the meaning set forth in Section 7.02(b)(12). “Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same yield 52 1002217597 1001820109v3

(taking into account any applicable interest rate margin, original issue discount, up-front fees and any LIBOR “floor”) and amortization schedule. “Refunding Capital Stock” has the meaning set forth in Section 7.05(b)(2). “Register” has the meaning set forth in Section 10.06(c). “Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Rejection Notice” has the meaning set forth in Section 2.05(b)(v). “Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business,; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment. “Relevant Default” has the meaning set forth in Section 8.01. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived. “Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Repricing Transaction” means the prepayment (including repricings or refinancings) of all or a portion of the Term Loans with proceeds from the incurrence by the Borrower of any new Indebtedness having a yield (taking into account any applicable interest rate margin, original issue discount, up-front fees and any LIBOR “floor”) that is less than the yield of the applicable Term Loans (excluding any prepayments, repricings or refinancings in connection 53 1002217597 1001820109v3 with a Change of Control), including without limitation, as may be effected through any amendment to this Agreement relating to the yield of the applicable Term Loans. “Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice. “Required Class Lenders” means, as of any date of determination, Lenders of a Class having more than 50% of the sum of the (a) Total Outstandings (with, in the case of the Revolving Credit Facility, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) for all Lenders of such Class and (b) aggregate unused Commitments of all Lenders of such Class; provided that the unused Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender of such Class shall be excluded for purposes of making a determination of Required Class Lenders. “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director, company secretary, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Borrower, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Agreement and that is secured by such cash or Cash Equivalents. “Restricted Investment” means any Investment other than a Permitted Investment. “Restricted Payment” has the meaning set forth in Section 7.05(a). “Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; 54 1002217597 1001820109v3 provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” “Revolving Commitment Increase” has the meaning set forth in Section 2.14(a). “Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(a). “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period and currency made by each of the Revolving Credit Lenders of such Class pursuant to any clause of Section 2.01(b). “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $250,000,000 on the Closing 2016 Refinancing Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. “Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the amount of the L/C Obligations and the Swing Line Obligations at such time. “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time. “Revolving Credit Loans” has the meaning specified in Section 2.01(b). “Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower. “Revolving Pro Rata Extension Offers” has the meaning specified in Section 2.16(a). 55 1002217597 1001820109v3

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business. “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing. “Same Day Funds” means immediately available funds. “Sanction(s)” means any international all economic sanction or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority. “Scheme” means a scheme of arrangement made pursuant to Chapter 1 Part 9 of the Act which is or may be proposed by the Target to its shareholders pursuant to which Bidco will become, except with respect to the Euro Deferred Shares (as defined in the 2015 Transaction Agreement), the only shareholder of the Target as outlined in the Scheme Press Release with or subject to any modification, addition or condition approved or imposed by the Court. “Scheme Circular” means a document issued by or on behalf of the Target to shareholders of the Target setting out the proposals for the Scheme stating the recommendation of the Scheme to the shareholders of Target by the board of directors of Target including the notice of General Meeting and the Court Meeting. “Scheme Documents” means the Scheme Circular together with the notices of the Court Meeting and General Meeting which accompany that Scheme Circular, the Scheme Press Release, the 2015 Transaction Agreement, the Scheme Resolutions, any other document dispatched by or on behalf of the Target to its shareholders in connection with the Scheme, and any other document designated as such by the Administrative Agent and the Borrower in writing. “Scheme Effective Date” means, if the 2015 Acquisition proceeds by way of a Scheme, the date on which the Court Orders are filed with the Registrar of Companies in Ireland and the Scheme becomes effective in accordance with Irish law. “Scheme Press Release” means the press announcement in the form agreed with the Tranche A Arrangers to be made by Bidco pursuant to Rule 2.5 of the Takeover Rules (in a manner amended from time to time in a manner permitted by this Agreement) to announce the terms of the 2015 Acquisition and confirming that, as at the date of such press release, the 2015 Acquisition was recommended to the Target shareholders by its board of directors. “Scheme Resolutions” means, if the 2015 Acquisition proceeds by way of a Scheme, the resolutions of the Target shareholders for the implementation of the Scheme referred to and substantially in the form to be set out in the Scheme Circular. 56 1002217597 1001820109v3

“Scheme Settlement Date” means the date which falls 14 days after the Scheme Effective Date. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means the Second Amendment, dated as of November 13, 2015, by and among the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto. “Second Amendment Effective Date” means the date on which the conditions of Section 1.5(a) of the Second Amendment are satisfied. “Second Lien Intercreditor Agreement” means an intercreditor agreement substantially (if applicable, subject to a customary standstill period, of not less than 180 days) in the form of Exhibit I-2 hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof. “Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Loan Party and any Hedge Bank. “Secured Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien. “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02. “Securities Act” means the Securities Act of 1933, as amended. “Security Agreement” has the meaning specified in Section 4.01(a)(iii). “Senior Indebtedness” means: (a) all Indebtedness of the Borrower or any Guarantor outstanding under this Agreement and related Guarantees, the Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, 57 1002217597 1001820109v3 indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (b) all Hedging Obligations (and guarantees thereof) owing to a Hedge Bank, provided that such Hedging Obligations are permitted to be incurred under the terms of this Agreement; (c) any other Indebtedness of the Borrower or any Guarantor permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations, the Senior Notes or any related Guarantee; and (d) all obligations with respect to the items listed in the preceding clauses (a), (b) and (c); provided, however, that Senior Indebtedness shall not include: (A) any obligation of such Person to the Borrower or any of its Subsidiaries; (B) any liability for federal, state, local or other taxes owed or owing by such Person; (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred under this Agreement shall not be excluded pursuant to this clause (C); (D) any Indebtedness or other obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or (E) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement. “Senior Notes” means (A) $1,500,000,000 in aggregate principal amount of the Borrower’s 5.625% senior unsecured notes due 2021 and (B) $750,000,000 in aggregate principal amount of the Borrower’s 6.125% senior unsecured notes due 2023. “Senior Notes Indenture” means the Indenture for the Senior Notes, dated September 19, 2013, between the Borrower, Wells Fargo Bank, National Association, as trustee, and the other entities from time to time party thereto, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement. 58 1002217597 1001820109v3

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Closing2016 Credit Agreement Amendment Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities, (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the projections delivered to the Administrative Agent and the Lenders) and are proposed to be conducted following the Closing Date and (e) such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable laws relating to fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SPC” has the meaning specified in Section 10.06(g). “Specified Default” means a Default under clauses (a), (f) or (g) of Section 8.01. “Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, merger, amalgamation, consolidation, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”. “Squeeze-Out” means any procedure under the Act for the compulsory acquisition by Bidco of any minority shareholders in the Target whether initiated by Bidco or any minority shareholder in the Target. “Squeeze-Out Date” means the first date (if any) on which Bidco shall be entitled pursuant to the Offer to apply the Squeeze-Out procedures in respect of those Target Shares that have not been assented to the Offer. “Squeeze-Out Settlement Date” means the date on which the cash consideration is paid to Target shareholders in relation to the Squeeze-Out. 59 1002217597 1001820109v3

“Stock Buy-Back” means the purchase by the Borrower of approximately 428,676,471 shares of the capital stock of the Borrower via the purchase of Amber Holding, which will hold such stock on or prior to the Closing Date, pursuant to the Stock Purchase Agreement. “Stock Purchase Agreement” means, the Stock Purchase Agreement, dated as of July 25, 2013, by and among the Borrower, ASAC II LP, an exempted limited partnership organized under the laws of the Cayman Islands and Vivendi, S. A. “Subordinated Indebtedness” means: (a) any Indebtedness of the Borrower which is by its terms subordinated in right of payment to Senior Indebtedness, and (b) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of Senior Indebtedness. “Subordinated Indebtedness Documentation” means any documentation governing any Subordinated Indebtedness. “Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity but including any Irish incorporated limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company (other than an Irish incorporated limited liability company) or similar entity of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. “Successor Company” has the meaning specified in Section 7.03(d). “Survey” means a survey of any Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform 60 1002217597 1001820109v3 surveys in the jurisdiction where such Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property or any easement, right of way or other interest in the Real Property has been granted or become effective through operation of law or otherwise with respect to such Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 30 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the subject Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the title company to issue a Title Policy or (b) otherwise reasonably acceptable to the Collateral Agent. “Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap. “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04. “Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04. “Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor or additional swing line lender hereunder. 61 1002217597 1001820109v3

“Swing Line Loan” has the meaning specified in Section 2.04(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans. “Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding. “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments. “Syndication Agent” means J.P. Morgan Securities LLC, as syndication agent. “Takeover Panel” means the Irish Takeover Panel. “Takeover Rules” means the Irish Takeover Panel Act 1997 and the Takeover Rules 2013 of Ireland, as amended and in force from time to time. “Target” means King Digital Entertainment plc, a public limited company incorporated in Ireland. “Target Shares” means the issued shares in the capital of the Target (including any shares of the Target issued prior to completion of the 2015 Acquisition) to the extent not cancelled as part of the Scheme, if the 2015 Acquisition proceeds by way of a Scheme, other than the Euro Deferred Shares (as defined in the 2015 Transaction Agreement). “Taxes” means any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto. “Term Borrowing” means an Initial Term Borrowing or a Tranche A Term Borrowing, as the context may require.a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders. “Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan, an Original Tranche A Term Loan and an Additional Tranche Aa Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Initial Term 62 1002217597 1001820109v3

Commitment,” “Original Tranche A Term Commitment” or “Additional Tranche A Term Commitment,” as applicable, or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of (I) the Initial Term Commitment is $2,500,000,000, (II) the Original Tranche A Term Commitment is $2,300,000,000 and (III) the Additional Tranche A Term Commitment is $250,000,000Commitments is $2,875,000,000. “Term Facility” has the meaning set forth in the definition of “Facility.” “Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time. “Term Loan” means a Loan made pursuant to Section 2.01(a). “Term Loan B Standstill Period” has the meaning specified in Section 8.01(b). “Term Note” means a promissory note of the Borrower payable to any Initial Term Lender or Tranche A Term Lender, as applicable, or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Initial Term Lender or Tranche A Term Lender, as applicable resulting from the Initial Term Loans or the Tranche A Term Loans, as applicable, made by such Initial Term Lender or Tranche A Term Lender, as applicable. “Term Pro Rata Extension Offers” has the meaning specified in Section 2.16(a). “Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended. “Third Amendment” means the Third Amendment, dated as of December 14, 2015, by and among the Borrower, the other Loan Parties, the Administrative Agent, and the Lenders party thereto. “Third Amendment Effective Date” means the date on which the conditions of Section 1.5(a) of the Third Amendment are satisfied. “Threshold Amount” means $100,000,000 150,000,000. “Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid first mortgage Lien on the mortgaged property and fixtures described therein in the amount equal to not less than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (A) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements as shall be reasonably 63 1002217597 1001820109v3 requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), and (D) contain no exceptions to title other than Liens permitted hereunder. “Total Assets” means total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Closing Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.08. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Tranche A Term Borrowing” means the Original Tranche A Term Borrowing and the Additional Tranche A Term Borrowing. “Tranche A Term Commitment” means the Original Tranche A Term Commitment and the Additional Tranche A Term Commitment. “Tranche A Term Facility” has the meaning specified in the definition of “Facility.” “Tranche A Term Lenders” means the Original Tranche A Term Lenders and the Additional Tranche A Term Lenders. “Tranche A Term Loans” means the Original Tranche A Term Loans and the Additional Tranche A Term Loans. “Transaction” means, collectively (i) the Stock Buy-Back, (ii) the issuance of the Senior Notes, (iii) the funding of the Loans on the Closing Date and the execution and delivery of Loan Documents to be entered into on the Closing Date and (iv) the payment of Transaction Expenses. “Transaction Expenses” means any fees or expenses incurred or paid by the Borrower (or any direct or indirect parent of the Borrower) or any of its (or their) Subsidiaries in connection with the Transaction (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby. “Transferred Guarantor” has the meaning specified in Section 11.09. “Treasury Capital Stock” has the meaning set forth in Section 7.05(b)(2). “Treasury Services Agreement” means any agreement between any Loan Party and any Hedge Bank relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, 64 1002217597 1001820109v3 controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services). “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan. “U.S. Lender” means any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code. “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another applicable jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “United States” and “U.S.” mean the United States of America. “United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(d). “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i). “Unrestricted Subsidiary” means: (a) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, pursuant to Section 6.14); and (b) any Subsidiary of an Unrestricted Subsidiary. “USA Patriot Act” has the meaning specified in Section 5.15. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by (2) the sum of all such payments; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt, any Refinanced Debt (as defined in the definition of Refinancing Indebtedness) or any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. 65 1002217597 1001820109v3

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Section 1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other 66 1002217597 1001820109v3 financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. (b) Notwithstanding anything to the contrary herein, for purposes of this Agreement (including, without limitation, in determining compliance with any test or covenant contained herein) with respect to any period during which any Specified Transaction occurs, the Fixed Charge Coverage Ratio and the Consolidated Secured Total Net Debt Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis. Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number). Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law. Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.07 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day. Section 1.08 Pro Forma and Other Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Secured Debt Ratio, the Consolidated Total Net Debt Ratio and the Fixed Charge Coverage Ratio, shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses clause (b), (c), (d) or (e) of this Section 1.08, when calculating the Consolidated Secured Debt Ratio or the Consolidated Total Net Debt Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) 67 1002217597 1001820109v3

and (iii) Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. (b) In the event that the Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating Consolidated EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Test Period for which the Consolidated Secured Total Net Debt Ratio or the Fixed Charge Coverage Ratio, as applicable, is being calculated but prior to or simultaneously with the event for which the calculation of the applicable ratio is made (the “Ratio Calculation Date”), then the applicable ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Test Period; provided, however, that, for purposes of any pro forma calculation of the Fixed Charge Coverage Ratio on such determination date pursuant to the provisions described in Section 7.02(a), the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described under Section 7.02(b).. (c) For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that the Borrower or any of its Restricted Subsidiaries has determined to make and/or made during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the last sentence of clause (d) below) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Investment, acquisition, disposition, merger, amalgamation and consolidation, in each case with respect to a business (as such term is used in Regulation S-X Rule 11-01 under the Securities Act), a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this Section 1.08, then the applicable ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, disposition, merger and consolidation had occurred at the beginning of the applicable Test Period. (d) For purposes of making the computation referred to above, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Ratio Calculation Date had been the 68 1002217597 1001820109v3 applicable rate for the entire Test Period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Test Period except as set forth in clause (b) of this Section 1.08. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an officer’s certificate, to reflect (1) reasonably identifiable and factually supportable operating expense reductions and other operating improvements or synergies reasonably expected to result from any action taken or expected to be taken within six fiscal quarters after the date of any acquisition, amalgamation or merger (including, to the extent applicable, from the Transaction); and (2) any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the “Summary Historical and Pro forma Financial Information” under “Summary” in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable to such Test Period. (e) For purposes of calculation of the Fixed Charge Coverage Ratio, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable Test Period. (f) If any Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock initially incurred (or, to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock initially incurred) in reliance on any provision of Section 7.02(b) measured by reference to a percentage of Total Assets at the time of incurrence, and such refinancing would cause such percentage of Total Assets to be exceeded if calculated based on the Total Assets on the date of such refinancing, such percentage of Total Assets shall not be deemed to be exceeded (and such refinancing Indebtedness, Disqualified Stock or Preferred Stock shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed an amount equal to the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. (g) If any Liens securing Indebtedness or other obligations are incurred to refinance Liens securing Indebtedness or other obligations initially incurred (or, to refinance Liens incurred to refinance Liens initially incurred) in reliance on a basket measured by reference to a percentage of Total Assets at the time of incurrence of such Indebtedness or other 69 1002217597 1001820109v3 obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Total Assets to be exceeded if calculated based on the Total Assets on the date of such refinancing, such percentage of Total Assets shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligations does not exceed an amount equal to the principal amount of such Indebtedness or other obligations being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. ARTICLE II. The Commitments and Credit Extensions Section 2.01 The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, (I) each Initial Term Lender severally agrees to make to the Borrower on a pro rata basis on the Closing Date Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Initial Term Lender’s Initial Term Commitment, (II) each Original Tranche A Term Lender severally agrees to make to the Borrower on a pro rata basis up to two times during the Certain Funds Period Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Original Tranche A Term Lender’s Original Tranche A Term Commitment and (III) each Additional Tranche A Term Lender severally agrees to make to the Borrower on a pro rata basis on the Fourth 2016 Refinancing Amendment Effective Date Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Additional Tranche A Term Lender’s Additional Tranche A Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars pursuant to Section 2.02 to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the 70 1002217597 1001820109v3

aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) other a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice, except any such notice with respect to Certain Funds Credit Extensions, must be received by the Administrative Agent not later than (A) 2:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, or conversion to or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to, Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of, or conversion to, Base Rate Loans. Each such notice with respect to Certain Funds Credit Extensions must be received by the Administrative Agent by 1:00 p.m. or (B) in the case of any Borrowing on the 2016 Refinancing Amendment Effective Date, (i) 2:00 p.m. two (2) Business Days prior to the requested date of such Borrowing of Eurodollar Rate Loans, and (ii) 1:00 pm on the requested date of any such Borrowing of Base Rate Loans (or, in each case of clauses (A) and (B), such later time as may be agreed by the Administrative Agent in its sole discretion). Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000, or a whole multiple of $1,000,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(c), 2.14(a) or the last sentence of this paragraph, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting an Initial Term Borrowing, a Tranche A a Term Borrowing, a Revolving Credit Borrowing, a conversion of Initial Term Loans, Tranche A Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Initial Term Loans, Tranche A Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable 71 1002217597 1001820109v3

Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing (except in the case of any Certain Funds Credit Extension), each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. In the case of each Certain Funds Credit Extension, each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02(a) (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above. Notwithstanding anything herein to the contrary, (i) following receipt of a Committed Loan Notice with respect to the Additional Tranche A Term Borrowing, the Administrative Agent shall promptly notify each Additional Tranche A Term Lender, and not, for the avoidance of doubt, any other Lender, of the amount of its Pro Rata Share (based on the Additional Tranche A Term Commitments) of the Additional Tranche A Term Loans and (ii) Additional Tranche A Term Loans shall be made by the Additional Tranche A Term Lenders and not, for the avoidance of doubt, any other Lenders. (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the 72 1002217597 1001820109v3

Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Bank of America prime rate used in determining the Base Rate promptly following the public announcement of such change. (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect. (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided, that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C 73 1002217597 1001820109v3

Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;the Required Lenders have approved such expiry date; (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer; (D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; (E) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a standby Letter of Credit; (F) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (G) Dollars; or the Letter of Credit is to be denominated in a currency other than (H) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. 74 1002217597 1001820109v3

(iv) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 2:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; and (e) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require. (ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender 75 1002217597 1001820109v3 shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit. (iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02(a) is not then satisfied. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Revolving 76 1002217597 1001820109v3

Credit Lenders and the conditions set forth in Section 4.02 (a) (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 4:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02(a) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer. (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (a) (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. 77 1002217597 1001820109v3

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent. (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: 78 1002217597 1001820109v3

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. (f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of 79 1002217597 1001820109v3

Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Related Parties, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary contained in this Section 2.03(f), the Borrower shall retain any and all rights it may have against any L/C Issuer for any liability arising out of the bad faith, gross negligence or willful misconduct of such L/C Issuer, as determined by a final judgment of a court of competent jurisdiction. (g) Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02(a) to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and arrangements that are reasonably satisfactory to the applicable L/C Issuer have not otherwise been made), (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02, (iv) if, after the issuance of any Letter of Credit, any Lender becomes a Defaulting Lender or (v) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize (A) the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or (B) in the case of clause (iv) above, the L/C Issuer’s Fronting Exposure with respect to the then Outstanding Amount of all L/C Obligations (determined as of the date such Lender becomes a Defaulting Lender), and shall do so not later than 4:00 p.m., on (x) in the case of the immediately preceding clauses (i) through (iv), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (v), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit 80 1002217597 1001820109v3 account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the SecuredLender Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement to the Borrower equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such letter of credit fees shall be due and payable in U.S. Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it to the Borrower equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit 81 1002217597 1001820109v3 shall be determined in accordance with Section 1.09. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued to the Borrower the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable. (j) Conflict with Issuer Documents. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. (k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer. (l) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (n) Reporting of Letter of Credit Information. At any time that any Revolving Credit Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date than an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably 82 1002217597 1001820109v3 satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03. Section 2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, Bank of America in its capacity as Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans to the Borrower (each such loan, a “Swing Line Loan”) from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the relevant Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; provided, further, that the Swing Line Lender shall be under no obligation to make Swing Line Loans at any time if any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s participation in the Swing Line Loan would be reallocated, in full, to Non-Defaulting Lenders in accordance with Section 2.17(a). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by other Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such Swing Line Loan Notice must be received by the relevant Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which 83 1002217597 1001820109v3 shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the relevant Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the relevant Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02(a) is not then satisfied, then, subject to the terms and conditions hereof, the relevant Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. (c) Refinancing of Swing Line Loans. (A) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02(a). The relevant Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 4:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (i) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with this Section 2.04(c)(i), the request for Base Rate Loans submitted by the relevant Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Section 2.04(c)(i) shall be deemed payment in respect of such participation. 84 1002217597 1001820109v3

(ii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. (iii) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02(a). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the relevant Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of a Swing Line Lender. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each 85 1002217597 1001820109v3

Revolving Credit Lender funds its Base Rate Loan, Eurodollar Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. Section 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in clause (iii) below); provided that (1) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 2:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans (or, in each case of clauses (A) and (B), such later time as may be agreed by the Administrative Agent in its sole discretion); (2) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that the Borrower may rescind any notice of prepayment under this Section 2.05(a) if such prepayment would have resulted from a refinancing or other repayment of all of the Facility or other transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued and unpaid interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a)(i), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. (ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is 86 1002217597 1001820109v3 given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that the Borrower may rescind any notice of prepayment under this Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facility or other transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed. (iii) In the event that on or prior to the date that is six months following the Closing Date, the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Initial Term Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Initial Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment that have been repriced. (b) Mandatory. (i) If (1) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than (x) any Disposition of any property or assets permitted by Section 7.04 (excluding Section 7.04(o)) or (y) any Disposition of equity interests of Amber Holding or acquisition of shares of Capital Stock of the Borrower acquired in the Stock Buy-Back) or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Proceeds in excess of $75,000,000, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or Restricted Subsidiary of such Net Proceeds an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary) are required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted Pari Passu Secured Refinancing Debt (or any Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers (or any Restricted Subsidiary) may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly; provided, further, that to the extent 87 1002217597 1001820109v3 the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have reinvested (or entered into a binding commitment to reinvest) in accordance with the definition of “Net Proceeds.” (i) [Reserved]. (ii) If any Loan Party or any Restricted Subsidiary of a Loan Party incurs or issues any Indebtedness after the Closing Date (other than, in the case of the Borrower or any Restricted Subsidiary, Indebtedness not prohibited under Section 7.02), including Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid an aggregate amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Loan Party or Restricted Subsidiary of such Net Proceeds. (iii) If for any reason the aggregate Revolving Credit ExposuresExposure at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect. (iv) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt), subject to clause (vii) of this Section 2.05(b). (v) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (iii) throughand (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative 88 1002217597 1001820109v3

Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower to the extent permitted by the Senior Notes Indenture. (vi) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b). (vii) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States, and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or any Foreign Casualty Event would have adverse tax consequences with respect to such Net Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the 89 1002217597 1001820109v3 times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary. (vii)[Reserved]. Section 2.06 Termination or Reduction of Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Tranche A Term Commitments, the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Tranche A Term Commitments, the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit, and (iv) the Borrower may rescind any such notice under this Section 2.06(a) with respect to Tranche A Term Commitments or Revolving Credit Commitments if such termination or reduction would have resulted from a refinancing or other replacement of all of the Tranche A Term Facility or the Revolving Credit Facility or other transaction, which refinancing, replacement or transaction shall not be consummated or shall otherwise be delayed. In addition, unless previously terminated in accordance with other terms hereof, the Tranche A Term Commitments shall automatically terminate on the earliest to occur of (i) 12:01 am, New York City time, on the day immediately following the last day of the Certain Funds Period and (ii) the consummation of the 2015 Acquisition without the use of the Tranche A Term Loans. (b) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 10.13). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Section 2.07 Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent (I) for the ratable account of the Initial Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter after Closing Date, an 90 1002217597 1001820109v3 aggregate amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date and (II) for the ratable account of the Tranche A Term Lenders (i) on each date set forth below, an aggregate amount equal to percentage of the aggregate principal amount of all Tranche A Term Loans outstanding on the date when the last Tranche A Term Borrowing is made (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) set forth next to such date below and (ii) on the Maturity Date for the Tranche A Term Loans, the aggregate principal amount of all Tranche A Term Loans outstanding on such date (it being understood that no such payment shall be required prior to the last Business Day of the full fiscal quarter ending after the date when the last Tranche A Term Borrowing is made): Date Amount September 30, 2016 December 31, 2016 March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017 March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 March 31, 2020 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 0.625% 1.2500.625% 1.250% 1.250% 1.250% JuneSeptember 30, 2020 3.125% 3.125% SeptemberDecember 30, 2020 (b) Revolving Credit Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the aggregate principal amount of all of the Borrower’s Revolving Credit Loans under such Facility outstanding on such date. (c) Swing Line Loans. The Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility. 91 1002217597 1001820109v3 March 31, 20213.125% June 30, 20213.125% June 30, 20201.250% June 30, 20160.625%

Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans. (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Section 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i): (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to the unused Revolving Credit Loan commitmentCommitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee 92 1002217597 1001820109v3 shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for each Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. (b) Closing Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan and making of such Lender’s Revolving Credit Commitment, a closing fee (the “Closing Fee”) in an amount equal to (x) 0.50% of the stated principal amount of such Lender’s Term Loan funded on the Closing Date and (y) 0.50% of the stated principal amount of such Lender’s Revolving Credit Commitment on the Closing Date. Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter and, in the case of the Closing Fee on the Term Loan, shall be netted against Term Loans made by such Lender. (b) [Reserved]. (c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent). Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. 93 1002217597 1001820109v3

Section 2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Section 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m., shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. 94 1002217597 1001820109v3

(c) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 3:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error. 95 1002217597 1001820109v3

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (e) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c). (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (g) Except as otherwise provided herein, whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender. Section 2.13 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its 96 1002217597 1001820109v3 ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any of its Subsidiaries (as to which the provisions of this Section shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. Section 2.14 Incremental Credit Extensions. (a) The Borrower at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments of any Facility or the addition of a new tranche of the Revolving Credit Facility (each such increase or new Revolving Credit Facility, a “Revolving Commitment Increase” and, together with any Incremental Term Loans, an “Incremental Facility”), provided that upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist and at the time that any such Incremental Term Loan (other than any Incremental Term Loan under the Tranche A Term Facility to be made during the Certain Funds Period) is made (and after giving effect thereto) no Event of Default shall 97 1002217597 1001820109v3 exist (except in connection with a Permitted Acquisitionan acquisition or Investment in which case no Event of Default pursuant to Section 8.01(a) or (f) shall exist). Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases (other than, for the avoidance of doubt, those established in respect of Extended Term Loans or Extended Revolving Credit Commitments pursuant to Section 2.16) shall not exceed, at the time the respective Incremental Amendment becomes effective (and after giving pro forma effect to the Incurrence of Indebtedness in connection therewith), the Maximum Incremental Facilities Amount. Any Revolving Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Facility (including the maturity date in respect thereof) (provided the applicable margin applicable thereto may be increased if necessary to be consistent with that for the Revolving Commitment Increase). The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, which, for the avoidance of doubt, may be unsecured, (b) except in the case of the Tranche A Term Facility, shall not mature earlier than the latest Maturity Date with respect to the Term Loans, (c) except in the case of the Tranche A Term Facility, shall not have a shorter Weighted Average Life to Maturity than the then longest remaining Weighted Average Life to Maturity of the Term Loans, (d) except as set forth above and, in the case of the Tranche A Term Facility, except as set forth below, shall be treated substantially the same as the Initial Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (e) the Applicable Rate for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that (i) until April 11, 2015, the interest rate margins for the Incremental Term Loans shall not be greater than the interest rate margins that may be payable with respect to Term Loans plus 50 basis points (and the interest rate margins applicable to any class of the Term Loans shall be increased to the extent necessary to achieve the foregoing) and (ii) solely for purposes of the foregoing clause (i), (x) the interest rate margins applicable to any Term Loans or Incremental Term Loans shall be deemed to include all upfront or similar fees or original issue discount payable generally to Lenders providing such Term Loans or such Incremental Term Loans based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and (z) if the LIBOR or Base Rate “floor” for the Incremental Term Loans is greater than the LIBOR or Base Rate “floor,” respectively, for the existing Term Loans, the difference between such floor for the Incremental Term Loans and the existing Term Loans shall be equated to an increase in the Applicable Rate, provided that that (i) the Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrower, provided that, to the extent such terms and documentation are not consistent with, the Initial Term Facility (except to the extent permitted by clauses (b), (c) and (e) above and, in the case of the Tranche A Term Facility, except as permitted by clause (iii) below)), they shall be reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative 98 1002217597 1001820109v3

Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any existing Facility), and (ii) subject to clauses (b) and (c) above, the maturity date and the amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof and (iii) the Incremental Amendment with respect to the Tranche A Term Facility may, without the consent of the Lenders (other than any Lender or Additional Lender agreeing to have a Commitment in respect of the Tranche A Term Facility), add a financial covenant solely for the benefit of the Lenders under the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Lenders (and not, for the avoidance of doubt, any other Lenders) and make other corresponding changes to the Loan Documents, including provide that (x) only Lenders holding at least a majority of the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility (voting as one Facility) (and not, for the avoidance of doubt, any other Lenders) shall have the ability to (and be required in order to) amend or waive a breach of such financial covenant, and (y) a breach of such financial covenant shall not constitute an Event of Default with respect to other Facilities or trigger a cross-default under other Facilities until the date on which Tranche A Term Loans and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Loans have been accelerated and/or the Tranche A Term Commitments (if any) and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Commitments have been terminated, in each case, by the Tranche A Term Lenders and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Lenders (voting as one Facility).. Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (it being understood that no existing Lender has an obligation to make an Incremental Term Loan or provide a Revolving Commitment Increase, as applicable) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.06(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any Loan Party other than the Borrower, the Agents or the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Amendment shall be subject to such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any 99 1002217597 1001820109v3

purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed (in the case of an increase to the Revolving Credit Facility only), a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans under the applicable Facility outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans under the applicable Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any reasonable and documented out-of-pocket costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. (b) contrary. This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the Section 2.15 Refinancing Amendments. (a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit 100 1002217597 1001820109v3

Commitments, (2) subject to Section 2.14 to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.14), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans. (b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date of such effectiveness of each of the conditions set forth in Section 4.02 (a) (which, for the avoidance of doubt, shall not require compliance with (x) Section 7.11 for any incurrence of Other Term Loans and (y) 4.02(a)(iii) if no Credit Extension is requested on such date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. For the avoidance of doubt, for the purposes of this Section 2.15(b), references to “Credit Extension” in clauses (i) and (ii) of Section 4.02(a) shall be deemed to refer to the effectiveness of a Refinancing Amendment. (c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $50,000,000 and (y) an integral multiple of $5,000,000 in excess thereof. (d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. 101 1002217597 1001820109v3

Section 2.16 Extension Offers. (a) Pursuant to one or more offers made from time to time by the Borrower to all Initial Term Lenders or all Tranche A Term Lenders, as applicable, with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Initial Term Loans or Tranche A Term Loans, as applicable, each applicable Loan, an “Applicable Existing Term Loan”) and on the same terms (“Term Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Term Lenders from time to time to extend the maturity date of such Lender’s Applicable Existing Term Loans and to otherwise modify the terms of such Lender’s Applicable Existing Term Loans pursuant to the terms of the relevant Term Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Applicable Existing Term Loans and/or modifying the amortization schedule in respect of such Lender’s Applicable Existing Term Loans). Pursuant to one or more offers made from time to time by the Borrower to all Revolving Credit Lenders with notice to the Administrative Agent, on a pro rata basis (based on the aggregate outstanding Revolving Credit Commitments) and on the same terms (“Revolving Pro Rata Extension Offers” and, together with Term Pro Rata Extension Offers, “Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Revolving Credit Lenders from time to time to extend the maturity date of such Lender’s Revolving Credit Commitments and to otherwise modify the terms of such Lender’s Revolving Credit Commitments pursuant to the terms of the relevant Revolving Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Revolving Credit Commitments). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentences shall mean, (i) when comparing Term Pro Rata Extension Offers, that the Applicable Existing Term Loans are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same and (ii) when comparing Revolving Pro Rata Extension Offers, that the Revolving Credit Commitments are offered to be extended for the same amount of time and that the interest rate changes and fees payable in respect thereto are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan (provided that, for the avoidance of doubt, the implementation of an Incremental Term Loan to establish an Extended Term Loan shall not count as an Incremental Term Loan for purposes of calculating the Maximum Incremental Facilities Amount) for such Lender (if such Lender is extending an existing Applicable Existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or a Revolving Commitment Increase for such Lender (if such Lender is extending an existing Revolving Credit Commitment (such extended Revolving Credit Commitment, an “Extended Revolving Credit Commitment”)). (b) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Credit Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Credit Commitments; provided that (i) except as to interest rates, fees, 102 1002217597 1001820109v3 amortization, final maturity date, collateral arrangements and voluntary and mandatory prepayment arrangements (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Applicable Existing Term Loans from which such Extended Term Loans have been extended, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of the Extended Term Loans shall be no earlier than the Maturity Date for the Applicable Existing Term Loans from which such Extended Term Loans have been extended, (iii) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Applicable Existing Term Loans from which such Extended Term Loans have been extended and (iv) except as to interest rates, fees, final maturity, financial covenant (solely with respect to the Extended Revolving Credit Commitments established on the 2015 Revolving Credit Facility Effective Date (if any)), collateral arrangements and voluntary and mandatory prepayment arrangements, any Extended Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Credit Commitments evidenced thereby as provided for in Section 10.01 and other changes necessary to preserve the intent of this Agreement. Any such deemed amendment may, at the Administrative Agent’s or the Borrower’s request, be memorialized in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto. (c) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Applicable Existing Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Credit Commitment will be automatically designated an Extended Revolving Credit Commitment. For the avoidance of doubt, the commitments and obligations of any Swing Line Lender or L/C Issuer can only be extended pursuant to an Extension or otherwise with such Person’s consent. (d) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.16), (i) no Extended Term Loan or Extended Revolving Credit Commitment is required to be in any minimum amount or any minimum increment; provided that the aggregate amount of Extended Term Loans or Extended Revolving Credit Commitment for any new Class of Term Loans or Revolving Credit Commitments made in connection with any Pro Rata Extension Offer shall be at least $50,000,000, (ii) any Extending Lender may extend all or any portion of its Applicable Existing Term Loans and/or Revolving Credit Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Credit Commitment), (iii) there shall be no condition to any Extension of any Loan or Revolving Credit Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Credit Commitment implemented thereby, (iv) the interest rate limitations referred to in the proviso to clause (d) of Section 2.14(a) shall not be implicated by any Extension[reserved] and (v) all Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are 103 1002217597 1001820109v3 unsecured or, if the Obligations are then secured, secured by the Collateralsame collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents. (e) Each extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments. (f) (i) Notwithstanding the foregoing, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent, banks or other financial institutions (“New Revolving Commitment Lenders”), which may or may not be existing Lenders, may elect to provide a new Revolving Credit Commitment (a “New Revolving Credit Commitment”) hereunder; provided that, to the extent such banks or other financial institutions are not existing Lenders, such banks or institutions shall be reasonably acceptable to the Administrative Agent. Such New Revolving Credit Commitment will be in an amount (the “New Revolving Amount”) and have the terms specified in the notice to the Administrative Agent; provided that except as to interest rates, fees, final maturity, financial covenant (solely with respect to the New Revolving Credit Commitments established on the 2015 Revolving Credit Facility Effective Date (if any)), subordinated collateral arrangements and subordinated voluntary and mandatory prepayment arrangements, any New Revolving Credit Commitment shall be a Revolving Credit Commitment with the same terms as the Revolving Credit Loans. Upon receipt of a New Revolving Credit Commitment, the Borrower shall make a Pro Rata Extension Offer to all existing Revolving Credit Lenders to extend the maturity date of their Revolving Credit Commitments on the same terms as the New Revolving Credit Commitment (each Revolving Credit Lender that accepts such Pro Rata Extension Offer, an “Electing Lender”, and each existing Revolving Credit Lender that is not an Electing Lender, a “Non-Electing Lender”). Following such election (i) the Revolving Credit Commitments of all existing Revolving Credit Lenders will be permanently reduced by an aggregate amount equal to the New Revolving Amount in the manner specified by Section 2.06(b) and (ii) the New Revolving Credit Commitment of the New Revolving Commitment Lenders will become effective and the aggregate Revolving Credit Commitment shall be increased by the New Revolving Amount. In connection with the foregoing, each Electing Lender may further elect (a “Further Election”) to provide a New Revolving Credit Commitment hereunder in an amount such that after giving effect to all New Revolving Credit Commitments, the amount of such Electing Lender’s Revolving Credit Commitment will equal the amount of such Electing Lender’s Revolving Credit Commitment prior to any such reduction. In the event any Electing Lender has made a Further Election, the reduction of all Revolving Credit Commitments contemplated by the second preceding sentence will instead be made in an aggregate amount to reflect the New Revolving Amount of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election. Subject to the foregoing, the New Revolving Credit Commitments of the New Revolving Commitment Lenders and the new commitments of all Electing Lenders making a Further Election will otherwise be incorporated as Revolving Credit Commitments hereunder in the same manner in which Extended Revolving Credit Commitments are incorporated 104 1002217597 1001820109v3 hereunder pursuant to this Section 2.16, including without limitation for purposes of Section 2.16(e). (ii) For the avoidance of doubt, after giving effect to such New Revolving Credit Commitments, (1) the aggregate amount of Revolving Credit Commitments of all Classes derived from each Class in effect prior to such New Revolving Credit Commitments will be the same as the aggregate amount of Revolving Credit Commitments of each Class in effect prior to giving effect to such New Revolving Credit Commitments (“Pre-Effectiveness”), (2) the Revolving Credit Lenders that are Non-Electing Lenders will have Revolving Credit Commitments with the same terms as the Revolving Credit Commitment in effect Pre-Effectiveness, (3) the Revolving Credit Lenders that are Electing Lenders will have Revolving Credit Commitments with the same terms as the New Revolving Credit Commitment, (4) each Revolving Credit Lender that is an Electing Lender that has made a Further Election will have an aggregate amount of Revolving Credit Commitments equal to the amount of Revolving Credit Commitments it had Pre-Effectiveness and (5) the New Revolving Commitment Lender will have a Revolving Credit Commitment on the terms of the New Revolving Credit Commitment in an aggregate amount equal to the New Revolving Amount. Section 2.17 Defaulting Lenders. (a) Reallocation of Participations to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02(a) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (b) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g). (c) New Swing Line Loans/Letters of Credit. Notwithstanding anything in this Agreement to the contrary, so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer 105 1002217597 1001820109v3

shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III. Taxes, Increased Costs Protection and Illegality Section 3.01 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum paid or payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions, (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender. (b) In addition, the Borrower and Guarantors agree to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed as a result of an assignment by a Lender (other than an assignment made pursuant to Section 10.13) that are imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Tax (other than any connection arising from having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents) (hereinafter referred to as “Other Taxes”). (c) The Borrower and each Guarantor agrees to indemnify each Agent and each Lender, within 10 days after written demand therefor, for (i) the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 3.01) payable by such Agent or Lender, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. (d) Status of Lenders. Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative 106 1002217597 1001820109v3

Agent with any documentation prescribed by any Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 3.01(d)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Without limiting the generality of the foregoing: (1) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding. (2) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable: (A) two properly completed and duly signed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms), as appropriate, claiming eligibility for the benefits of an income tax treaty to which the United States is a party, (B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms), (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit J (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-BEN or IRS Form W-8BEN-E (or any successor forms), as appropriate, (D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by aan IRS Form W-8ECI, IRS Form W-BEN or IRS Form W-8BEN-E, as appropriate, United States Tax Compliance Certificate, IRS Form W-9, IRS Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(d) if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or 107 1002217597 1001820109v3

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents. (3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this Section 3.01(d), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. (e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts in the future and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender. (f) If any Lender or Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01 or Section 3.04, it shall promptly remit an amount equal to such refund to the Borrower or applicable Guarantor, net of all out-of-pocket expenses of such Lender or Agent (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower and Guarantors, upon the request of such Lender or Agent, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent, as applicable, in the event such Lender or Agent is required to repay such refund to the relevant Governmental Authority. This Section 3.01(f) shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (g) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any Swing Line Lender and any L/C Issuer. 108 1002217597 1001820109v3

Section 3.02 Illegality. If any Lender determines in good faith in its reasonable discretion that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Section 3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended 109 1002217597 1001820109v3

(to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a committed Borrowing of Base Rate Loans in the amount specified therein. Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d) or any Tax) or the L/C Issuer; (ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes); or (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered, to the extent such compensation is sought from similarly situated borrowers. (b) Capital Requirements. If any Lender or the L/C Issuer determines in good faith in its reasonable discretion that any Change in Law affecting such Lender or the L/C Issuer or 110 1002217597 1001820109v3 any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then, to the extent such compensation is sought from similarly situated borrowers, the Borrower, upon request of such Lender or the L/C Issuer, as the case may be, will pay to such Lender or the L/C Issuer such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice. Section 3.05Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan of the Borrower on the date or in the amount notified by the Borrower; or 111 1002217597 1001820109v3

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Section 3.06 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. (b) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to Section 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurodollar Rate Loans, or, if applicable, to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. (c) If the obligation of any Lender to make or continue any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurodollar Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist: (i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied 112 1002217597 1001820109v3 to such Lender’s applicable Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans. (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility. Section 3.07 Replacement of Lenders under Certain Circumstances. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13. 113 1002217597 1001820109v3

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, a Lender or L/C Issuer. ARTICLE IV. Conditions Precedent to Credit Extensions Section 4.01 Conditions of Initial Credit Extension[Reserved]. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder (other than a Certain Funds Credit Extension or a Credit Extension with respect to the Additional Tranche A Term Facility) is subject to satisfaction or waiver of the following conditions precedent: (a) The Administrative Agent’s receipt of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders: (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower; (ii) a Note executed by the Borrower in favor of each Lender requesting a Note; (iii) a security agreement, in substantially the form of Exhibit F hereto (together with each security agreement supplement delivered pursuant to Section 6.11, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with: (A) certificates and instruments representing the Collateral referred to therein accompanied by undated stock powers or instruments of transfer executed in blank, (B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, (C) copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such 114 1002217597 1001820109v3 financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens), (D) a Perfection Certificate duly executed by each of the Loan Parties, and (E) a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to Section 6.11, in each case as amended or supplemented, the “Intellectual Property Security Agreement”), duly executed by each applicable Loan Party, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken; provided, however, that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests in (1) the certificated equity securities of any material wholly owned U.S. subsidiary of the Borrower, (2) intellectual property pursuant to filings with the United States Patent and Trademark Office and the United States Copyright Office and (3) other assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the initial Credit Extension on the Closing Date but instead shall be required to be delivered and/or perfected in the manner and during the period required by Schedule 4.01(a)(iii). (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party; (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed; (vi) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in a form reasonably satisfactory to the Administrative Agent and the Arrangers; 115 1002217597 1001820109v3

(vii) [reserved]; (viii) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.02(a)(i) and (ii) have been satisfied; (ix) (i) audited financial statements of the Borrower for each of the three fiscal years immediately preceding the initial funding ended more than 90 days prior to the Closing Date; and (ii) unaudited financial statements of the Borrower for any fiscal quarter ended after the date of the most recent audited financial statements of such Person and more than 45 days prior to the Closing Date; (x) a certificate attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis, before and after giving effect to the Transaction, from the Borrower’s chief financial officer, substantially in the form of Exhibit K hereto; (xi) at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Borrower reasonably requested by the Initial Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act, to the extent requested at least 10 days prior to the Closing Date; and (xii) (A) the terms of the Stock Purchase Agreement will be reasonably satisfactory to the Arrangers; provided that the Arrangers acknowledge that the Stock Purchase Agreement dated as of July 25, 2013 is reasonably satisfactory to the Arrangers and (B) no conditions precedent to the consummation of the Stock Buy-Back or other provision in the Stock Purchase Agreement dated as of July 25, 2013 shall have been waived, modified, supplemented or amended (and no consent granted), in a manner materially adverse to the Arrangers or the Lenders in their capacities as Lenders, in each case without the consent of the Arrangers, not to be unreasonably withheld or delayed (it being understood and agreed that any increase or reduction in the purchase price shall not be deemed to be materially adverse to the Lenders; provided that (i) any increase in the purchase price shall be funded solely by the available domestic cash of the Borrower and its Subsidiaries (the “Domestic Cash”) and (ii) any reduction shall be allocated to ratably reduce the Domestic Cash, the Senior Notes (or bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans) and the Loans in proportion to the actual percentages that the amount of Domestic Cash, the Senior Notes (or bridge loans in lieu of the Senior Notes and/or any other securities issued or incurred in lieu of such bridge loans) and the Loan bear to the pro forma total capitalization of the Borrower and its Subsidiaries after giving effect to the Stock Buy-Back). (b) To the extent invoiced at least three Business Days prior to the Closing Date, (i) all fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid. 116 1002217597 1001820109v3

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date. (d) Except as has been disclosed in the Borrower’s public filings with the SEC as of the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature, or cautionary, predictive or forward-looking in nature), since December 31, 2012, there has not occurred any event that has had or would reasonably be expected to have a Company Material Adverse Effect. (e) The issuance of the Senior Notes shall occur prior to or substantially concurrently with the initial Credit Extension under this Agreement. (f) The conditions set forth in clauses (i), (ii) and (iii) of Section 4.02(a) are satisfied. Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 4.02Conditions to All Credit Extensions After the Closing Date. (a) Following the Closing Date, theThe obligation of each Lender to honor any Request for Credit Extension (other than (I) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans or (II) a Committed Loan Notice with respect to a Certain Funds Credit Extension) is subject to the following conditions precedent: (i) The representations and warranties of each Loan Party contained in Article V (other than Section 5.05(b)) or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects. (ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom. (iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. 117 1002217597 1001820109v3

(iv) In the case of any incurrence of a Revolving Credit Loan or a Swing Line Loan or the issuance of a Letter of Credit (other than (1) any Borrowing of Revolving Credit Loans to reimburse an Unreimbursed Amount or (2) any Credit Extension, if after giving effect (on a Pro Forma Basis) to such Credit Extension, the Outstanding Amount of Revolving Credit Loans (including the Outstanding Amount of Swing Line Loans and the aggregate Outstanding Amount of L/C Obligations, but excluding (i) all Letters of Credit that are Cash Collateralized and (ii) non-Cash Collateralized Letters of Credit in an aggregate amount not to exceed $20,000,000) does not exceed 15% of the total Revolving Credit Commitments of all Revolving Credit Lenders), the Consolidated Secured Debt Ratio for the most recently ended Test Period, calculated without giving effect to such Credit Extension, shall be less than or equal to 2.50 to 1.00. Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a)(i), and (ii) and (iv) (if applicable) have been satisfied on and as of the date of the applicable Credit Extension. (b) Notwithstanding anything herein (including in Sections 4.01 and 4.02(a)) or in any other Loan Document to the contrary but subject to Section 4.03, during the Certain Funds Period the obligation of each Tranche A Term Lender to honor any Request for Credit Extension with respect to Tranche A Term Loans is subject to solely the following conditions precedent: (i) The Administrative Agent’s receipt of a Committed Loan Notice in accordance with the requirements hereof; (ii) In the case of a Scheme: (A) the Scheme Effective Date shall have occurred; (B) the 2015 Acquisition shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with the terms of the 2015 Transaction Agreement and the other Scheme Documents (including the Scheme Press Release), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Tranche A Term Lenders that are effected without the prior written consent of the Tranche A Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that, if Bidco becomes aware of any circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Scheme by invoking the 118 1002217597 1001820109v3 condition specified in paragraph 3.7.1 of Appendix I to the Scheme Press Release, any modification, amendment, consent or waiver of that condition shall be deemed materially adverse to the interests of the Tranche A Term Lenders), provided that no consent of the Tranche A Arrangers shall be required if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (C) receipt by the Administrative Agent of a copy certified by the Borrower of: (1) the Court Orders; (2) each of (i) the Scheme Documents and (ii) documents reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement; and (3) the certificates of the Registrar of Companies in Ireland confirming registration of the Court Orders; (iii) In the case of an Offer: (A) the Offer Effective Date has occurred; (B) receipt by the Administrative Agent of a copy certified by the Borrower of each of (i) the Offer Documents and (ii) documents otherwise reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement; (C) the acquisition of no less than 80% of the Target Shares shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with the terms of the 2015 Transaction Agreement and the other Offer Documents (including the Offer Press Release), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Tranche A Term Lenders that are effected without the prior written consent of the Tranche A Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that, if Bidco becomes aware of any circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Offer by invoking a condition equivalent to 119 1002217597 1001820109v3 that specified in paragraph 3.7.1 of Appendix I to the Scheme Press Release, any modification, amendment, consent or waiver of that condition shall be deemed materially adverse to the interests of the Tranche A Term Lenders), provided that no consent of the Tranche A Arrangers shall be required if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); and (D) receipt by the Administrative Agent of the Offer Closing Certificate, duly signed for and on behalf of the Borrower. (iv) As of the 2015 Closing Date, no Certain Funds Default has occurred and is continuing or would result from the consummation of the requested Certain Funds Credit Extension or from the application of the proceeds therefrom. (v) To the extent invoiced at least three Business Days prior to the 2015 Closing Date, the Administrative Agent and the Tranche A Term Lenders, respectively, shall have received, or shall substantially simultaneously receive, all fees and expenses then due and payable to them in connection with the 2015 Transactions. (vi) Each Certain Funds Representation shall, except to the extent it relates to a particular date, be true and correct in all material respects on and as of the 2015 Closing Date as if made on and as of such date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; it being understood that the truth and accuracy of any other representation or warranty of the Loan Parties under the Loan Documents made on the 2015 Closing Date shall not constitute a condition precedent under this Section 4.02(b). (vii) Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(b)(ii), (iii), (iv) and (vi) have been satisfied. The provisions of this Section 4.02(b) are for the benefit of the Tranche A Term Lenders only and, notwithstanding anything herein to the contrary, the Loan Parties and the Tranche A Term Lenders may amend, waive or otherwise modify this Section 4.02(b) or the defined terms used solely for purposes of this Section 4.02(b) or waive any Default resulting from a breach of this Section 4.02(b) without the consent of any other Lender. The making of Certain Funds Credit Extensions by the Tranche A Term Lenders shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Tranche A Term Lender that each of the conditions precedent set forth in this Section 120 1002217597 1001820109v3

4.02(b) shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person. Section 4.03 Certain Funds. Notwithstanding anything else herein (including in Sections 4.01 and 4.02(a)) or in any other Loan Document to the contrary, during the Certain Funds Period, none of the Tranche A Term Lenders shall be entitled to: (a) Subject to Section 4.02(b), refuse to participate in or make available its participation in any Certain Funds Credit Extension; (b) cancel any of its Tranche A Term Commitments to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; (c) rescind, terminate or cancel this Agreement or any of its Tranche A Term Commitments or exercise any similar right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; (d) exercise any right, power or discretion to terminate or cancel the obligation to make available any Certain Funds Credit Extension; (e) exercise any right of set-off or counterclaim in respect of any Certain Funds Credit Extension (other than set-off in respect of fees as agreed in the applicable funds flow document); (f) take any steps to seek any repayment or prepayment of any Loan made hereunder in any way to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension; or (g) take any step to exercise (or to instruct the Administrative Agent to exercise) its rights under Section 8.02 or to enforce any security in respect of any Certain Funds Credit Extension or the Tranche A Term Commitments. in each case, (i) unless a Certain Funds Default has occurred and is continuing on the date, or would result from the making, of such Certain Funds Credit Extension or (ii) except to the extent it is illegal for such Tranche A Term Lender to make such Certain Funds Credit Extension, provided that (x) such Tranche A Term Lender has used commercially reasonable efforts to make the Certain Funds Credit Extension through an Affiliate of such Tranche A Term Lender not subject to the respective legal restriction and (y) the occurrence of such event with respect to one Tranche A Term Lender shall not relieve any other Lender of its obligation hereunder. Upon the expiration of the Certain Funds Period, all rights, remedies and entitlements in clauses (a) through (g) above shall, subject to and in accordance with the applicable provisions of the Loan Documents, be available even though they have not been exercised or available during the Certain Funds Period. 121 1002217597 1001820109v3

ARTICLE V. Representations and Warranties Each Loan Party represents and warrants to the Agents and the Lenders that: Section 5.01Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (iii) violate any material Law; except with respect to any conflict, breach, violation or contravention referred to in clause (ii) or (iii), to the extent that such conflict, breach, violation or contravention could not reasonably be expected to have a Material Adverse Effect. Section 5.03Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (iiexcept for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or, with respect to consummation of the Transaction, will be duly obtained, taken, given or made and will be in full force and effect, in each case 122 1002217597 1001820109v3 within the time period required to be so obtained, taken, given or made) and (iiiii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. Section 5.04Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary).. Section 5.05Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes. (b) (i) Since the Closing DateDecember 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect and (ii) for purposes of the initial borrowing and other Extensions of Credit on the Closing Date, except as has been disclosed in the Borrower’s public filings with the SEC as of the date hereof (excluding any risk factor disclosures set forth under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature, or cautionary, predictive or forward-looking in nature), since December 31, 2012, there has not occurred any event that has had or would reasonably be expected to have a Company Material Adverse Effect.. Section 5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transaction) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 123 1002217597 1001820109v3

Section 5.07No Default. No Default has occurred and is continuing hereunder. Section 5.08Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.09Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any Loan Party or any of its Subsidiaries at any other location. (c) The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. (d) Except as specifically disclosed in Schedule 5.09(d), none of the Loan Parties or their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response 124 1002217597 1001820109v3 action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. (f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law. Section 5.10 Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and each of their Subsidiaries have filed all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties (including in its capacity as withholding agent), that are due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Section 5.11 ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. (b) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (c) The Foreign Plans of the Loan Parties and the Subsidiaries are in compliance with the requirements of any Law applicable in the jurisdiction in which the relevant Foreign Plan is maintained, in each case, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. 125 1002217597 1001820109v3

Section 5.12 Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to any part of the Transaction that is consummated on or prior to the Closing Date), no Loan Party has any material Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 10(a) and (b) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership. Section 5.13 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB (“Margin Stock”)), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock (other than the Stock Buy-Back or Margin Stock of King Digital Entertainment plc) or any purpose that violates Regulation U. (b) None of the Borrower or any of the Subsidiaries of the Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Section 5.14 Disclosure. To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information (other than as set forth below and other than information of a general economic or industry nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the Transaction and the negotiation of this Agreement or delivered hereunder or any other Loan DocumentFifth Amendment (as modified or supplemented by other information so furnished), when taken as a whole contains together with information contained in documents filed with, or furnished to, the SEC by or on behalf of any Loan Party prior to the 2016 Refinancing Amendment Effective Date that are publicly available, or incorporated by reference into such documents, contained, as of the 2016 Refinancing Amendment Effective Date, any material misstatement of fact or omitsomitted, as of the 2016 Refinancing Amendment Effective Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such financial information as it relates to future events is 126 1002217597 1001820109v3 not to be viewed as fact and that such projections may vary from actual results and that such variances may be material. Section 5.15 Patriot Act and OFAC. (a) No Loan Party is in violation of (i) any applicable requirement of Law relating to terrorism or money laundering in the respective jurisdictions in which such Loan Party or its Affiliates operates (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”) or (ii) the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Department of the Treasury (31 C.F.R. Subtitle B, Chapter V) (“OFAC”). (b) No Loan Party and, to the knowledge of each Loan Party, no Affiliate or broker or other agent of such Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list. (c) No Loan Party and, to the knowledge of each Loan Party, no broker or other agent of such Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above (other than as authorized by OFAC) (solely with respect to the provision of services, to the Loan Parties’ knowledge), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. (d) Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer or employee thereof, is an individual or entity currently the subject of any Sanctions applicable in the jurisdictions in which the 127 1002217597 1001820109v3

Borrower operates, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction. (e) The use of proceeds of the Loans will not violate OFAC. Section 5.16 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used or held for use in connection with and reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights and, to the Loan Parties’ knowledge, no advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted, infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except pursuant to licenses and other user agreements entered into by each Loan Party, on and as of the Closing Date (i) each Loan Party owns and possesses the right to use, and has not authorized any other Person to use, any copyright, patent or trademark listed in Schedule 12(a) or 12(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.17 Solvency. On the Closing2016 Refinancing Amendment Effective Date after giving effect to the TransactionRefinancing Facilities Amendments (as defined in the Fifth Amendment), the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. On the 2015 Closing Date after giving effect to the 2015 Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Section 5.18 Subordination of Subordinated Indebtedness[Reserved]. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Subordinated Indebtedness Documentation. 128 1002217597 1001820109v3

Section 5.19 FCPA. No Loan Party, none of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, its affiliates have conducted their businessesbusiness in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Section 5.20 Security Documents[Reserved]. (a) Security Agreement. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement or the Intercreditor Agreement (if in effect), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking possession or control, in each case subject to no Liens other than Liens permitted hereunder. (b) PTO Filing; Copyright Office Filing. In addition to the actions taken pursuant to Section 5.21 (a)(i), when the Security Agreement or a short form thereof (including any Intellectual Property Security Agreement) is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement (or Intellectual Property Security Agreement) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder (to the extent intended to be created thereby) in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) and Trademarks (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright 129 1002217597 1001820109v3

Office may be necessary to perfect a Lien on registered or applied-for Trademarks, Patents and Copyrights acquired by the grantors thereof after the Closing Date). (c) Valid Liens. Each Collateral Document delivered pursuant to Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in (to the extent intended to be created thereby), all of the Loan Parties’ right, title and interest in and to the Collateral thereunder and (i) when all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any such Collateral Document), such Collateral Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (to the extent required thereby), in each case subject to no Liens other than Liens permitted hereunder. (d) Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law. Section 5.21Use of Proceeds. The Borrower will use the proceeds of the Loans made on the Closing Date to fund the Stock Buy-Back and pay fees and expenses associated therewith and after the Closing Date use the proceeds of any Borrowing (other than any Original Tranche A Term Borrowing) for general corporate purposes and working capital needs. The Borrower will use the proceeds of the Original Tranche A Term Loans made during the Certain Funds Period to fund the 2015 Transactions. Section 5.22 2015 Acquisition Related Representations (a) The execution, delivery and performance by the Borrower and Bidco of each of the 2015 Acquisition Documents to which the Borrower or Bidco is a party has been duly authorised by the Borrower and/or Bidco, as the case may be. Each of the 2015 Acquisition Documents to which the Borrower or Bidco is a party is the legal, valid and binding obligation of the Borrower and/or Bidco, as the case may be, enforceable against the Borrower and/or Bidco, as the case may be, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity. Neither the Borrower nor Bidco is in default in the performance or compliance with any of the provisions of the 2015 Acquisition Documents to which it is a party in any respect that is materially adverse to the interests of the Tranche A Term Lenders, unless such failure to comply is compelled by any applicable Law (including, without limitation, the Act or the Takeover 130 1002217597 1001820109v3

Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court). (b) As of the 2015 Closing Date, (in the case of a Scheme) the 2015 Acquisition or (in the case of an Offer) the acquisition by Bidco of no less than 80% of the Target Shares shall have been, or substantially concurrently with the occurrence of the 2015 Closing Date shall be, consummated in all material respects in accordance with all applicable laws, including the Act and the Takeover Rules (subject to any applicable waivers granted by the Takeover Panel). ARTICLE VI. Affirmative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable remains unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Loan Parties shall, and shall cause each of their Restricted Subsidiaries to: Section 6.01 Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2013 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Revolvingany Facility hereunder or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) (an “Accounting Opinion”); and (b) Deliver to the Administrative Agent for prompt further distribution to each Lender within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and 131 1002217597 1001820109v3 cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an Accounting Opinion. Documents required to be delivered pursuant to Section 6.01 and Section 6.02 (b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto, at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Section 6.02Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender: (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (c) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) (but only together with the delivery of a Compliance Certificate in connection with financial statements delivered pursuant to Section 6.01(a)), (i) a report setting forth the information required by a Perfection Certificate Supplement or confirming that there has been no change in such information since the Closing Date or the date of the last such report (provided no such Perfection Certificate Supplement or confirmation shall be required in connection with the Compliance Certificate to be delivered for the financial statements relating to the fiscal year ended December 31, 2013) and (ii) a list of the Subsidiaries of the Borrower that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and 132 1002217597 1001820109v3

(d) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”. Section 6.03 Notices. Promptly after a Responsible Officer of a Loan Party has obtained knowledge thereof, notify the Administrative Agent: (a) of the occurrence of any Default; (b) of the occurrence of any ERISA Event; and (c) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect. 133 1002217597 1001820109v3

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it (including in its capacity as withholding agent) or upon its income or profits or in respect of its property, except, in each case, (i) to the extent the failure to pay or discharge the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Section 7.03 or 7.04 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.03 or 7.04 or clause (y) of this Section 6.05. Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business. Section 6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. All such insurance policies of the Loan Parties shall name the Collateral Agent as additional insured or loss payee, as applicable. With respect to each parcel of Real Property that is subject to a Mortgage, obtain flood insurance in such total amount as the Administrative 134 1002217597 1001820109v3

Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on such Real Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. Section 6.08Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 6.09 Books and Records. Maintain proper books of record and account, in which entries are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the business of the Loan Parties or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder). Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, senior officers, and independent public accountants, all at reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, (a) unless an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise the rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year (at the expense of the Borrower in accordance with Section 10.04), (b) if an Event of Default exists and an individual Lender elects to exercise rights under this Section 6.10, (x) such Lender shall coordinate with the Administrative Agent and any other Lender electing to exercise such rights and shall share the results of such inspection with the Administrative Agent on behalf of the Lenders and (y) the number of visits and expense associated with such individual Lender inspections must be reasonable, (c) no Loan Party will be required to disclose, permit the inspection, examination or making copies of or abstracts from, or discussion of, any document, information or other matter that (i) constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any Contractual Obligations or (iii) is subject to attorney-client or similar privilege or 135 1002217597 1001820109v3 constitutes attorney work product, and (d) the Borrower shall have the opportunity to participate in any discussions with the Borrower’s independent public accountants. Section 6.11 Additional Collateral; Additional Guarantors. (a) Subject to this Section 6.11 and Section 6.13(b), with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 60 days after the acquisition thereof (or, with respect to intellectual property, in any event on a quarterly basis) (or such later date as the Administrative Agent may agree)) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Liens permitted hereunder, and (ii) take all commercially reasonable actions necessary to cause such Lien to be duly perfected within the United States to the extent required by such Collateral Document in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties. (a) [Reserved]. (b) With respect to any Person that is or becomes a direct Subsidiary of a Loan Party after the Closing Date or ceases to be an Excluded Subsidiary, promptly (and in any event within 60 days after such Person becomes a Subsidiary or the Borrower delivers to the Administrative Agent financial statements upon which it is determined that such Person ceased to be an Excluded Subsidiary (or such later date as the Administrative Agent may agree)) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by such Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party (in each case, with respect to Foreign Subsidiaries, to the extent applicable and permitted under foreign laws, rules or regulations) or, if necessary to perfect a Lien under applicable Law, by means of an applicable Collateral Document, to create a Lien on such Equity Interests and intercompany notes in favor of the Collateral Agent on behalf of the Secured Parties and (ii) cause any such Subsidiary (A) to execute a joinder agreement reasonably acceptable to the Administrative Agent or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected within the 136 1002217597 1001820109v3

United States to the extent required by such agreement in accordance with all applicable Law, including the filing of financing statements in such jurisdictions within the United States as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) the Equity Interests required to be delivered to the Collateral Agent, or on which a Lien is required to be created, pursuant to clause (i) of this Section 6.11(b) shall not include any Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary by reason of clauses (b), (d) or (f) of the definition of Excluded Subsidiary, (2)(a “Guarantor Joinder”) to become a Guarantor. Notwithstanding the foregoing, no Excluded Subsidiary or Unrestricted Subsidiary shall be required to take the actions specified in clause (ii) of this Section 6.11(b) and (3) no more than (A) 65% of the total voting power of all outstanding voting stock and (B) 100% of the Equity Interests not constituting voting stock of any CFC or CFC Holdco (except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this Section 6.11(b)) shall be required to be pledged.. (c) Promptly grant to the Collateral Agent, within 90 days of the acquisition thereof (or such later date as the Administrative Agent may agree), a security interest in and mortgage in a form reasonably satisfactory to the Administrative Agent and Collateral Agent (a “Mortgage”) on each parcel of Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $5 million as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted hereunder). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Liens permitted hereunder. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such commercially reasonable actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey, local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) and a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Loan Party about special flood hazard area status, if applicable, in respect of such Mortgage). (c) [Reserved]. (d) The foregoing clauses (a) through (c) shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as (i) in the reasonable judgment of the Administrative Agent and the Borrower in writing, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be 137 1002217597 1001820109v3 excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) such asset constitutes an Excluded Asset (as such term is defined in the Security Agreement). In addition, the foregoing will not require actions under this Section 6.11 by a Person if and to the extent that such action would (a) go beyond the corporate or other powers of the Person concerned (and then only as such corporate or other power cannot be modified or excluded to allow such action) or (b) unavoidably result in material issues of director’s personal liability, breach of fiduciary duty or criminal liability. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents. (e) Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to this Section 6.11 shall be subject to exceptions and limitations set forth herein, in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower. Notwithstanding the foregoing provisions of this Section 6.11 or anything in this Agreement or any other Loan Document to the contrary, any Subsidiary of the Borrower that Guarantees the Senior Notes shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness. (f) The Borrower shall have the right, in consultation with the Administrative Agent, to add any Subsidiary as a Guarantor, upon five days’ written notice to the Administrative Agent, pursuant to a Guarantor Joinder; provided that the Administrative Agent shall have received all documentation and other information with respect to such Subsidiary required pursuant to Section 10.20; provided, further, that the Borrower shall not have the right to add any Foreign Subsidiary as a Guarantor without the consent of the Administrative Agent. Section 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any affected property, in accordance with the requirements of all Environmental Laws. Section 6.13 Further Assurances and Post-Closing Conditions[Reserved]. (a) Within ninety (90) days after the Closing Date (subject to extension by the Administrative Agent in its discretion), deliver each Collateral Document set forth on 138 1002217597 1001820109v3

Schedule 6.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder. (b) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. Section 6.14 Designation of Subsidiaries. The Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than solely any Subsidiary of the Subsidiary to be so designated); provided that: (a) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower; (b) such designation complies with Section 7.05; and (c) each of: (i) the Subsidiary to be so designated; and (ii) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. 139 1002217597 1001820109v3

The Borrower may designate and re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either: (a) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 7.02(a)for the Borrower and its Restricted Subsidiaries would be at least 2.25 to 1.00; or (b) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions. Section 6.15 ERISA Reports. Furnish to the Administrative Agent as soon as practicable after request by the Administrative Agent, (x) copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, its Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (y) with respect to any Multiemployer Plan, (i) any documents described in Section 101(k) of ERISA that the Borrower, any of its Subsidiaries or any ERISA Affiliate may request and (ii) any notices described in Section 101(1) of ERISA that the Borrower, its Subsidiaries or any ERISA Affiliate may request; provided that if the Borrower, its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, Subsidiary or ERISA Affiliate shall make a request for such documents or notices from such administrator or sponsor as soon as reasonably practicable after request by the Administrative Agent for such documents and notices and shall provide copies of such documents and notices as soon as reasonably practicable after receipt thereof. Section 6.16 Use of Proceeds. Use the proceeds of the Credit Extensions not in contravention of any Law or of any Loan Document. 140 1002217597 1001820109v3

Section 6.17 Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to (i) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s; provided that the Tranche A Term Facility need not be so rated prior to the consummation of the 2015 Acquisition and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s. Section 6.18 Lender Calls. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower or 90 days after the end of the fiscal year of the Borrower, at the request of the Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a conference call (at a location and time selected by the Administrative Agent and the Borrower) with all Lenders who choose to attend such conference call, at which conference call shall be reviewed the financial results of the previous fiscal quarter or fiscal year, as applicable, and the financial condition of the Borrower and its Subsidiaries; provided that notwithstanding the foregoing, the requirement set forth in this Section 6.18 may be satisfied with a public earnings call. Section 6.19 Amber Holding/Bidco. (a) Amber Holding shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto; (ii) the consummation of the Transaction; (iii) the payment of dividends and distributions and the making of contributions to the capital of the Borrower; (iv) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees); (v) the performing of its obligations with respect to the Stock Purchase Agreement and the other agreements contemplated thereby; and (vi) activities reasonably related, ancillary or incidental to any of the foregoing. (b) Prior to the expiration of the Certain Funds Period, Bidco shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance, performance of activities relating to its officers, directors, managers and employees and payment of taxes); (ii) entry into, and exercise of rights and the performance of obligations with respect to the 2015 Acquisition Documents and the other agreements and documents contemplated thereby, in each case, as any such agreements and documents may be amended, supplemented, waived or otherwise modified from time to time, or replaced, renewed or extended from time to time, in each case in a manner not prohibited under this Agreement; (iii) other activities in connection with the 2015 Transactions; (iv) the performance of obligations under and compliance with its Organization Documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the 141 1002217597 1001820109v3 activities of its Subsidiaries (if any); and (v) activities reasonably related, ancillary or incidental to any of the foregoing. Section 6.20 Certain Funds Covenants. (a) The Borrower shall (and shall cause Bidco to) comply in all material respects with applicable laws and regulations relevant to the Offer or the Scheme, as applicable, including the Takeover Rules and the Act (subject to any applicable waivers granted by the Takeover Panel). (b) Unless the Takeover Panel agrees otherwise, if Bidco proceeds with the 2015 Acquisition the Borrower shall dispatch (or cause the dispatch of) the 2015 Acquisition Circular within 28 days of the date of issue of the Announcement (or on such later date as the Takeover Panel may permit). (c) The Borrower shall procure that the terms of the Offering Circular or as the case may be the Scheme Circular are not inconsistent with, or contrary to, the terms of the draft Announcement in any respect materially adverse to the interests of the Tranche A Term Lenders, unless the Tranche A Arrangers have consented to the applicable change (such consent not to be unreasonably withheld, delayed or conditioned) or unless the applicable change is required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court). (d) The Borrower shall, upon the reasonable request of the Tranche A Arrangers, deliver to the Administrative Agent (for further delivery to the Tranche A Term Lenders) Tranche A Arrangers updates as to the status and progress in respect of the 2015 Acquisition, including details of the level of acceptances of the Offer, and will notify the Tranche A Arrangers promptly following any Responsible Officer of the Borrower becoming aware of any reasonably likely failure to fully satisfy any condition of the Offer or the Scheme, as applicable, that would allow Bidco to not proceed with the Offer or the Scheme, as applicable, in each case, to the extent it is able to do so in compliance with applicable Law (including, without limitation, the Act or the Takeover Rules) and confidentiality or other obligations to which it or its applicable Affiliates are subject. (e) The Borrower shall promptly pay (or cause prompt payment of) all amounts payable under the 2015 Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by the Borrower or any of its Subsidiaries and where adequate reserves are set aside for any such payment). (f) The Borrower, if it determines that it is in its commercial best interest to do so, shall take (or shall use commercially reasonable efforts to cause the taking of) all reasonable and practical steps to preserve and enforce its rights (or the rights of any of its Subsidiaries) and pursue any claims and remedies arising under any 2015 Acquisition Documents. (g) [Reserved]. 142 1002217597 1001820109v3

(h) The Borrower shall not, and shall procure that Bidco does not, take any action (and procure, so far as it is able to do so, that no person Acting in Concert (as defined in the Irish Takeover Panel Act of 1997 (as amended)) with it or otherwise, takes any action) which would compel it (or any person Acting in Concert with it) to make an offer to shareholders in the Target under Rule 9 of the Takeover Rules 2013 of Ireland. (i) The Borrower shall not and shall procure that Bidco does not without the prior written consent of the Administrative Agent purchase any Target Shares other than under the Offer or, where the 2015 Acquisition proceeds by means of a Scheme, under the Scheme. (j) Where the 2015 Acquisition is to be undertaken by way of a Scheme but then changes to an Offer (or vice versa), the Borrower shall promptly notify the Administrative Agent of such change. Following any change in the way in which the 2015 Acquisition is to be undertaken, as notified by the Borrower under this clause (i), each reference to “2015 Acquisition Documents” in this Agreement shall be construed accordingly. (k) The Borrower shall: (i) procure that Bidco complies with its obligations under the Scheme and the Scheme Documents or, as the case may be, the Offer and the Offer Documents, except to the extent (x) failure to do is not materially adverse to the interests of the Tranche A Term Lenders or (y) otherwise required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (ii) procure that Bidco does not waive or amend or agree to any waiver or amendment of the Minimum Acceptance Condition or of those conditions to the Scheme specified in paragraphs 3.1.1, 3.1.2 and 3.6 of Appendix I to the Scheme Press Release (or, in the case of an Offer, the equivalent conditions to the Offer) without obtaining the prior written consent of the Tranche A Arrangers; provided that no consent of the Tranche A Arrangers shall be required if any such waiver or amendment shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (iii) procure that Bidco does not waive or amend or agree to any waiver or amendment of any condition of the Offer or (as the case may be) the Scheme (other than a condition referred to in Section 6.20(k)(ii) above) that is materially adverse to the interests of the Tranche A Term Lenders, without the consent of the Tranche A Arrangers (such consent not to be unreasonably withheld, delayed or conditioned), provided that no consent of the Tranche A Arrangers shall be required if any such waiver or modification shall have been required by any applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of 143 1002217597 1001820109v3 competent jurisdiction (including, without limitation, the Court); (iv) if any Responsible Officer of the Borrower becomes aware of a circumstance or event which would entitle or could reasonably be expected to entitle Bidco to withdraw from the Scheme or the Offer, as applicable, in accordance with the Takeover Rules and circumstances arise where the Takeover Panel would allow reliance by Bidco on any condition to withdraw from the Scheme or the Offer, as applicable, notify the Tranche A Arrangers as soon as practicable of such circumstances or event, unless it is not able to do so in compliance with applicable Law (including, without limitation, the Act or the Takeover Rules) or unless otherwise required by Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); (v) if a circumstance or event referred to in section 6.20(k)(iv) above occurs and such circumstance or event could reasonably be expected to have a Material Adverse Effect: (A) upon the Tranche A Arrangers’ request, promptly request the Takeover Panel and/or, in the case of a Scheme, promptly request that the Target makes such application to the Court, to agree to the lapsing or withdrawal of the Offer or, as the case may be the Scheme as a result of the non-satisfaction of that condition and (B) if the Takeover Panel and/or the Court so agrees, not waive that condition or treat it as satisfied, and withdraw the Offer or the Scheme as soon as practicable; (vi) agree with the Tranche A Arrangers the content of, and deliver to the Tranche A Arrangers copies of, all publicity material, announcements intended to be published in relation to the 2015 Acquisition or any Tranche A Term Loan to the extent that they refer to the Administrative Agent, the Tranche A Arrangers, the Tranche A Term Lenders or any Tranche A Term Loan (other than the Scheme Documents or the Offer Documents) as soon as practicable prior to their publication, unless otherwise required by applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court); and (vii) except to the extent necessary to comply with any obligations of confidentiality to any regulatory authority, and unless otherwise required by applicable Law (including, without limitation, the Act or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court), keep the Tranche A Arrangers informed and consult with the Tranche A Arrangers as to (i) the terms and conditions of any assurance or undertaking proposed to be given by or on behalf of the Borrower, Bidco or any of its Affiliates or, so far as the Borrower or Bidco is aware, the Target to any person for the purpose of obtaining any authorization or clearance in connection with the 2015 Acquisition; and (ii) any terms or conditions proposed in connection with any authorisation required by law in connection with the 2015 Acquisition, in each case of clauses (i) and (ii), above where such terms and conditions could reasonably be expected to have a Material Adverse 144 1002217597 1001820109v3

Effect. The provisions of this Section 6.20 are for the benefit of the Original Tranche A Term Lenders only and, notwithstanding anything herein to the contrary, the Required Class Lenders under the Original Tranche A Term Facility may amend, waive or otherwise modify this Section 6.20 or the defined terms used solely for purposes of this Section 6.20 or waive any Default resulting from a breach of this Section 6.20 without the consent of any Lenders other than such Required Class Lenders. Section 6.21 Conditions Subsequent. (a) The Borrower undertakes that: (i) if the Squeeze-Out Date occurs, Bidco shall promptly commence the Squeeze-Out in respect of those Target Shares that have not been assented to the Offer and shall ensure that within two weeks thereafter notices in the prescribed form are given to the holders of such Target Shares that Bidco desires to acquire such Target Shares in accordance with the Squeeze-Out; (ii) it shall procure as soon as possible, and in any event within three (3) months of the 2015 Closing Date where the 2015 Acquisition proceeds by means of a Scheme or within 4 months of the 2015 Closing Date where the 2015 Acquisition proceeds by means of an Offer, that the Target shall be re-registered as a private company pursuant to Section 1290 of the Act. (iii) the Borrower shall use its best efforts to procure that, by no later than the expiry of the Certain Funds Period, the Organization Documents of the Target shall be amended so that Bidco shall have the right to acquire any Target Shares which are required to be issued by the Target pursuant to any rights of any person under any option scheme and evidence shall be provided to the Administrative Agent of such amendment. ARTICLE VII. Negative Covenants So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding: Section 7.01 Liens. The Borrower will not, and will not permit any Guarantorof its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any obligation or any related guarantee, on any asset or property of the Borrower or any 145 1002217597 1001820109v3

Guarantorof its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than the following (“Permitted Liens”): (1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation, or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business; (2) Liens imposed by law or regulation, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (4) Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the 146 1002217597 1001820109v3 value of said properties or materially impair their use in the operation of the business of such Person; (6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (11) or (16) of Section 7.02(b); provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (16) extend only to the assets of Foreign Subsidiaries; (7) Liens existing on the Closing Date listed on Schedule 7.01(b); (8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; (9) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred under Section 7.02; (11) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations; (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (13) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries and do not secure any Indebtedness; (14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business; 147 1002217597 1001820109v3

(15) Liens in favor of the Borrower or any Guarantor; (16) Liens on equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business; (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (18); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (18) at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement; (19) deposits made in the ordinary course of business to secure liability to insurance carriers; (20) other Liens securing obligations which do not exceed $100,000,000 at any one time outstanding[reserved]; (21) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; 148 1002217597 1001820109v3

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (27) Liens pursuant to any Loan Document; (28) on CollateralLiens not otherwise permitted hereunder securing Indebtedness or other obligations in an aggregate principal amount, which, when aggregated (without duplication) with (x) the aggregate principal amount of secured Indebtedness and other obligations then outstanding and secured pursuant this clause (28) and (y) all Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to Section 7.02(b)(20) and 7.02(b)(21), in each case so long as such Indebtedness is subject to the Intercreditor Agreement (or Second Lien Intercreditor Agreement in the case of Permitted Junior Secured Refinancing Debt);11), does not exceed 5% of Total Assets at the time of inccurence; (29) Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries; (30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and (31) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement; and (32) Liens on Equity Interests constituting Margin Stock or Amber Holding Equity Interests. For purposes of this Section 7.01, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness. 149 1002217597 1001820109v3

Section 7.02 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Borrower and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided, further, that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by non-Loan Parties shall not exceed $250,000,000 at any one time outstanding.. (b) The provisions of Section 7.02(a) hereof shall not apply to: (1) Indebtedness of any Loan Party under the Loan Documents; (2) the incurrence by the Borrower and any Guarantor of Indebtedness represented by the Senior Notes (including any guarantee thereof) issued and outstanding on the Closing Date[reserved]; (3) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clausesclause (1) and (2)) listed on Schedule 7.02(b); (4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease, construction or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and together with any other Indebtedness incurred 150 1002217597 1001820109v3 under this clause (4) not to exceed the greater of (x) $125,000,000 and (y) 1.0% of the Total Assets at the time of incurrence; (5) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; (6) Indebtedness arising from agreements of the Borrower or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value (as determined in good faith by the Borrower) of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition; (7) Indebtedness of (A) the Borrower or a Restricted Subsidiary to a Restricted Subsidiary or (B) of a Restricted Subsidiary to the Borrower; provided that (x) any such Indebtedness of the Borrower or a or another Restricted Subsidiary that is a Guarantor owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations and (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor owed to the Borrower or Guarantor to the extent constituting an Investment must be permitted under Section 7.05; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7); (8) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8); 151 1002217597 1001820109v3

(9) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 7.02, exchange rate risk or commodity pricing risk; (10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any of its Restricted SubsidiarySubsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice; (11) Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which ; provided that the Borrower shall be in compliance with the financial covenant set forth in Section 7.11 on a Pro Forma Basis; provided, further, that the amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this clause (11) by non-Loan Parties, when aggregated (without duplication) with (x) the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $400,000,000 and (y) 3.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred under Section 7.02(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 7.02(a) without reliance on this clause (11);by non-Loan Parties and (y) the aggregate principal amount of secured Indebtedness and other obligations then outstanding and secured pursuant Section 7.01(28), does not exceed 5% of Total Assets at the Time of Incurrence; (12) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance: (a) any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 7.02(a) hereof and clauses (2) andclause (3) above, this clause (12) and clauses (13) and (19) below of this Section 7.02(b), or (b) any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above of this Section 7.02(b)(12), including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued unpaid interest, premiums (including tender premiums), defeasance costs and 152 1002217597 1001820109v3 fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness: (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, and (B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated to, or ranking pari passu, in each case, in right of payment, to the Obligations or the Guaranty, such Refinancing Indebtedness is subordinated to, or ranking pari passu, as the case may be, in each case, in right of payment, to the Obligations or the Guaranty at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and. (13) [reserved]; (C) shall not include: (i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower; (ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (iii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; (13) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that after giving effect to such acquisition, merger or consolidation, either: (a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.02(a), or 153 1002217597 1001820109v3

(b) the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation; (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice of its incurrence; (15) (a) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower; (16) Indebtedness of Foreign Subsidiaries of the Borrower at any one time outstanding and together with any other Indebtedness incurred under this clause (16) not to exceed the greater of (x) $200 million and (y) 5.0% of the Total Assets of the Foreign Subsidiaries at the time of incurrence (it being understood that any Indebtedness incurred pursuant to this clause (16) shall cease to be deemed incurred or outstanding for purposes of this clause (16) but shall be deemed incurred for the purposes of Section 7.02(a) from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under Section 7.02(a) without reliance on this clause (16));[reserved]; (17) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; (18) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; (19) Indebtedness consisting of Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 7.05(b)(4); (20) Indebtedness incurred pursuant to a Permitted Debt Offering so long as the aggregate principal amount of such Indebtedness does not exceed the Maximum Incremental Facilities Amount[reserved]; and (21) Credit Agreement Refinancing Indebtedness[reserved]. 154 1002217597 1001820109v3

(c) For purposes of determining compliance with this Section 7.02: (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 7.02(b) above or is entitled to be incurred pursuant to Section 7.02(a) hereof, the Borrower, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of Section 7.02(b) hereof and will not later be reclassified; andand (2) at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.02(a) and Section 7.02(b) hereof. Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (11) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, accrued and unpaid interest, fees and expenses in connection with such refinancing. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. Notwithstanding anything to the contrary contained in this Section 7.02, the Borrower will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness 155 1002217597 1001820109v3

(including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Guarantor, as the case may be. For the purposes of this Agreement, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Securedsecured Indebtedness merely because it is unsecured, and (2) Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral. Section 7.03 Fundamental Changes. Neither the Borrower nor any of its Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transaction or the 2015 Transactions), except that: (a) any Restricted Subsidiary may merge or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary under clause (a), (x) a Loan Party shall be the continuing or surviving Person; or (y) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.05 or the definition of Permitted Investment (other than clause (d) thereof), respectively; (b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders; (c) the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is the Borrower or a Guarantor, then (i) the transferee must be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.05 or the definition of Permitted Investment (other than clause (d) thereof), respectively; and (d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall 156 1002217597 1001820109v3 be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation (any such Person, the “Successor Company”) is not the Borrower, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) each mortgagor of a parcel of Real Property that is subject to a Mortgage, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents[reserved], (E) [reserved], and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement; (e) so long as no Default exists or would result therefrom, a Guarantor may merge or consolidate with any other Person; provided that (i) such Guarantor shall be the continuing or surviving corporation or (ii) if the Successor Company is not such Guarantor, (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which such Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each other Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each other Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) each mortgagor of a parcel of Real Property that is subject to a Mortgage, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents[reserved], (E) [reserved], and (F) such Guarantor shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this 157 1002217597 1001820109v3

Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Guarantor under this Agreement; (f) so long as no Default exists or would result therefrom, the Borrower or any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.05; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11; and (g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.04; and (h) any Restricted Subsidiary may dispose of the Equity Interests of the Target, to the extent constituting Margin Stock. Section 7.04Dispositions. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Disposition, except: (a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment or other assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03 or any disposition that constitutes a Change of Control pursuant to this Agreement; (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 7.05 or any Permitted Investment; (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Borrower) of less than $75,000,000;[reserved]; (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business; 158 1002217597 1001820109v3

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business; (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (i) foreclosures on assets; (j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (k) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement; (l) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, world-wide licenses that are longer than three years); (m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (n) the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; (o) (1) Dispositionsany Permitted Asset Swap in which the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such DispositionPermitted Asset Swap at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of; and (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of: (i) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Disposition) 159 1002217597 1001820109v3 and for which the Borrower and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing, (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Disposition, and (iii) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $300,000,000 and (y) 2.50% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value (as determined in good faith by the Borrower) of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of clause (2) above and for no other purpose; and (p) the Disposition of any Equity Interests constituting Margin Stock or Amber Holding Equity Interests.; and (q) Dispositions not otherwise permitted hereunder, provided that at the time of any such Disposition, no Specified Default or Event of Default shall be continuing or would occur as a consequence thereof. Section 7.05Restricted Payments. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (I) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than (x) dividends or distributions payable by the Borrower solely in Equity Interests (other than Disqualified Stock) of the Borrower, or (y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities; (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any merger or consolidation; (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any 160 1002217597 1001820109v3

Subordinated Indebtedness other than (x) Indebtedness permitted under Section 7.02(b)(7); or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition[reserved]; or (IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:. (1) no Default shall have occurred and be continuing or would occur as a consequence thereof; (2) immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.02(a); and (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by Section 7.05(b)(1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (8) and (12), but excluding all other Restricted Payments permitted by Section 7.05(b)), is less than the sum of (without duplication): (A) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) beginning July 1, 2013 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus (B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower since immediately after the Closing Date from the issue or sale of: (i) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of: (x) Equity Interests to members of management, directors or consultants of the Borrower after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); and (y) Designated Preferred Stock; and 161 1002217597 1001820109v3

(ii) debt securities of the Borrower or a Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Borrower; provided, however, that this Section 7.05(a)(3)(B) shall not include the proceeds from (W) Refunding Capital Stock, (X) Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary or (Y) Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock; plus (C) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of the Borrower following the Closing Date (other than by a Restricted Subsidiary); plus (D) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or (ii) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary; plus (E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith or if such fair market value may exceed $100,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment. (b) The foregoing provisions of Section 7.05(a) will not prohibit: (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice; 162 1002217597 1001820109v3

(2) (a) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower (other than any Disqualified Stock) (“Refunding Capital Stock”), and (b) the declaration and payment of dividends on any redeemed, repurchased, retired or otherwise acquired Equity Interests of the Borrower (“Treasury Capital Stock”) out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.05(b)(6) and not made pursuant to clause (b) above, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;; (3) [reserved]; (3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Guarantor, as the case may be, which is incurred in compliance with Section 7.02 so long as: (a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness; (b) such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value; (c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; and (d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired; 163 1002217597 1001820109v3

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower held by any future, present or former employee, director or consultant of the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this Section 7.05(b)(4) do not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed: (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower to members of management, directors or consultants of the Borrower or any of its Subsidiaries that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 7.05(a)(3); plus (b) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; less (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this Section 7.05(b)(4); and provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provision of this Agreement; (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in accordance with Section 7.02 to the extent such dividends are included in the definition of “Fixed Charges”;” (6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Closing Date; or[reserved]; (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 7.05(b)(2); provided, however, in the case of each of clauses (a) and (b) of this Section 7.05(b)(6), that for the most recently ended four full fiscal quarters for which internal 164 1002217597 1001820109v3 financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, Borrower and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; (7) repurchases of Equity Interests deemed to occur (i) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee; (8) Restricted Payments on the Borrower’s common stock (x) of an aggregate amount not to exceed $150,000,000 in any calendar year, with such amount increasing 7.5% each calendar year after the Closing Date, and (y) held by Amber Holding to the extent it is a wholly owned Subsidiary of the Borrower; provided that the Restricted Payments under this subclause (y) shall be distributed to the Borrower by Amber Holding promptly following any Restricted Payment made pursuant to this subclause (y);[reserved]; (9) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (9) not to exceed $250,000,000[reserved]; (10) distributions or payments of Receivables Fees; (11) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 7.07; (12) the repurchase, redemption or other acquisition for value of Equity Interests of the Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower, in each case, permitted under this Agreement; and (13) Restricted Payments not otherwise permitted hereunder, provided that at the time of any such Restricted Payment (x) no Specified Default or Event of Default shall be continuing or would occur as a consequence thereof and (y) the Borrower shall be in compliance with the financial covenant set forth in Section 7.11 on a Pro Forma Basis. (13) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); 165 1002217597 1001820109v3 provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (9) and (13), no Default shall have occurred and be continuing or would occur as a consequence thereof. (c) For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 7.05(a) or clause (9) or (13) of Section 7.05(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Section 7.06Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by any the Borrower or Restricted Subsidiary on the Closing2016 Credit Agreement Amendment Effective Date or any business reasonably related, complementary, ancillary or incidental thereto. Section 7.07Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25,000,000 unless: (i) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and (ii) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $100,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an officer’s certificate certifying that such Affiliate Transaction complies with clause (i) above. (b) The foregoing provisions will not apply to the following: (1) transactions between or among the Borrower or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction; (2) Restricted Payments permitted to be made pursuant to Section 7.05 and Permitted Investments; 166 1002217597 1001820109v3

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Restricted Subsidiaries; (4) transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; (5) any agreement as in effect as of the Closing2016 Credit Agreement Amendment Effective Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing2016 Credit Agreement Amendment Effective Date, as determined in good faith by the Borrower); (6) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, (a) any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing2016 Credit Agreement Amendment Effective Date (b) the stockholders agreement to be entered into among the Issuer, ASAC II LP, Robert A. Kotick and Brian G. Kelly in connection with the Transaction (including any registration rights agreement or purchase agreement related thereto) and (c) any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing2016 Credit Agreement Amendment Effective Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect when taken as a whole; (7) Transaction; the Transaction and the payment of all fees and expenses related to the (8) transactions, or transactions in connection with transactions, with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and its Restricted Subsidiaries, taken as a whole, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; 167 1002217597 1001820109v3

(9) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower to any director, officer, employee or consultant; (10) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (11) payments or loans (or cancellation of loans) to employees, directors or consultants of the Borrower or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by the Borrower in good faith; and (13) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business. Section 7.08Burdensome Agreements. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to: (1) (a) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries; (2) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or (3) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of: (a) contractual encumbrances or restrictions in effect on the Closing2016 Credit Agreement Amendment Effective Date, including pursuant to the Senior Notes Indenture; (b) Loan Documents; (c) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired; (d) applicable law or any applicable rule, regulation or order; 168 1002217597 1001820109v3

(e) any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries, or which agreement or instrument is assumed by the Borrower or any of its Restricted Subsidiaries in connection with an acquisition of assets from such Person or any other transaction entered into in connection with any such acquisition, merger or consolidation, in each case, in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to the Borrower or any Personof its Restricted Subsidiaries, or the properties or assets of the Borrower or any Personof its Restricted Subsidiaries, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, or the property or assets, in each case, so acquired; (f) contracts for the sale of assets, including customary restrictions, in the good faith judgment of the Borrower, with respect to a Subsidiary of the Borrower, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold; (g) Securedsecured Indebtedness or other obligations otherwise permitted to be incurred under Sections 7.01 and 7.02 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date under Section 7.02; (j) customary provisions, in the good faith judgment of the Borrower, in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture; (k) customary provisions, in the good faith judgment of the Borrower, contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; (l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, 169 1002217597 1001820109v3 modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; (m) restrictions created in connection with any Receivables Facility that, in the good faith determinationjudgment of the Borrower, are necessary or advisable to effect such Receivables Facility; and (n) restrictions on Equity Interests constituting Margin Stock or Amber Holding Equity Interests.; (o) any agreement or instrument (i) relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the 2016 Credit Agreement Amendment Effective Date pursuant to Section 7.02 (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in agreements and instruments referred to in clauses (a), (b) and (l) above, in the good faith judgment of the Borrower, or (y) if such encumbrances or restrictions are not materially more disadvantageous to the Lenders than is customary, in the good faith judgment of the Borrower, in comparable financings and either (1) the Borrower determines in good faith that such encumbrance or restriction will not materially affect the Borrower’s ability to make principal or interest payments on the Loans or (2) such encumbrance or restriction applies only if a default occurs relating to such Indebtedness, Disqualified Stock or Preferred Stock; and (p) any agreement governing or relating to Indebtedness and/or other obligations secured by a Lien permitted by Section 7.01 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may be otherwise permitted under this Section 7.08). Section 7.09[Reserved]. Section 7.10Accounting Changes[Reserved]. The Borrower shall not make any change in its fiscal year (other than in connection with a change in accounting practices pursuant to Section 6.01); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year. Section 7.11Section 7.11Tranche A Financial Covenant. Except as otherwise agreed by the Loan Parties and the Required Class Lenders under the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility (it being understood that such Required Class Lenders shall consent together as one Facility), commencing with the Test Period ending on the last day of the first full fiscal quarter after the 2015 Closing Date, theThe Borrower shall not permit the 170 1002217597 1001820109v3

Consolidated Total Net Debt Ratio as of the last day of any Test Period ending (I) on or prior to the last day of the sixthsecond full fiscal quarter after the 2015 Closing2016 Credit Agreement Amendment Effective Date to be greater than 4.00 to 1.00, and (II) thereafter, to be greater than 3.50 to 1.00; provided that if the Collateral Suspension occurs prior to the date falling 18 months after the 2015 Closing Date, the Borrower shall not permit, at the Borrower’s election and subject to the proviso below, after the consummation of an acquisition or a series of related acquisitions of any Person, property, business or assets the consideration for which is at least $1,000,000,000 (a “Qualifying Acquisition”), the Consolidated Total Net Debt Ratio as of the later of (x) the last day of any Test Period ending on the last day of the fourth full fiscal quarter after the 2015 Closing Date and (y) the last day of any Test Period in which the Collateral Suspension occurs to be greater than 3.50 to 1.00.shall be increased to 4.00:1.00 for the four fiscal quarters ended on or immediately after the consummation of such Qualifying Acquisition (an “Adjusted Leverage Ratio Period”); provided, however, that following any Adjusted Leverage Ratio Period, the Consolidated Total Net Debt Ratio shall be 3.50:1.00 for at least two fiscal quarters before the Consolidated Total Net Debt Ratio may be increased to 4.00:1.00 as a result of a Qualifying Acquisition. ARTICLE VIII. Events Ofof Default and Remedies Section 8.01Events of Default. Any of the following shall constitute an event of default (an “Event of Default”): (a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or with respect to any other Loan Document; or (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; provided that a Default as a result of a breach of Section 7.11 (a “Consolidated Total Net Debt Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Facility other than the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility unless and until the Tranche A Term Lenders and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Lenders (such Required Class Lenders shall consent together as one Facility) have declared all amounts outstanding under the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility to be immediately due and payable and all outstanding Tranche A Term Commitments and, upon the 2015 Revolving Credit Facility Effective Date (if any), all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement (the “Term Loan B Standstill Period”); oror 171 1002217597 1001820109v3

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that notwithstanding any provision of this clause (e) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or the Equity Interests in Amber Holding or utilization of the proceeds of such Indebtedness in connection therewith would result in such acceleration and in a Default or an Event of Default under this Agreement, and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Regulation U issued by the FRB, then such acceleration shall not constitute a Default or Event of Default under this clause (e); and, provided further that, for the avoidance of doubt and notwithstanding any provision of this clause (e) to the contrary, an event or a condition under clause (m) of this Section 8.01 shall not cause an Event of Default under this clause (e); oror (f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer for it or 172 1002217597 1001820109v3 for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or (i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or 7.04) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or (j) Change of Control. There occurs any Change of Control; or (k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such loss of perfection or priority results from the failure of the 173 1002217597 1001820109v3

Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (ii) except for any failure due to foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than pledges made under Laws of the applicable jurisdiction of formation of such Foreign Subsidiary); or (k) [Reserved] ; or (l) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party, a Restricted Subsidiary or any ERISA affiliate under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to any Foreign Plan, a termination, withdrawal or noncompliance with applicable Law or plan terms, except as could not reasonably be expected to have a Material Adverse Effect. (m) Certain Funds Covenant. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.20(a), (c), (e), (g), (h), (j) and (k)(i) to (v) (inclusive) (each, a “Certain Funds Covenant Event of Default”); provided that, notwithstanding anything herein to the contrary, a Certain Funds Covenant Event of Default shall not constitute an Event of Default with respect to any Facility other than the Original Tranche A Term Facility. Notwithstanding anything herein or in any other Loan Document to the contrary, any event or condition which would constitute a Default or an Event of Default, as applicable, and which arises or becomes apparent with respect to the Borrower, the Target or any of their respective Subsidiaries during the Clean-up Period (the “Relevant Default”) shall, subject to the immediately following sentence, be deemed not to be a Default or an Event of Default, as applicable, unless it is continuing after the expiration of the Clean-up Period. The immediately preceding sentence shall not apply with respect to any Relevant Default to the extent that such Relevant Default: (i) was procured or approved of by the Borrower after the 2015 Closing Date; (ii) either (A) is not capable of remedy or (B) is capable of remedy and the Borrower or the respective Subsidiary does not take reasonable steps to remedy it promptly upon becoming aware thereof; or (iii) has a Material Adverse Effect. 174 1002217597 1001820109v3

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, (I) to the extent such Event of Default solely comprises a Certain Funds Covenant Event of Default, at the request of the Required Class Lenders under the Original Tranche A Term Facility only, and in such case only with respect to the Original Tranche A Term Facility and (II) to the extent such Event of Default solely comprises a Consolidated Total Net Debt Financial Covenant Event of Default, prior to the expiration of the Term Loan B Standstill Period, at the request of the Required Class Lenders under the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility (such Required Class Lenders shall consent together as one Facility) only, and in such case only with respect to the Tranche A Term Facility and, upon the 2015 Revolving Credit Facility Effective Date (if any), the Revolving Credit Facility):: (i) declare the commitment of each applicable Lender to make applicable Loans and, if applicable, any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the unpaid principal amount of all applicable outstanding Loans, all interest accrued and unpaid thereon, and all other applicable amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (iii) require, if applicable, that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (iv) subject to the Intercreditor Agreement, exercise on behalf of itself and the applicable Lenders all rights and remedies available to it and the applicable Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f), (g) or (h) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary 175 1002217597 1001820109v3

affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied). Section 8.04Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law): First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the SecuredLender Parties in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the SecuredLender Parties in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other SecuredLender Parties on such date, 176 1002217597 1001820109v3 ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other SecuredLender Parties on such date; and Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower. ARTICLE IX. Administrative Agent and Other Agents Section 9.01Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. (b) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto. Section 9.02Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-177 1002217597 1001820109v3 agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (d) The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), in each case in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer. (e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this 178 1002217597 1001820109v3

Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documentsany Loan Document, (v) the value or the sufficiency of any Collateralcollateral, or (vvi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 9.05Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 9.06Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any 179 1002217597 1001820109v3

Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 9.07 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent. and (ii) after such resignation or removal for as long as any of them continues to act in any agency capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender 180 1002217597 1001820109v3

shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Section 9.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, examiner, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding. Section 9.09 Collateral and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer irrevocably authorize the CollateralAdministrative Agent, at its option and in its discretion, 181 1002217597 1001820109v3

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Assets” (as such term is defined in the Security Agreement), (iv) if approved, authorized or ratified in writing in accordance with Section 10.01, (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below or (vi) upon the terms of the Collateral Documents or the Intercreditor Agreement (if in effect) or any other intercreditor agreement entered into pursuant hereto; (a) [reserved]; and (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or becomes an Excluded Subsidiary or an Unrestricted Subsidiary; and. (c) to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(6) (but solely in the case of Indebtedness incurred pursuant to clause (4) of Section 7.02(b)). Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Administrative Agent or the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release, or evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to releaseof, such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09. The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement is binding upon the Lenders. 182 1002217597 1001820109v3

Each of the Tranche A Term Lenders, each of the Revolving Credit Lenders and each of the Lenders with respect to any facility under Section 2.14, 2.15 or 2.16 effected after the Second Amendment Effective Date hereby irrevocably authorize and direct the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (the “Collateral Suspension”) if and for so long as (I) all Commitments in respect of the Initial Term Facility shall have been terminated and all Obligations in respect of the Initial Term Facility shall have been paid in full, (II) the Borrower shall have an Investment Grade Rating from either Moody’s or S&P or a corporate credit rating or corporate family rating of the Borrower is not available as a result of Indebtedness of the Borrower receiving an Investment Grade Rating, and (III) the Borrower and its Restricted Subsidiaries shall not have outstanding any Indebtedness for borrowed money secured by a Lien, other than any Lien permitted under Section 7.01 (other than any such Lien permitted under clauses (6) (but solely with respect to Indebtedness incurred under Section 7.02(b)(11)), (27) (other than any such Lien being released under this paragraph) and (28) of Section 7.01) (the condition under this clause (III), the “Limited Collateral Release Condition”); provided that, if on any date following the Collateral Suspension the Limited Collateral Release Condition is no longer satisfied, the Loan Parties shall take all actions, execute all documents, deliver any documents and make any filings, in each case as reasonably requested by the Collateral Agent, to cause any Liens released under this paragraph to be reinstated to secure the Obligations under the Credit Agreement as of such date on substantially identical terms with the security provided immediately prior to the Collateral Suspension. Section 9.10 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the “syndication agent,” “joint bookrunners” or “arrangers” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder. Section 9.11 Treasury Services Agreements and Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.04, or the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the CollateralGuaranty (including the release or impairment of any CollateralGuaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank, as the case may be. 183 1002217597 1001820109v3

Section 9.12 Withholding Tax. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include any Swing Line Lender and any L/C Issuer. ARTICLE X. Miscellaneous Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and such Loan Party, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); (b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent 184 1002217597 1001820109v3 of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest); (c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (d) subject to the third paragraph of this Section 10.01, change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(b), 2.12(a), 2.13 or 8.04 without the written consent of each Lender; (e) other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;[reserved]; (f) other than in connection with a transaction permitted under Section 7.03 or 7.04, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or (g) without the written consent of the Required Class Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class, and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; and (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) no amendment, waiver or consent shall be made to modify Section 7.09 or any definition related thereto (as any such definition is used for purposes of Section 7.09) or waive any Default or Event of Default resulting from a failure to perform or observe the requirements of Section 7.09 without the written consent of 185 1002217597 1001820109v3 the Required Class Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (such Required Class Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (v) shall not require the consent of any Lenders other than the Required Class Lenders under such Facility or Facilities with respect to Revolving Credit Commitments; and provided further that the Borrower and the Administrative Agent shall be permitted to enter into an amendment, supplement, modification, consent or waiver to cure any ambiguity, omission, defect or inconsistency in any Loan Document without the prior written consent of the Required Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Notwithstanding the foregoing, this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the applicable Swing Line Lender(s) and the Borrower so long as the Obligations of the Revolving Credit Lenders and, if applicable, the other Swing Line Lender are not affected thereby. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, the Borrower shall be permitted to, and, at the option of, and following a request by, the Borrower, the Administrative Agent is hereby authorized and directed to, amend any provision of any Loan Document, or enter into any new agreement, document or instrument, to (i) create or to protect any guarantee or any security interest for the benefit of the Lenders or (ii) to the extent the terms of any proposed Incremental Term Loan, Revolving Commitment Increase, Credit Agreement Refinancing Indebtedness, Extended Term Loan, Extended Revolving Credit Commitment or New Revolving Commitment (each, a “New Facility”) are more favorable to the lenders under any such New Facility than comparable terms then existing in the Loan Documents, incorporate such more favorable terms into the Loan Documents for the benefit of all existing Lenders, and in each case of clauses (i) and (ii) above, such amendments, agreements, documents or instruments shall become effective without any further action or consent of any Lender or any other party to any Loan Document. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Borrower may replace such 186 1002217597 1001820109v3 non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph). Section 10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” 187 1002217597 1001820109v3 function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. 188 1002217597 1001820109v3

(e) Reliance by the Agents, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct by such Person. All telephonic notices to and other telephonic communications with the Administrative Agent or the Collateral Agent, may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording. Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the 189 1002217597 1001820109v3

Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Section 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all allocated fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement, including Section 6.10 hereof, and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, 190 1002217597 1001820109v3 litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against ansuch Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. 191 1002217597 1001820109v3

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (other than as permitted pursuant to Section 7.03) neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: 192 1002217597 1001820109v3

(i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; 193 1002217597 1001820109v3

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility. Notwithstanding anything herein (including in clause (A) above) or in any other Loan Document to the contrary, no Original Tranche A Term Lender shall affect any assignment with respect to the Original Tranche A Term Facility during the Certain Funds Period (other than an assignment to an Affiliate of a Original Tranche A Term Lender or to those banks, financial institutions or other institutional lenders that have been agreed by the Borrower and the Original Tranche A Arrangers prior to the First Amendment Effective Date) without the Borrower’s prior written consent in the Borrower’s sole discretion. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person. (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata 194 1002217597 1001820109v3 share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of and be subject to the obligations under Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) 195 1002217597 1001820109v3

owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person expectexcept to the extent that such disclosure is necessary to establish that any loans are in registered form for U.S. federal income tax purposes. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding 196 1002217597 1001820109v3 vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(c)(ii). Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 10.13) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (provided that an SPC shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Granting Lender would have been entitled to receive with respect to the SPC granted to such SPC, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the SPC became an SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate 197 1002217597 1001820109v3

Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. (i) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Initial Term Loans or Tranche A Term Loans (each, an “Assigned Term Loan”) hereunder to the Borrower or any of its Subsidiaries through (x) Dutch auctions open to all Appropriate Lenders on a pro rata basis in accordance with procedures set forth in Exhibit L hereto or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis; provided, that: (i) in connection with assignments pursuant to clause (x) above, the Borrower or such Subsidiary shall make an offer to all Appropriate Lenders to take Assigned Term Loans by assignment pursuant to procedures set forth in Exhibit L hereto; (ii) upon the effectiveness of any such assignment, such Assigned Term Loans shall promptly be retired, and shall be deemed cancelled and not outstanding for all purposes under this Agreement; (iii) no Default or Event of Default shall exist and be continuing; (iv) the Borrower must represent and warrant to the assigning Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information); and (v) the Borrower and any other Affiliates of the Borrower shall be Eligible Assignees with respect to the Term Loans only. Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested 198 1002217597 1001820109v3 by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; provided that, during the Certain Funds Period, Information in respect of or in connection with the 2015 Transactions may only be disclosed if and to the extent in compliance with the Takeover Rules or the requirements of the Court (if the 2015 Acquisition is implemented as a Scheme).. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein or in any other Loan Documents to the contrary, any and all information in respect of or in connection with the 2015 Transactions received at any time and from time to time prior to or during the Certain Funds Period shall be deemed to constitute Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent 199 1002217597 1001820109v3

and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. The Borrower, in respect of the Agents and the Tranche A Term Lenders, and the Agents and the Tranche A Term Lenders, in respect of the Borrower, the Target and their respective Subsidiaries and other Affiliates, may not issue any press release or make any public announcement which references the other relevant party in the context of the 2015 Acquisition except with the applicable party’s prior written consent, such consent not to be unreasonably withheld or delayed and not to be required in the case of references required by the Takeover Rules or applicable laws or regulations in relation to the 2015 Acquisition or the rules of any securities exchange or regulatory authority (but the parties shall use all reasonable endeavours to consult with each other prior to making any such press release or public announcement). Section 10.08 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, 200 1002217597 1001820109v3 fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Section 10.10 Counterparts; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Section 10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other 201 1002217597 1001820109v3 circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) the Administrative Agent shall have received the assignment fee specified in Section 10.06(b); (b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and (d) such assignment does not conflict with applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register. Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes 202 1002217597 1001820109v3 as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Borrower and the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. Section 10.15 GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR 203 1002217597 1001820109v3

ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender, the Swing Line Lenders and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.06 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.03. Section 10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s-length commercial transactions between the Borrower, the other Loan Parties their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each of the other Loan Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the other Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lenders nor the Arrangers have any obligation to the Borrower, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers have any obligation to disclose any of such interests to the Borrower, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each of the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any 204 1002217597 1001820109v3 breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any CollateralGuaranty or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. Section 10.20 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of each Loan Party and other information regarding each Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic 205 1002217597 1001820109v3 signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. ARTICLE XI. Guarantee Section 11.01 The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each SecuredLender Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower (other than such Guarantor), and all other Obligations from time to time owing to the SecuredLender Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof, excluding, with respect to any Guarantor at any time, Excluded Swap Obligations with respect to such Guarantor at such time (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything to the contrary, this Section 11.01 shall not require or result in the application of any amount received from any Loan Party to any Excluded Swap Obligation of such Loan Party. Section 11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above: 206 1002217597 1001820109v3

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived; (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; (iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected[reserved]; or (v) the release of any other Guarantor pursuant to Section 11.09. The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any SecuredLender Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any SecuredLender Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the SecuredLender Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by SecuredLender Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the SecuredLender Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding. 207 1002217597 1001820109v3

Section 11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Section 11.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Section 11.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. Section 11.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Section 11.07 Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising. Section 11.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, 208 1002217597 1001820109v3 reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Section 11.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.04 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and and Article XI) and, so long as the Borrower shall have provided the AgentsAdministrative Agent such certifications or documents as anythe Administrative Agent shallmay reasonably request, the CollateralAdministrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents. Section 11.10 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lenders and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder. Section 11.11 Subject to Intercreditor Agreement[Reserved]. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect) and any other intercreditor 209 1002217597 1001820109v3 agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect) and such other intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Intercreditor Agreement (if in effect) or any other such intercreditor and terms of this Agreement, the terms of the Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern. Section 11.12 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.12, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Section 11.13 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or 210 1002217597 1001820109v3

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers. 211 1002217597 1001820109v3

Schedule 1.01A

Commitments[1]

Lender	~~Initial~~ Term Commitment
Bank of America, N.A.	$~~2,500,000,000~~437,204,387.71
~~Total:~~	~~$2,500,000,000~~

~~Lender~~	~~Revolving Credit Commitment~~
JPMorgan Chase Bank, N.A.	$~~37,500,000.00~~437,204,387.71
The Bank of ~~America, N.A~~Tokyo Mitsubishi UFJ, Ltd.	$~~24,315,920.00~~295,561,670.28
~~Citibank, N.A.~~	~~$21,144,279.00~~
~~HSBC Bank USA, National Association~~	~~$21,144,279.00~~
Mizuho Bank, Ltd.	$~~21,144,279.00~~295,561,670.28
~~The~~SunTrust Bank ~~of Tokyo Mitsubishi UFJ, Ltd.~~	$~~21,144,279.00~~295,561,670.28
~~Royal Bank of Canada~~	~~$21,144,279.00~~
~~SunTrust~~Wells Fargo Bank, N.A.	$~~21,144,279.00~~295,561,670.28
~~Wells Fargo~~ Bank~~, National Association~~ of Montreal	$~~21,144,279.00~~204,619,617.88
U.S. Bank National Association	$~~12,686,565.00~~181,884,104.79
~~Compass Bank D/B~~Citibank, N.A~~/A BBVA Compass~~	$~~10,572,139.00~~181,884,104.79
Barclays Bank ~~of Montreal~~PLC	~~$10,572,139.00~~150,000,000.00
Goldman Sachs Bank USA	$~~6,343,284.00~~99,956,716.00
Total:	**$~~250,000,000.00~~2,875,000,000.00**

Lender	~~Tranche A Term~~Revolving Credit Commitment
Bank of America, N.A.	$~~2,070,000,000~~34,645,612.29
~~Goldman Sachs~~JPMorgan Chase Bank ~~USA~~, N.A.	$~~230,000,000~~34,645,612.29
~~Total:~~The Bank of Tokyo Mitsubishi UFJ, Ltd.	$~~2,300,000,000~~29,438,329.72
~~Lender~~Mizuho Bank, Ltd.	~~Additional Tranche A Term Commitment~~ $29,438,329.72
SunTrust Bank	$29,438,329.72
~~JPMorgan Chase~~Wells Fargo Bank, N.A.	$~~250,000,000.00~~29,438,329.72
Bank of Montreal	$20,380,382.12

---

[1] Commitments are rounded to two decimal places.

2 U.S. Bank National Association $18,115,895.21 Citibank, N.A. $18,115,895.21 Goldman Sachs Bank USA $6,343,284.00 Total: $250,000,000.00

Schedule 4.01(a) Post-Closing Requirements No later than 90 calendar days immediately following the Closing Date, the Borrower shall: (i) file with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, properly executed documents or instruments, including assignments, inventor assignments, name changes, merger certificates, and/or corrective documents, necessary to update record ownership of registered or applied-for intellectual property included in the Collateral which is standing in the name of a predecessor in title to a Loan Party;provided, that with respect to any such intellectual property which is standing in the name of an unaffiliated third party as to which the Borrower is not in possession of assignment documentation in recordable form, such covenant will be construed to require only the exercise of commercially reasonable efforts on the Borrower's part; (ii) prepare, use commercially reasonable efforts to obtain the execution of and, if such execution can be obtained, file with the United States Patent and Trademark Office and United States Copyright Office, as applicable, properly executed releases of all Liens in favor of PNC Bank pursuant to the Intellectual Property Security Agreement and Subsidiary Intellectual Property Security Agreement, dated October 23, 1998, recorded in the PTO at Reel 1808/ Frame 0443 and Reel 1808/Frame 0420, respectively, and in the United States Copyright Office at Vol. 3426/ Doc 098; and (iii) use commercially reasonable efforts to contact the lienholder with respect to the Trademark Security Agreement, dated July 30, 2010, between Marble Slab Franchise Brands, LLC and Levin Leichtman Capital Partners, recorded in error against Activision Publishing Inc.'s trademark CRASH NITRO KART, at Reel 4251/Frame 0563, and request that such lienholder record a Certificate of Correction or Release with respect to the erroneous filing; provided that if such Certificate of Correction or Release cannot be obtained within 90 calendar days, then the Borrower shall undertake commercially reasonable unilateral efforts to correct the PTO assignment records with respect to this registration but only if this trademark is or becomes material. The Borrower shall promptly provide to the Collateral Agent evidence of all filings (including recordation notices) made pursuant to the foregoing subsections.

Schedule 6.13(a) Certain Collateral Documents None.

Schedule 10.02 Administrative Agent's Office, Certain Addresses for Notices Borrower Activision Blizzard 3100 Ocean Park Blvd. Santa Monica, CA 90405 Attention: Dennis M. Durkin, Chief Financial Officer Telephone: (310) 255-2408 Electronic Mail: dennis.durkin@activision.com with copies to: Activision Blizzard 3100 Ocean Park Blvd. Santa Monica, CA 90405 Attention: Christopher B. Walther, Chief Legal Officer Telephone: (310) 255-2059 Electronic Mail: chris.walther@activision.com and Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square Debevoise & Plimpton LLP 919 Third Avenue New York, NY 1003610022 Attention: Robert A. CopenJeffery E. Ross Telephone: 212-735909-35366465 Telecopier: 917-777521-35367465 Electronic Mail: robert.copen@skaddenjeross@debevoise.com Administrative Agent Administrative Agent’s Office (for payments and Requests for Credit Extensions): Bank of America, N.A., as Administrative Agent Credit Services Mail Code: TX1-492-14-11 901 Main Street, Floor 14 Dallas, TX 75203 Attention: Ramon Gomez, Jr. Telephone: 972-338-3785 Telecopier: 214-290-8367 Electronic Mail: ramon.gomez_jr@baml.com

Bank of America, New York, NY
ABA # 026009593
Account Name: Corporate ~~Loans~~Credit Services
Account No.: ~~0012920000883~~1292000883
Attention: Ramn Gomez, Jr.
Ref.: Activision Blizzard, Inc.

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Mail Code: WA3-132-01-01
Houghton Banking Center
10623 NE 68th Street
Kirkland, WA 98033
Attention: Tiffany Shin
Telephone: 206-358-0078
Telecopier: 415-343-0561
Electronic Mail: tiffany.shin@baml.com

L/C Issuer

Bank of America, N.A.
Trade ~~Operations-Los Angeles #22621~~Services – Standby LC
~~1000 W. Temple Street, 7th Floor~~
1 Fleet Way, 2nd Floor
~~CA9~~PA6-~~705-07-05~~580-02-30
~~Los Angeles, CA 90012-1514~~
Scranton, PA 18507
Attention: ~~Stella Rosales~~ Charles Herron
Telephone: ~~213~~ 570-~~417~~496-~~9484~~9564
Telecopier: ~~213~~ 800-~~457~~755-~~8841~~8743
Electronic Mail: charles.p.herron@baml.com
~~Electronic Mail: stalla.rosales@baml.com~~
and

J.P. Morgan Securities LLC
2029 Century Park East, 38th Floor
Los Angeles, CA 90067
Attention: Gerardo B. Loera, Vice President
Telephone: (310) 860-7206
Electronic Mail: gerardo.b.loera@jpmorgan.com

with copies to:

J.P. Morgan Securities LLC
2029 Century Park East, 38th Floor

Swing Line Lender Bank of America, N.A. Credit Services Mail Code: TX1-492-14-11 901 Main Street, Floor 14 Dallas, TX 75203 Attention: Ramon Gomez, Jr. Telephone: 972-338-3785 Telecopier: 214-290-8367 Electronic Mail: ramon.gomez_jr@baml.com Wire Instruction: Bank of America, New York, NY ABA # 026009593 Account Name: Corporate LoansCredit Services Account No.: 0012920008831292000883 Attention: Ramn Gomez, Jr. Ref.: Activision Blizzard, Inc.

EXHIBIT A [FORM OF] COMMITTED LOAN NOTICE To: Bank of America, N.A., as Administrative Agent [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby requests (select one): A Borrowing of new Loans A conversion of Loans made on A continuation of Loans made on to be made on the terms set forth below: (A)Class of Borrowing1 (B)Date of Borrowing, conversion or continuation (which is a Business Day) (C)Principal amount2 (D)Borrower (G)Type of Loan3 (H)Interest Period and the last day thereof4 1 Initial Term, Tranche A Term or Revolving Credit. 2 Eurodollar borrowing minimum of $5,000,000, and borrowings also allowed in whole multiples of $1,000,000 in excess thereof. Base Rate borrowing minimum of $1,000,000 and borrowings also allowed in whole multiples of $500,000 in excess thereof. 3 Specify Eurodollar or Base Rate. 4 Applicable for Eurodollar Borrowings/Loans only. A-1

(I) Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed: [The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date of the Borrowing contemplated by this Committed Loan Notice, the conditions to lending specified in Sections 4.02(i), and (ii) and (iv) (if applicable) of the Credit Agreement shall have been satisfied.]5 ACTIVISION BLIZZARD, INC. By: Name: Title: 5 Insert bracketed language if the Borrower is requesting a Borrowing of new Revolving Credit Loans after the Closing Date. A-2

EXHIBIT B [FORM OF] SWING LINE LOAN NOTICE To: Bank of America, N.A.., as Swing Line Lender and Administrative Agent [Date] Ladies and Gentlemen: Reference is made to the Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made: (A)Principal Amount to be Borrowed1 (B) Date of Borrowing (which is a Business Day) [The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the date of the Swing Line Borrowing contemplated by this Swing Line Loan Notice, the conditions to lending specified in Section 4.02(i), and (ii) and (iv) (if applicable) of the Credit Agreement have been satisfied.]2 ACTIVISION BLIZZARD, INC. By: Name: Title: 1 Shall be a minimum of $100,000. 2 Insert bracketed language after the Closing Date. B-1

EXHIBIT C-1 LENDER: [•] PRINCIPAL AMOUNT: $[•] [FORM OF] TERM NOTE New York, New York [Date] FOR VALUE RECEIVED, the undersigned, ACTIVISION BLIZZARD, INC., a Delaware limited liability company (the “ Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent) (i) on the dates set forth in the Credit Agreement, the principal installment amounts set forth in the Credit Agreement with respect to[Initial] [Tranche A]1 Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all [Initial] [Tranche A]2 Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement. The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note. This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. 1 Select as appropriate. 2 Select as appropriate. C-1-1

EXHIBIT D-1D [FORM OF] COMPLIANCE CERTIFICATE Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows: 1. [Attached hereto as Exhibit A is the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 20[ ] and related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [PricewaterhouseCoopers], prepared in accordance with generally accepted auditing standards and not subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Revolvingany Facility under the Credit Agreement or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).1] 2. [Attached hereto as Exhibit A is the consolidated balance sheet of the Company and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.2] 3. To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.] 4. [The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenant set forth in Section 7.09 of the Credit Agreement: is secured by Liens= Consolidated EBITDA= 1 To be included if accompanying annual financial statements only. 2 To be included if accompanying quarterly financial statements only. D-1-1 Consolidated Secured Debt Ratio: Consolidated Total Net Debt that[] []

Supporting detail showing the calculation of the Consolidated Secured Debt Ratio is attached hereto as Schedule 1.3]4 5. The following represent true and accurate calculations, as of [ ], to be used to determine the Applicable Rate with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees: Consolidated EBITDA= Actual Ratio= Supporting detail showing the calculation of the Consolidated Secured Debt Ratio is attached hereto as Schedule 1.5 6. [Attached hereto is the information required by Section 6.02(c) of the Credit Agreement.6] 3 Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations. 4 Insert if Section 7.09 is applicable for the reporting period. 5 Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations. 6 To be included only in annual compliance certificate. D-1-2 Consolidated Secured Debt Ratio: Consolidated Total Net Debt that[] is secured by Liens= [] [] to 1.0 Actual Ratio=[] to 1.0 Required Ratio=2.50 to 1.0

SCHEDULE 1 (2) Consolidated EBITDA: 1 provided that only 50% of the cash and Cash Equivalents of Foreign Subsidiaries are included in this calculation. D-1-3 (A)Consolidated Secured Debt Ratio: Consolidated Total Net Debt to Consolidated EBITD (1)Consolidated Total Net Debt that is secured by Liens as of [ ], 20[ ]: (a)At any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP consisting of the sum of the following: (i)Indebtedness for borrowed money, and (ii)Attributable Indebtedness. (b)less up to $1,000,000,000 of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date of determination,1 Consolidated Total Net Debt (a)Consolidated Net Income: (i)the Net Income of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP, excluding, without duplication: (A)any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, (B)the cumulative effect of a change in accounting principles during such period including changes from international financial reporting standards

D-1-4 to United States financial reporting standards, (C)any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations, (D)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, (E)the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary in respect of such period, (F)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Borrower and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, (G)any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (H)any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP, (I)any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights,

(J) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transaction and any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and (b) plus (without duplication): D-1-5 (K)any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the "Summary Historical and Pro forma Financial Information" under "Summary" in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable during such period. (i)provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of the Borrower paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income, (ii)Fixed Charges of the Borrower for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(A) through (a)(C) thereof, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income, (iii)Consolidated Depreciation and Amortization Expense of the Borrower for such period to the extent the same

D-1-6 were deducted (and not added back) in computing Consolidated Net Income, (iv)any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred in accordance with this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and the initial Credit Extensions under the Credit Agreement, (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, (v)the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs and excess pension charges, excluding, for the avoidance of doubt, development costs in connection with unreleased products, (vi)any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period), (vii)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income,

(viii) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, (ix) any costs or expense incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 7.05(a)(3) of the Credit Agreement, and (x) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 18 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower). (d) plus or minus (without duplication) D-1-7 (c)minus (without duplication) non-cash gains increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, and (i)any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Codification No. 815-Derivatives and Hedging; plus or minus, as applicable, and

Consolidated EBITDA D-1-8 (ii)any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk). Consolidated Total Net Debt secured by Liens to Consolidated EBITDA[ ]:1.00 Covenant Requirement No more than 2.50:1.00

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this day of . ACTIVISION BLIZZARD, INC. By: Name: Title: D-1-9

EXHIBIT D-2 [FORM OF] COMPLIANCE CERTIFICATE Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows: 1. [Attached hereto as Exhibit A is the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 20[ ] and related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [PricewaterhouseCoopers], prepared in accordance with generally accepted auditing standards and not subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Revolving Facility or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).]1 2. [Attached hereto as Exhibit A is the consolidated balance sheet of the Company and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]1 3. To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.] 1 To be included if accompanying annual financial statements only. 1 To be included if accompanying quarterly financial statements only. D-2-1

3. 4. The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenant set forth in Section 7.11 of the Credit Agreement: Consolidated Total Net Debt Ratio: Consolidated Total Net Debt= Consolidated EBITDA= Actual Ratio= Required Ratio= [ [ [ ] ] ] to 1.0 [4.00]2[3.50]3 to 1.0 Supporting detail showing the calculation of the Consolidated Total Net Debt Ratio is attached hereto as Schedule 1.4 5. The following represent true and accurate calculations, as of [ ], to be used to determine the Applicable Rate with respect to Tranche A Term Loans and, upon the 2015 Revolving Credit Facility Effective Date (if any), Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees: Ratio: Consolidated Total Net Debt = Consolidated EBITDA= Actual Ratio= Supporting detail showing the calculation of the Consolidated Total Net Debt Ratio is attached hereto as Schedule 1.6 2 To be used for any Test Period ending on or prior to the last day of thesixthsecond full fiscal quarter after the 2015 Closing Date; provided the Collateral Suspension has not occurred prior to the date falling 18 months after the 2015 Closing Date 2016 Credit Agreement Amendment Effective Date. 3 To be used (i) for any Test Period ending after the last day of thesixthsecond full fiscal quarter after the 2015 Closing Date and (ii) if the Collateral Suspension has occurred prior to the date falling 18 months after the 2015 Closing Date, as of the later of (A) the last day of any Test Period ending on the last day of the fourth full fiscal quarter after the 2015 Closing Date and (B) the last day of any Test Period in which the Collateral Suspension has occurred 2016 Credit Agreement Amendment Effective Date. 4 Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations. D-2-2 Consolidated Total Net Debt [] [] [] to 1.0

[Attached hereto is the information required by Section 6.02(c) of the Credit Agreement.7]5 5. 6 Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations. 75 To be included only in annual compliance certificate. D-2-3

6. SCHEDULE 1 (A) Consolidated Total Net Debt Ratio: Consolidated Total Net Debt to Consolidated EBITDA (1) Consolidated Total Net Debt as of [ ], 20[ ]: (a) At any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting of the sum of the following: (i) Indebtedness for borrowed money, and (ii) Attributable IndebtednessCapitalized Lease Obligations. less up to $1,000,000,000 of cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date of determination,86 (b) Consolidated Total Net Debt (2) Consolidated EBITDA: (a) Consolidated Net Income: (i) the Net Income of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP, excluding, without duplication: (A)any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans, (B) the cumulative effect of a change in accounting principles during such period including changes from international financial reporting standards to United States financial reporting standards, 86 provided that only 50% of the cash and Cash Equivalents of Foreign Subsidiaries are included in this calculation. D-2-4 any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction; and (K)any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnotes (b) to the "Summary Historical and Pro formaForma Financial Information" under "Summary" in the Notes Offering Memorandum to the extent any such adjustment, without duplication, continues to be applicable during such period. (b) plus (without duplication): (i) provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes of the Borrower paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income, (ii) Fixed Charges of the Borrower for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a)(A) through (a)(C) thereof, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income, (iii) Consolidated Depreciation and Amortization Expense of the Borrower for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, D-2-6 currency exchange risk). Consolidated EBITDA Consolidated Total Net Debt to Consolidated EBITDA [ ]:1.00 Covenant Requirement No more than [4.00]97[3.50]108:1.00 97 To be used for any Test Period ending on or prior to the last day of thesixthsecond full fiscal quarter after the 2015 Closing Date; provided the Collateral Suspension has not occurred prior to the date falling 18 months after the 2015 Closing Date2016 Credit Agreement Amendment Effective Date. 108 To be used (i) for any Test Period ending after the last day of thesixthsecond full fiscal quarter after the 2015 Closing Date and (ii) if the Collateral Suspension has occurred prior to the date falling 18 months after the 2015 Closing Date, as of the later of (A) the last day of any Test Period ending on the last day of the fourth full fiscal quarter after the 2015 Closing Date and (B) the last day of any Test Period in which the Collateral Suspension has occurred2016 Credit Agreement Amendment Effective Date. D-2-9

6. Assigned Interest: Number ]11 [7. Trade Date: Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] 6 List each Assignor, as appropriate. 7 List each Assignee, as appropriate. 8 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, or “Initial Term Commitment”, “Tranche A Term Commitment”, etc.). 9 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date. E-3 Assignor[s]6 Assignee[s]7 Facility Assigned8 Aggregate Amount of Commitment / Loans for all Lenders9 Amount of Commitment / Loans Assigned Percentage Assigned of Commitment / Loans10 CUSIP ___ _ _ _ $__ _ _ _ _ $__ _ __ ___ _ _ _% ___ _ _ _ $__ _ _ _ _ $__ _ __ ___ _ _ _% ___ _ _ _ $__ _ _ _ _ $__ _ __ ___ _ _ _%

EXHIBIT F [FORM OF] SECURITY AGREEMENTReserved] SECURITY AGREEMENT dated as of [ ]. 20[ ] among ACTIVISION BLIZZARD, INC., as Borrower THE OTHER GRANTORS IDENTIFIED HEREIN and BANK OF AMERICA, N.A., as Collateral Agent F-1

TABLE OF CONTENTS Page ARTICLE I Definitions SECTION 1.01. SECTION 1.02. ARTICLE II Credit Agreement 4 Other Defined Terms 4 Pledge of Securities SECTION 2.01. SECTION 2.02. SECTION 2.03. SECTION 2.04. Pledge 8 Delivery of the Pledged Collateral 8 Representations, Warranties and Covenants 9 Certification of Limited Liability Company and Limited Partnership Interests 10 SECTION 2.05. SECTION 2.06. ARTICLE III Registration in Nominee Name; Denominations 10 Voting Rights; Dividends and Interest 10 Security Interests in Personal Property SECTION 3.01. SECTION 3.02. SECTION 3.03. SECTION 3.04. ARTICLE IV Security Interest. 12 Representations and Warranties 13 Covenants Instruments 15 17 Remedies SECTION 4.01. SECTION 4.02. SECTION 4.03. ARTICLE V Remedies upon Default Application of Proceeds 17 19 Grant of License to Use Intellectual Property; Power of Attorney 19 Miscellaneous SECTION 5.01. SECTION 5.02. SECTION 5.03. SECTION 5.04. SECTION 5.05. SECTION 5.06. 21 SECTION 5.07. SECTION 5.08. Notices 20 Waivers; Amendment 20 Collateral Agent’s Fees and Expenses 20 Successors and Assigns Survival of Agreement 21 21 Counterparts; Effectiveness; Successors and Assigns; Several Agreement Severability 21 Right of Set-Off 22 F-2

Page SECTION 5.09. Service of Process SECTION 5.10. SECTION 5.11. SECTION 5.12. SECTION 5.13. SECTION 5.14. SECTION 5.15. SECTION 5.16. SECTION 5.17. SECTION 5.18. SECTION 5.19. SECTION 5.20. Schedules Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to 22 Headings 22 Security Interest Absolute 22 Intercreditor Agreement Governs 22 Termination or Release Additional Guarantors23 22 Collateral Agent Appointed Attorney-in-Fact 23 General Authority of the Collateral Agent 24 Reasonable Care 24 Mortgages 24 Reinstatement 25 Miscellaneous 25 SCHEDULE I SCHEDULE II SCHEDULE III Pledged Equity; Pledged Debt Commercial Tort Claims Excluded Patents Exhibits EXHIBIT I EXHIBIT II EXHIBIT III EXHIBIT IV Form of Security Agreement Supplement Form of Patent Security Agreement Form of Trademark Security Agreement Form of Copyright Security Agreement F-3

SECURITY AGREEMENT dated as of [ ] among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Borrower”), the other Grantors identified herein and who from time to time become a party hereto and BANK OF AMERICA, N.A., as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”). Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, the Collateral Agent and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement and the Hedge Banks have agreed to perform certain obligations under Secured Hedge Agreements and Treasury Services Agreements. The obligations of the Lenders to extend such credit and the performance of such obligations of the Hedge Banks under the Secured Hedge Agreements and Treasury Services Agreements are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of such obligations by the Hedge Banks and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter into such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01. Credit Agreement. (a) Unless otherwise noted, capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. Whether or not defined in the Credit Agreement, all terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC. (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account. “Accounts” has the meaning specified in Article 9 of the New York UCC. “Agreement” means this Security Agreement. “Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a). “Collateral” means the Article 9 Collateral and the Pledged Collateral. “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor F-4 otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement. “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO. “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement. “Excluded Assets” means (a) any fee-owned Real Property, together with any improvements thereon, with an individual fair market value of less than $5,000,000 and all Real Property leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a financing statement under the UCC of any applicable jurisdiction, (c) Letter-of-Credit Rights (other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC), (d) Commercial Tort Claims with a value of less than $10,000,000, (e) any asset or property to the extent the grant of a security interest is prohibited by applicable Law or requires a consent not obtained of any Governmental Authority pursuant to such applicable Law, in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined, in writing, by the Borrower and the Administrative Agent, (g) any lease, license or other agreement or Contractual Obligation or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate such lease, license or agreement or Contractual Obligation or purchase money arrangement, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction and other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (h) those assets as to which the Administrative Agent and the Borrower shall reasonably determine, in writing, that the cost of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (i) voting Equity Interests in excess of 65% of the total voting Equity Interests in (A) any CFC or (B) any CFC Holdco, (j) any Equity Interests constituting margin stock and any Equity Interests in (A) any Person that is not a Wholly-Owned Subsidiary to the extent and for so long as the granting of a Lien on such Equity Interests would be prohibited by the terms of any Organization Document, joint venture agreement or shareholders’ agreement governing such Person or require any consent not obtained of any one or more third parties (other than the Borrower or a Guarantor), after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or other applicable Law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction or other applicable Law notwithstanding such prohibition, (B) Amber Holding, (C) any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary), (D) any Excluded Subsidiary pursuant to F-5 clause (b) of the definition thereof (until such time as such Subsidiary is no longer an Excluded Subsidiary pursuant to clause (b) of the definition thereof), or (E) any Equity Interests in Vivendi Games Asia Pte Ltd.; provided that if Vivendi Games Asia Pte Ltd. is not dissolved in accordance with Section 3.03(h) then such Equity Interests shall not be excluded pursuant to this clause (E) and shall constitute Collateral, (k) any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, (l) any foreign assets, rights or property or credit support; provided that this clause (l) shall not exclude any Equity Interests of Foreign Subsidiaries that are otherwise required to be pledged pursuant to the terms of this Agreement.;provided, however, that “Excluded Assets” shall not include any Proceeds, substitutions or replacements of any “Excluded Assets” referred to in clauses (a) through (m) (unless such Proceeds, substitutions or replacements would constitute “Excluded Assets” referred to in any of clauses (a) through (m)). “Excluded Patents” means the Patents identified on Schedule III attached hereto. “General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts. “Grantor” means each of the Borrower, each Guarantor that is a party hereto, and each Guarantor that becomes a party to this Agreement after the Closing Date. “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing; provided that the foregoing does not include any such assets, rights or property subsisting outside the United States. “Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively. “Investment Property” has the meaning specified in Article 9 of the New York UCC, but shall not include any Pledged Collateral. “License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, amendments and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages for breach or for infringement claims pertaining to the licensed Intellectual Property (to the extent that a Grantor has the right to collect them), and (iii) rights to sue for past, present and future breaches or violations thereof. F-6

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York. “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement. “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein. “Pledged Collateral” has the meaning assigned to such term in Section 2.01. “Pledged Debt” has the meaning assigned to such term in Section 2.01. “Pledged Equity” has the meaning assigned to such term in Section 2.01. “Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral. “Security Agreement Supplement” means an instrument in the form of Exhibit I hereto. “Security Interest” has the meaning assigned to such term in Section 3.01(a). “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement. “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use thereof and symbolized thereby. “USCO” means the United States Copyright Office. “USPTO” means the United States Patent and Trademark Office. F-7

ARTICLE II Pledge of Securities SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantee, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it, including those listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Assets; (ii) (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, (B) any debt securities obtained in the future by such Grantor and (C) the intercompany notes and other promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets; (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Assets. TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth. SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver to the Collateral Agent on the Closing Date all Pledged Securities owned by it on the Closing Date and with respect to any Pledged Securities issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 60 days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) to the Collateral Agent, for the benefit of the Secured Parties, any and all such Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated). (b) The Grantors will cause any Indebtedness for borrowed money owed to any Grantor by any Person (other than intercompany Indebtedness between Grantors) having a principal amount in excess of (i) $25,000,000 individually or (ii) when aggregated with all other such Indebtedness for which this clause has not been satisfied, $100,000,000 in the aggregate, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment or transfer duly executed in blank by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. F-8

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that: (a) Schedule I correctly sets forth, as of the Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by such Grantor and (ii) all the Pledged Debt owned by such Grantor; (b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Equity and Pledged Debt issued by a Person other than the Borrower or a Subsidiary of the Borrower, to the best of such Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (solely with respect to Pledged Equity issued by a Person other than the Borrower or a Subsidiary of the Borrower, to the best of such Grantor’s knowledge), is fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Borrower or a Subsidiary of the Borrower, to the best of such Grantor’s knowledge), is the legal, valid and binding obligation of each issuer thereof; (c) each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) if requested by the Collateral Agent, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever; (d) except for restrictions and limitations imposed by the Loan Documents, the Senior Notes or applicable laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder; (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and F-9

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect). Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests. SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Each Grantor hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary or desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the Organization Documents of each such issuer of Equity Interests constituting Pledged Collateral to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the Uniform Commercial Code and (B) cause such Pledged Collateral to become certificated and delivered to the Collateral Agent. SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided, that the Collateral Agent shall give the Borrower prior notice of its intent to exercise such rights. SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended: (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;provided that such rights and powers shall not be exercised in any manner, except as may be permitted under this Agreement, the Credit Agreement or the other Loan Documents, that would materially and adversely affect the rights F-10 and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same. (ii) So long as no Event of Default shall have occurred and be continuing and thereafter so long as the Borrower has not received written notice from the Collateral Agent that the rights of the Grantors under this Section 2.06 are being suspended and to the extent required under applicable law, the Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall, if necessary, execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above. (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 30 days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 30 days) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that remain in such account. (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrower with at least 10 days’ notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to F-11 exercise such rights at the discretion of the Collateral Agent. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06. (d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. ARTICLE III Security Interests in Personal Property SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims listed on Schedule II hereto; (iv) all Deposit Accounts; (v) all Documents; (vi) all Equipment; (vii) all Fixtures; (viii) all General Intangibles and all Intellectual Property; (ix) all Goods; (x) all Instruments; (xi) all Inventory; (xii) all Investment Property; (xiii) all Pledged Securities; F-12

(xiv) all books and records pertaining to the Article 9 Collateral; (xv) all Letters of Credit and Letter-of-Credit Rights; (xvi) all Money; and (xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing; provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any Excluded Assets, and, subject to Section 3.03(f)(vi), the Excluded Patents (provided that all Proceeds of the Excluded Patents are included in the Collateral). (b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request. (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral. (d) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Collateral Agent as secured party. (e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code of the relevant State(s) (excluding fixture filings in respect of anything other than Real Property required to be subject to a Mortgage pursuant to the Loan Documents), (B) filings in United States government offices with respect to Intellectual Property as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments or Pledged Securities as expressly required elsewhere herein or(D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, (iii) to take any action (other than the actions listed in clause (i)(A), and (C) above) with respect to any assets located outside of the United States or (iv) to perfect in any assets subject to a certificate of title statute. SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that: F-13

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder. (b) The Uniform Commercial Code financing statements (including fixture filings solely in respect of Real Property required to be subject to a Mortgage pursuant to the Loan Documents, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) required by the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and as required to be made in the USPTO and USCO in order to perfect the Security Interest in Article 9 Collateral consisting of Patents, Trademarks and Copyrights acquired or developed by the Grantors after the date hereof. (c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents (except the Excluded Patents), United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been or on the Closing Date shall be delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents (except the Excluded Patents), Trademarks (except pending Trademark applications that constitute Excluded Assets) and Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof, and, in accordance with Section 3.03(f)(vi), the Excluded Patents (if any), and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)). (d) (i) When all appropriate filings, recordings, registrations or notifications are made as may be required under applicable Law to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement or the Intercreditor Agreement, if then in effect), the Security Interest shall be prior to any other Lien on any of the Article 9 Collateral, other than (1) any nonconsensual Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (2) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. (e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable United States laws covering any Article 9 Collateral, (ii) any assignment in which any F-14

Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. SECTION 3.03. Covenants. (a) The Borrower agrees promptly (and in any event within 60 days after such change) to notify the Collateral Agent in writing of any change in (i) legal name of any Grantor, (ii) the type of organization of any Grantor, (iii) the jurisdiction of organization of any Grantor, or (iv) the chief executive office of any Grantor and, upon request by the Collateral Agent, take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change. The Borrower agrees promptly to provide the Collateral Agent after notification of any such change with certified Organization Documents reflecting any of the changes described in the first sentence of this paragraph. (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver a Perfection Certificate Supplement in accordance with Section 6.02(c) of the Credit Agreement. (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. (d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents. (e) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed (i) $10,000,000 individually or (ii) when aggregated with all other Commercial Tort Claims for which this clause has not been satisfied, $50,000,000 in the aggregate, and, in each case, and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 60 days after the end of the fiscal quarter in which such complaint was filed (or such longer period as the Collateral Agent may agree in its reasonable discretion) notify the Collateral Agent thereof in a writing signed by such Grantor including a brief summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. F-15

(f) Intellectual Property Covenants. (i) Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer used or useful, and except to the extent failure to act would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Article 9 Collateral of such Grantor. (ii) Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known). (iii) Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by the Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality. (iv) Notwithstanding clauses (i) through (iii) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that any of the foregoing actions is desirable in the conduct of its business. (v) Within 60 calendar days after the end of each calendar quarter each Grantor shall provide a list of any additional applications for or registrations of Intellectual Property of such Grantor not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and the USCO with respect to Intellectual Property included in the Article 9 Collateral and deliver to the Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable and file such agreements with the USPTO or USCO, as applicable. (vi) Notwithstanding that the Excluded Patents are not initially pledged as Collateral pursuant to Section 3.01(a): in the event that the applicable Grantor does not enter into one or more definitive agreements with a third party for the Disposition of such Excluded Patents by the later of January 31, 2014 or the 90th calendar day after the Closing Date (the "Disposition Period"), then the applicable Grantor’s entire right, title and interest in and to the Excluded Patents that are not subject to any such definitive agreement shall automatically become part of the Intellectual Property included in the Collateral; provided that, if the Disposition is by means of a transaction other than a sale and assignment, then the following additional requirements shall apply: (i) the Grantor's residual interest in the Disposed Excluded Patents shall automatically become part of the Collateral, (ii) any and all consideration that is received by Grantors by virtue of such transaction shall be included in the Collateral (whether or not it technically qualifies as "Proceeds"), and (iii) the Grantor shall not grant a Lien in such Excluded Patents to the other party to the transaction, other than as permitted under the Credit Agreement. The Collateral Agent shall F-16 have the ability to extend the Disposition Period in its reasonable discretion. On or before the last day of the Disposition Period, the applicable Grantor(s) shall execute and deliver to the Collateral Agent an appropriate supplemental Intellectual Property Security Agreement covering the Excluded Patents that have not been Disposed (or, with respect to Excluded Patents that were Disposed by means of a transaction other than a sale and assignment, covering the Grantor's remaining rights in such Excluded Patents). Grantors shall promptly file such supplemental Intellectual Property Security Agreement with the USPTO. In the event that the applicable Grantor enters into any definitive agreements for the Disposition of the Excluded Patents during the Disposition Period, such Grantor shall promptly provide to the Collateral Agent access to executed copies of such definitive agreements (including all ancillary documents, exhibits and schedules thereto;provided that such agreements may be redacted reasonably to protect the other parties' confidential information). Notwithstanding anything to the contrary herein, the covenants of the Grantors under Sections 3.03(f)(i) to (iv), and (g) shall apply to the Excluded Patents until a Disposition thereof is consummated. (g) Each Grantor shall, upon request of the Collateral Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement. Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance. (h) Dormant Subsidiaries. Each Grantor that holds any Equity Interests in Vivendi Games Asia Pte Ltd. hereby covenants and agrees that it will use its commercially reasonable efforts to cause the dissolution of Vivendi Games Asia Pte Ltd. by January 31, 2014; provided that, if Vivendi Games Asia Pte Ltd. is not dissolved by January 31, 2014, then Schedule I shall be automatically supplemented to include such Grantor’s Equity Interests in Vivendi Games Asia Pte Ltd. as Pledged Equity, and such Grantor shall promptly deliver to the Collateral Agent any certificates evidencing its Equity Interest in Vivendi Games Asia Pte Ltd. in accordance with Section 2.02(c). The Collateral Agent shall have the ability to extend any periods of time referred to in the previous sentence in its reasonable sole discretion. Whether any Grantor has used commercially reasonable efforts will be determined solely by the applicable Grantor (not the Collateral Agent) and shall be set forth in an Officers’ Certificate delivered to the Collateral Agent, upon which the Collateral Agent may conclusively rely. SECTION 3.04. Instruments. If the Grantors shall at any time hold or acquire any Instruments constituting Article 9 Collateral (excluding checks), and evidencing an amount in excess of (i) $20,000,000 individually or (ii) when aggregated with all other such Instruments for which this clause has not been satisfied $75,000,000 in the aggregate, such Grantor shall promptly (and in any event, within 60 days after the date of acquisition thereof or such longer period as to which the Collateral Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. ARTICLE IV Remedies SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or F-17 other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation;provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) require each Grantor to, and each Grantor agrees that it will at its expense and upon the request of the Collateral Agent promptly, assign the entire right, title, and interest of such Grantor in each of the Patents, Trademarks, domain names and Copyrights to the Collateral Agent for the benefit of the Secured Parties; (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral;provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account F-18 thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. SECTION 4.02. Application of Proceeds. (a) Subject to the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the order provided for in the Credit Agreement. (b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. (c) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied to or by the Collateral Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information,provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Collateral Agent of any amounts distributed to it. SECTION 4.03. Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to operate such license, sublicense and other rights, shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon 10 Business Days’ prior written notice to the Borrower, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is F-19 prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, tothe extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor;provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. Furthermore, each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, subject only to the giving of 10 days’ notice to the Grantor, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same. ARTICLE V Miscellaneous SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Grantor other than the Borrower shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement (whether or not then in effect). SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement. SECTION 5.03. Collateral Agent’s Fees and Expenses. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.04 and 10.05 of the Credit Agreement (whether or not then in effect); provided that each reference therein to “Company” or the “Borrower” shall be deemed to be a reference to “each Grantor” and each reference therein to “Administrative Agent” shall be deemed to be a reference to “Collateral Agent”. F-20

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable promptly upon written demand therefor. SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 10.06 of the Credit Agreement. SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made). SECTION 5.06. Counterparts; Effectiveness; Successors and Assigns; Several Agreement This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Collateral Agent may also require that any such documents and signatures delivered by facsimile or other electronic communication be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic communication. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder. SECTION 5.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired F-21 thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 5.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the rights specified in Section 10.08 of the Credit Agreement. SECTION 5.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference,mutatis mutandis, and the parties hereto agree to such terms. (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. SECTION 5.11. Security Interest Absolute. To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement. SECTION 5.12. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement, if then in effect and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement, if then in effect. In the event of any conflict between the terms of the Intercreditor Agreement, if then in effect, and the terms of this Agreement, the terms of the Intercreditor Agreement if then in effect shall govern. SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations and (ii) obligations and liabilities under Treasury Services Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made). F-22

(b) A Grantor (other than the Borrower) shall automatically be released from its obligations hereunder as provided in Section 9.09 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise. (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.09 or 10.01 of the Credit Agreement, the security interest of such Grantor in such Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral. (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.09 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Collateral Agent. (e) Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and any Treasury Services Agreement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank. SECTION 5.14. Additional Guarantors. Each Subsidiary (other than an Excluded Subsidiary) of the Borrower that is required to enter into this Agreement as a Grantor pursuant to Section 6.11 of the Credit Agreement shall, and any Subsidiary of the Borrower may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. SECTION 5.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance F-23 required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Anything in this Section 5.15 to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.15 unless an Event of Default shall have occurred and be continuing. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein. No Agent Party shall be liable in the absence of its own bad faith, gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, as provided in Sections 10.04 and 10.05 of the Credit Agreement promptly upon written demand therefor by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby. SECTION 5.16. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents. SECTION 5.17. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property. SECTION 5.18. Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral. SECTION 5.19. Reinstatement. This Security Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made. F-24

SECTION 5.20. Miscellaneous. (a) The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. (b) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. [Signatures on following page] F-25

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. ACTIVISION BLIZZARD, INC., as Borrower By: Name: Title: [GRANTORS] By: Name: Title: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: F-26 Signature Page for Security Agreement

SCHEDULE I Pledged Equity Pledged Debt F-27 Pledgor Pledged Interest

SCHEDULE II Commercial Tort Claims F-28

SCHEDULE III Excluded Patents F-29

EXHIBIT I TO THE SECURITY AGREEMENT SUPPLEMENT NO. dated as of [ ], to the Security Agreement (as amended, supplemented or otherwise modified, the “Security Agreement”) dated as of [ ] among ACTIVISION BLIZZARD, INC. (the “Borrower”), the other Grantors from time to time party thereto and BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties. A. Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, and if not defined therein, the Credit Agreement. C. The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements. Section 5.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and/or Treasury Services Agreements and as consideration for (x) Loans previously made and Letters of Credit previously issued and (y) Secured Hedge Agreements and Treasury Services Agreements previously entered into and/or maintained. Accordingly, the Collateral Agent and the New Subsidiary agree as follows: SECTION 1. In accordance with Section 5.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference. SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and F-30 constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity. SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement. SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (c) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Person and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owned by the New Subsidiary and (d) Schedule I attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $10,000,000 or more. Schedule I shall be incorporated into, and after the date hereof be deemed part of, the Perfection Certificate. SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect. SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement. SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent. [Signatures on following page] F-31

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written. [NAME OF NEW SUBSIDIARY] By: Name: Title: Jurisdiction of Formation: Address of Chief Executive Office: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: F-32

SCHEDULE I TO SUPPLEMENTAL NO TO THE SECURITY AGREEMENT LOCATION OF COLLATERAL EQUITY INTERESTS DEBT SECURITIES COMMERCIAL TORT CLAIMS F-33 Issuer Principal Amount Date of Note Maturity Date Number of Registered Number and Class of Equity Interests Percentage of Equity Interests Issuer Certificate Owner DescriptionLocation

Exhibit II FORM OF PATENT SECURITY AGREEMENT (SHORT-FORM) PATENT SECURITY AGREEMENT, dated as of [ ] (this “Agreement”) among ACTIVISION BLIZZARD, INC., a Delaware corporation located at 3100 Ocean Park Blvd., Santa Monica, CA 90405 (the “Borrower”), the other Grantors identified herein and BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties. Reference is made to the Security Agreement dated as of [ ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows: Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”): All letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, and all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals or extensions thereof, including those listed on Schedule I hereto, and the inventions or improvements disclosed or claimed therein. In no event shall the Patent Collateral include any Excluded Patents that constitute Excluded Assets, unless and until such Excluded Patents F-34 become Article 9 Collateral under Section 3.03(f)(vi) of the Security Agreement. Section 3. Termination. This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral. Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern. Section 5. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference,mutatis mutandis, and the parties hereto agree to such terms. Section 6. Intercreditor Agreement GovernsNotwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. [Signatures on following page] F-35

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. ACTIVISION BLIZZARD, INC., as Borrower By: Name: [GRANTORS] By: Name: Title: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: F-36 Signature Page for Patent Security Agreement

Schedule I Short Particulars of U.S. Patent Collateral F-37

Exhibit III FORM OF TRADEMARK SECURITY AGREEMENT (SHORT-FORM) TRADEMARK SECURITY AGREEMENT, dated as of [ ] (this “Agreement”) among ACTIVISION BLIZZARD, INC., a Delaware corporation located at 3100 Ocean Park Blvd., Santa Monica, CA 90405 (the “Borrower”), the other Grantors identified herein and BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties. Reference is made to the Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows: Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”): (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names, other source or business identifiers protected under the laws of the United States or any state or political subdivision thereof, all registrations and recordings thereof, all registration and recording applications filed in connection therewith in the USPTO, and all renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor, including those listed on Schedule I hereto, and (b) all goodwill connected with the use thereof F-38 and symbolized thereby; provided that the grant of security interest shall not include any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto. Section 3. Termination. This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral. Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern. Section 5. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference,mutatis mutandis, and the parties hereto agree to such terms. Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. [Signatures on following page] F-39

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. ACTIVISION BLIZZARD, INC., as Borrower By: Name: Title: [GRANTORS] By: Name: Title: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: F-40 Signature Page for Trademark Security Agreement

Schedule I to Trademark Security Agreement Supplement UNITED STATES Trademarks, Service Marks and Trademark Applications F-41 Grantor Trademark or Service Mark Application Date Filed Application No. and Jurisdiction Grantor Trademark or Service Mark Date Granted Registration No. and Jurisdiction

Exhibit IV FORM OF COPYRIGHT SECURITY AGREEMENT (SHORT-FORM) COPYRIGHT SECURITY AGREEMENT, dated as of [ ] (this “Agreement”) among ACTIVISION BLIZZARD, INC., a Delaware corporation located at 3100 Ocean Park Blvd., Santa Monica, CA 90405 (the “Borrower”), the other Grantors identified herein and BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties. Reference is made to the Security Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the other Grantors identified therein and who from time to time become a party thereto and the Collateral Agent. The Secured Parties’ agreements in respect of extensions of credit to the Borrower are set forth in the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and the performance of obligations by the Hedge Banks under any Secured Hedge Agreements and Treasury Services Agreement and the undersigned Grantor are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Hedge Banks to enter in to such Secured Hedge Agreements and Treasury Services Agreements. Accordingly, the parties hereto agree as follows: Section 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. Section 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor, pursuant to and in accordance with the Security Agreement, did and hereby does pledge to the Collateral Agent for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”): (a) all copyright rights in any work subject to and under the copyright laws of the United States, whether as author, assignee, transferee, exclusive licensee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule I hereto. Section 3. Termination. This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising F-42 therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder. The Collateral Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement. Additionally, upon such satisfactory performance or payment, the Collateral Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral. Section 4. Supplement to the Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern. Section 5. Governing Law. The terms of Section 10.15 of the Credit Agreement with respect to governing law are incorporated herein by reference,mutatis mutandis, and the parties hereto agree to such terms. Section 6. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. [Signatures on following page] F-43

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. ACTIVISION BLIZZARD, INC., as Borrower By: Name: Title: [GRANTORS] By: Name: Title: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: F-44 Signature Page for Copyright Security Agreement

Schedule I Short Particulars of U.S. Copyright Collateral F-45

EXHIBIT G-1 [FORM OF] PERFECTION CERTIFICATE (See Attached) G-1-1

EXHIBIT G-2 [FORM OF] PERFECTION CERTIFICATE SUPPLEMENT This Perfection Certificate Supplement, dated as of [ ] is delivered pursuant to Section 6.02(e) of that certain Credit Agreement dated as of October 11, 2013 (the “Credit Agreement”) among Activision Blizzard, Inc., the Guarantors, the lenders and other parties thereto from time to time and BANK OF AMERICA, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means the Borrower and each Guarantor. The undersigned, the [ ] of the Borrower, hereby certify (in my capacity as [ ] and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows: 1. Names. (i) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name inSchedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed inSchedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company. (ii) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change. 2. Current Locations. Except as listed on Schedule 2 attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth inSchedule 2 of the Prior Perfection Certificate. 3. Extraordinary Transactions. During the five year period preceding the date hereof, except for those purchases, acquisitions and other transactions described onSchedule 3 attached hereto and on Schedule 3 to the Prior Perfection Certificate, all of the material Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind.. 4. [Intentionally omitted]. 5. UCC Filings. Except as listed on Schedule 5 attached hereto and made a part hereof, the financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral relating to the Security Agreement or the applicable Mortgage, are set forth in Schedule 5 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto and thereto. G-2-1

6. Schedule of Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto asSchedule 5 and (ii) the appropriate filing offices for the filings described in Schedule 11(a) and Schedule 11(b) hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Collateral Documents. 7. Real Property. Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 to the Prior Perfection Certificate is a list of all real property owned by each Company located in the United States and having a value in excess of [$5,000,000] noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. 8. [Intentionally omitted]. 9. Stock Ownership and Other Equity Interests. Except as listed onSchedule 9(a) attached hereto and made a part hereof, Schedule 9(a) or Schedule 9(b) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its direct Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Except as set forth onSchedule 9(c) attached hereto and made a part hereof, Schedule 9(c) to the Prior Perfection Certificate sets forth each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made. 10. Instruments and Tangible Chattel Paper. Except as listed onSchedule 10 attached hereto and made a part hereof, Schedule 10 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies. 11. Intellectual Property. (i) Except as listed on Schedule 11(a) attached hereto and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (the “USPTO”), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Company. (ii) Except as listed on Schedule 11(b) attached hereto and made a part hereof, Schedule 11(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement) registered with the United States Copyright Office (the “USCO”), including the name of the registered owner and the registration number of each Copyright owned by each Company. (iii) Except as listed on Schedule 11(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 11(c) is a schedule setting forth all material Patent Licenses, material Trademark Licenses and material Copyright Licenses, recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date G-2-2 of execution thereof and, if applicable, a recordation number or other such evidence of recordation, excluding all licenses for standard commercial software. (iv) Except as listed on Schedule 11(d) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 11(d) in proper form for filing with the USPTO and USCO are the filings necessary to record the security interests in the United States Trademarks, Patents and Copyrights set forth in Schedule 11(a) and Schedule 11(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable. 12. Commercial Tort Claims. Except as listed on Schedule 12 attached hereto and made a part hereof, attached to the Prior Perfection Certificate asSchedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) having a value in excess of $[10,000,000] held by each Company, including a brief description thereof. 13. Insurance. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all insurance policies of the Companies. 14. Other Collateral. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate asSchedule 14 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boats vessels, (e) all rolling stock and trains, (f) all oil, gas, minerals and as extracted collateral, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreement. [The Remainder of this Page has been intentionally left blank] G-2-3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first written above. ACTIVISION BLIZZARD, INC. By: Name: Title: [Each of the Guarantors] G-2-4

Schedule 1(a) Legal Names, Etc. 1 If none, so state. G-2-5 Legal Name Type of Entity Registered Organization (Yes/No) Organizational Number1 Federal Taxpayer Identification Number State of Formation

Schedule 1(b) Prior Organizational Names G-2-6 Company/Subsidiary Prior Name Date of Change

Schedule 2 Chief Executive Offices G-2-7 Company/Subsidiary Address County State

Schedule 3 Transactions Other Than in the Ordinary Course of Business G-2-8 Company/Subsidiary Description of Transaction Including Parties Thereto Date of Transaction

Schedule 5 Copy of Financing Statements To Be Filed See attached. G-2-9

Schedule 6 Filings/Filing Offices 1 UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing. G-2-10 Type of Filing1 Entity Applicable Collateral Document [Mortgage, Security Agreement or Other] Jurisdictions

Schedule 7 Real Property G-2-11 Entity of Record Location Address Owned or Leased Landlord/Owner if Leased Description of Lease Documents Purpose/Use of Facility

Cahill Gordon & Reindel LLP Draft 12/3/03 Schedule 9 (a) Equity Interests of Companies and Subsidiaries (b) Other Equity Interests G-2-12 Current Legal Entities Owned Record Owner Certificate No. No. Shares/Interest Percent Pledged

Schedule 10 Instruments and Tangible Chattel Paper 1. Promissory Notes: 2. Chattel Paper: G-2-13 Entity Principal Amount Date of Issuance Interest Rate Maturity Date

Cahill Gordon & Reindel LLP Draft 12/3/03 Schedule 11(a) Patents and Trademarks UNITED STATES PATENTS: Registrations: Applications: UNITED STATES TRADEMARKS: Registrations: Applications: G-2-14 OWNER APPLICATION NUMBER TRADEMARK OWNER REGISTRATION NUMBER TRADEMARK OWNER APPLICATION NUMBER DESCRIPTION OWNER REGISTRATION NUMBER DESCRIPTION

Cahill Gordon & Reindel LLP
Draft 12/3/03

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

G-2-15

Licenses: G-2-16 REGISTRATION/APPLICATION LICENSEE LICENSOR COUNTRY/STATE NUMBER DESCRIPTION

Cahill Gordon & Reindel LLP Draft 12/3/03 Schedule 11(c) Material Intellectual Property Licenses Patent Licenses: Trademark Licenses Copyright Licenses: G-2-17 LICENSEE LICENSOR TITLE OF AGREEMENT REGISTRATION/APPLICATION DATE OF NUMBER AGREEMENT LICENSEE LICENSOR TITLE OF AGREEMENT REGISTRATION/APPLICATION DATE OF NUMBER AGREEMENT TITLE OF LICENSEE LICENSOR AGREEMENT REGISTRATION/APPLICATION DATE OF NUMBER AGREEMENT

Cahill Gordon & Reindel LLP Draft 12/3/03 Schedule 11(d) Intellectual Property Filings G-2-18

Schedule 12 Commercial Tort Claims G-2-192

Schedule 13 Insurance G-2-202

Cahill Gordon & Reindel LLP Draft 12/3/03 Schedule 14 Other Collateral (a) Agreements and Contracts with Governmental Authorities (b) FCC Licenses (c) Aircraft and Airplanes (d) Ships, Boats and Vessels G-2-1 Description Description Description Description

(e) Rolling Stock And Trains (f) Oil, Gas, Minerals and As Extracted Collateral G-2-22 Description Description

EXHIBIT H [FORM OF] INTERCOMPANY NOTE (See Attached) H-1

EXHIBIT I-1 [FORM OF] FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] among ACTIVISION BLIZZARD, INC., the other Grantors party hereto, BANK OF AMERICA, N.A., as General Credit Facilities Collateral Agent and Authorized Representative for the General Credit Facilities Secured Parties, [ ] and each additional Authorized Representative from time to time party hereto I-1-1

EXHIBIT G FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of [ ], 20[ ], among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Company”), the other Grantors party hereto, BANK OF AMERICA, N.A., as administrative agent and collateral agent for the General Credit Facilities Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “General Credit Facilities Collateral Agent”) and as Authorized Representative for the General Credit Facilities Secured Parties, [ ] as [trustee] [agent] and collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and as Authorized Representative for the Initial Additional First Lien Secured Parties, and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Credit Facilities Collateral Agent (for itself and on behalf of the General Credit Facilities Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows: ARTICLE I Definitions SECTION 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. (b) Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists I-1-G-1 securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified. (c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the General Credit Facilities Credit Agreement. As used in this Agreement, the following terms have the meanings specified below: “Additional Authorized Representative” shall have the meaning assigned to such term in Section 6.01(b). “Additional First Lien Agreement” shall mean any indenture, credit agreement or other agreement under which Additional First Lien Obligations of any Series are issued or incurred and any other instrument, agreement or other document evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof. “Additional First Lien Collateral Agent” shall mean any collateral agent with respect to any Additional First Lien Obligations. “Additional First Lien Obligations” shall mean all Obligations of the Company and the other Grantors that shall have been designated as such pursuant to Article VI. “Additional First Lien Secured Parties” shall mean the holders of any Additional First Lien Obligations and any Additional First Lien Collateral Agent or Authorized Representative with respect thereto. “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Applicable Authorized Representative” shall mean, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of General Credit Facilities Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the General Credit Facilities Collateral Agent and (ii) from and after the earlier of (x) the Discharge of General Credit Facilities Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized I-1G-2-22

Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date. “Authorized Representative” shall mean (i) in the case of any General Credit Facilities Obligations or the General Credit Facilities Secured Parties, the General Credit Facilities Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement. “Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b). “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended. “Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors. “Cash Management Obligations” shall mean Obligations under any Treasury Services Agreements. “Collateral” shall mean all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations. “Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Control Collateral” shall mean any Shared Collateral in the possession of, or controlled by, the Applicable Authorized Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Control Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, Investment Property, Deposit Accounts and Chattel Paper, in each case, delivered to, in the possession of, or controlled by, the Applicable Authorized Representative under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC. “Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral. “Default” shall mean a “Default” (or similar defined term) as defined in any Secured Credit Document. “DIP Financing” shall have the meaning assigned to such term in Section 2.05(b). “DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b). “DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b). I-1G-2-32

“Discharge” shall mean, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning. “Discharge of General Credit Facilities Obligations” shall mean, (a) the payment in full in cash of all outstanding General Credit Facilities Obligations (other than (x) Hedging Obligations under Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank shall have been made, (y) Cash Management Obligations as to which arrangements reasonably satisfactory to the applicable Hedge Bank shall have been made and (z) contingent indemnification obligations not yet accrued and payable), but including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the General Credit Facilities Credit Agreement and (b) the termination of all commitments to extend credit under the Cash Flow Documents; provided that the Discharge of General Credit Facilities Obligations shall not be deemed to have occurred in connection with a Refinancing of such General Credit Facilities Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Agreement which has been designated in writing by the Authorized Representative (under the General Credit Facilities Credit Agreement so Refinanced) to the Applicable Authorized Representative and each other Authorized Representative as the “General Credit Facilities Credit Agreement” for purposes of this Agreement. “Disposition” shall have the meaning assigned to such term in Section 2.04(b). “Event of Default” shall mean an “Event of Default” (or similar defined term) as defined in any Secured Credit Document. “First Lien Obligations” shall mean, collectively, (i) the General Credit Facilities Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations. “First Lien Secured Parties” shall mean, collectively, (i) the General Credit Facilities Secured Parties, (ii) the Initial Additional First Lien Secured Parties, and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations. “First Lien Security Documents” shall mean each Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed. “General Credit Facilities Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “General Credit Facilities Credit Agreement” shall mean that certain Credit Agreement, dated as of October 11, 2013, as amended, restated, extended, modified, Refinanced, replaced and/or supplemented from time to time, among Activision Blizzard, Inc., a Delaware corporation (the “Company”), the Grantors party thereto, the lenders from time to time party thereto, the General Credit Facilities Collateral Agent and the other parties thereto. I-1G-2-42

“General Credit Facilities Obligations” shall mean the “Obligations” as defined in the General Credit Facilities Security Agreement. “General Credit Facilities Secured Parties” shall mean the “Secured Parties” as defined in the General Credit Facilities Credit Agreement. “General Credit Facilities Security Agreement” shall mean that certain Security Agreement, dated as of October 11, 2013, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, the other Grantors party thereto and the General Credit Facilities Collateral Agent. “Grantors” shall mean the Company and each subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. “Hedge Bank” shall mean any Person that is a Lender (as defined in the General Credit Facilities Credit Agreement) or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party thereto. “Impairment” shall have the meaning assigned to such term in Section 1.01(b). “Initial Additional Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement. “Initial Additional First Lien Agreements” shall mean the [Indenture] [Other Agreement], dated as of [ ], 20[ ] and as amended, restated, Refinanced, supplemented or otherwise modified from time to time, among the Company, the Guarantors party thereto and the Initial Additional Authorized Representative, and any other instrument, agreement or other document evidencing or governing Obligations of the Company and the Grantors thereunder or providing any guarantee, Lien or other right in respect thereof. “Initial Additional First Lien Obligations” shall mean the [“Notes Obligations”] as defined in the Initial Additional First Lien Agreements. “Initial Additional First Lien Secured Parties” shall mean the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative. “Initial Additional First Lien Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, the other Grantors party thereto and the Initial Additional Authorized Representative. “Insolvency or Liquidation Proceeding” shall mean: (1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary; I-1G-2-52

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims. “Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a). “Joinder Agreement” shall mean a completed supplement to this Agreement substantially in the form of Exhibit A hereto. “Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien. “Major Non-Controlling Authorized Representative” shall mean, with respect to any Shared Collateral, the Non-Controlling Authorized Representative of the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Initial Additional First Lien Obligations or Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Initial Additional First Lien Obligations or Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition. “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York. “Non-Controlling Authorized Representative” shall mean, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral. “Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Non-Controlling Authorized Representative, the date which is 90days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Secured Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Secured Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Document under I-1G-2-62 which such Non-Controlling Authorized Representative is the Authorized Representative; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. “Non-Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral. “Obligations” shall mean (i) any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness, (ii) Hedging Obligations and (iii) Cash Management Obligations. “Proceeds” shall have the meaning assigned to such term in Section 2.01(a). “Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace, restate or repay, or to issue other indebtedness or enter into one or more alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings. “Secured Credit Documents” shall mean (i) the General Credit Facilities Credit Agreement and the Loan Documents (as defined in the General Credit Facilities Credit Agreement), (ii) the Initial Additional First Lien Agreements and (iii) each Additional First Lien Agreement. “Secured Hedge Agreement” shall mean any Hedge Contract that is entered into by and between any Grantor and any Hedge Bank. “Security Agreements” shall mean (i) the General Credit Facilities Security Agreement, (ii) the Initial Additional First Lien Security Agreement and (iii) any security agreement with respect to any Additional First Lien Agreement. “Series” shall mean (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facilities Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facilities Obligations, (ii) the Initial I-1G-2-72

Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Agreements, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations). “Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time. “Treasury Services Agreement” shall mean any agreement between any Grantor and any Hedge Bank relating to commercial credit or debit card, merchant card, or purchasing card programs (including non-card e-payables services), or treasury, depository, or cash management services (including automatic clearing house transfer of funds, overdraft, controlled disbursement, electronic funds transfer, lockbox, stop payment, return item and wire transfer services). ARTICLE II Priorities and Agreements with Respect to Shared Collateral SECTION 2.01 Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b) of this Agreement), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party are received by the Applicable Authorized Representative or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to any Authorized Representative, as applicable (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.01(b), to the payment in full of the First Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening I-1G-2-82

Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties holding a security interest in the Shared Collateral for distribution in accordance with this Section 2.01(a). (b) The First Lien Secured Parties hereby acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in this Agreement and the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series. (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority. (d) Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure General Credit Facilities Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the General Credit Facilities Collateral Agent pursuant to Section 2.03(g), 2.17 or Article VIII of the General Credit Facilities Credit Agreement (or any equivalent successor provisions) shall be applied as specified in the General Credit Facilities Credit Agreement and will not constitute Shared Collateral. SECTION 2.02 Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Authorized Representative shall not be required to follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable I-1G-2-92

Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Applicable Authorized Representative or any Authorized Representative with respect to any Collateral not constituting Shared Collateral. SECTION 2.03 No Interference; Payment Over. (a) Each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other First Lien Secured Party to exercise, and shall not exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Authorized Representative or any other First Lien Secured Party to enforce this Agreement. (b) Each First Lien Secured Party (by accepting the benefits of this Agreement) hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement ), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in the Shared Collateral and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed by the Applicable Authorized Representative in accordance with the provisions of Section 2.01 hereof. I-1G-2-102

SECTION 2.04 Automatic Release of Liens. (a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Authorized Representative in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Authorized Representatives for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of any foreclosure proceeding as and when, but only to the extent, such Liens of the Applicable Authorized Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof. (b) Until the Discharge of General Credit Facilities Obligations, if in connection with any (i) sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the General Credit Facilities Credit Agreement (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing) and not expressly prohibited under the terms of the other Secured Credit Documents or (ii) any agreement between the General Credit Facilities Collateral Agent and the Company or any other Grantor to release the General Credit Facilities Collateral Agent’s Lien on any portion of the Shared Collateral or to release any Grantor from its obligations under its guaranty of the General Credit Facilities Obligations (other than in connection with an enforcement action or other exercise of the General Credit Facilities Collateral Agent’s remedies in respect of the Shared Collateral which shall be governed by Section 2.04(a)), the General Credit Facilities Collateral Agent, for itself or on behalf of any of the General Credit Facilities Secured Parties, releases any of its Liens on any part of the Shared Collateral, or releases any guarantor from its obligations under its guaranty of the General Credit Facilities Obligations, then the Liens, if any, of each Non-Controlling Authorized Representative, for itself or for the benefit of any Non-Controlling Secured Parties, on such Shared Collateral, and the obligations of such guarantor under its guaranty of the other First Lien Obligations, shall be automatically, unconditionally and simultaneously released. Each Non-Controlling Authorized Representative, for itself or on behalf of any such Non-Controlling Secured Parties, promptly shall execute and deliver to the General Credit Facilities Collateral Agent or such Grantor such termination statements, releases and other documents and take all such further actions as the General Credit Facilities Collateral Agent or such Grantor may reasonably request to effectively confirm such release. (c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral provided for in this Section. SECTION 2.05 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries. (b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code I-1G-2-112 or any similar provision in any Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party (to the extent such Controlling Secured Party is part of the majority or such greater amount referred to below)) (by accepting the benefits of this Agreement) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rankpari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral. SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. SECTION 2.08 Refinancings. The First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be Refinanced, in whole or in I-1G-2-122 part, or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness. SECTION 2.09 Control Collateral Agent as Gratuitous Bailee for Perfection. (a) The Control Collateral shall be delivered to the Applicable Authorized Representative and the Applicable Authorized Representative agrees to hold any Shared Collateral constituting Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery or transfer of control to the Applicable Authorized Representative, each other Authorized Representative agrees to hold any Shared Collateral constituting Control Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Control Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Notwithstanding the equal priority of the Liens on such Control Collateral securing First Lien Obligations, the Applicable Authorized Representative may deal with such Collateral as if the Liens thereon in favor of the First Lien Secured Parties of any other Series do not exist; provided that the Proceeds arising therefrom shall be subject to application in accordance with Section 2.01(a) hereof. (b) The duties or responsibilities of the Applicable Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Control Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein. SECTION 2.10 Amendments to First Lien Security Documents. (a) Without the prior written consent of the General Credit Facilities Collateral Agent, each other Authorized Representative agrees that no First Lien Security Document (other than the General Credit Facilities Security Agreement or any other First Lien Security Document in respect of the General Credit Facilities Obligations) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Security Document (other than the General Credit Facilities Security Agreement or any other First Lien Security Document in respect of the General Credit Facilities Obligations) would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement. (b) Without the prior written consent of each Authorized Representative (other than the General Credit Facilities Collateral Agent), the General Credit Facilities Collateral Agent agrees that no First Lien Security Document in respect of the General Credit Facilities Obligations (including the General Credit Facilities Security Agreement) may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Security Document in respect of the General Credit Facilities Obligations (including the General I-1G-2-132

Credit Facilities Security Agreement) would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement. (c) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Authorized Representative may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10. ARTICLE III Existence and Amounts of Liens and Obligations Whenever the Applicable Authorized Representative or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Applicable Authorized Representative and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination, except as may result from such Authorized Representative’s bad faith, gross negligence or willful misconduct. ARTICLE IV The Applicable Authorized Representative SECTION 4.01 Appointment and Authority. (a) Each of the First Lien Secured Parties (by accepting the benefits of this Agreement) hereby irrevocably appoints the Applicable Authorized Representative to act on its behalf as the Applicable Authorized Representative hereunder and under each of the other First Lien Security Documents and authorizes the Applicable Authorized Representative to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Authorized Representative by the terms hereof or thereof, including for purposes of enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Authorized Representative and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Authorized Representative pursuant to Section 4.05 for purposes of enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Section 10.04 of the General Credit Facilities Credit Agreement and the equivalent provision of any Additional First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto. I-1G-2-142

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Authorized Representative is the collateral agent for such Shared Collateral, without regard to any rights to which any Non-Controlling Secured Party would otherwise be entitled to as a holder of any First Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that neither the Applicable Authorized Representative nor any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Applicable Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by the Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Authorized Representative shall accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of the Applicable Authorized Representative. SECTION 4.02 Rights as a First Lien Secured Party. (a) The First Lien Secured Parties shall indemnify upon demand the Applicable Authorized Representative and each of its Agent-Related Persons (to the extent not reimbursed by or on behalf of any Grantor and without limiting the obligation of any Grantor to do so), pro rata, and hold harmless each such Agent-Related Person from and against any and all liabilities incurred by it in connection with the performance of its duties under this Agreement and any Secured Credit Document such First Lien Secured Parties benefit from; provided that no First Lien Secured Party shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction. In the case of any investigation, litigation or proceeding giving rise to any indemnified liabilities, this applies whether any such investigation, litigation or proceeding is brought by any First Lien Secured Party or any other Person. Without limitation of the foregoing, each First Lien Secured Party shall reimburse the Applicable Authorized Representative upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Applicable Authorized Representative in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Secured Credit I-1G-2-152

Document, or any document contemplated by or referred to herein, to the extent that the Applicable Authorized Representative is not reimbursed for such expenses by or on behalf of the Grantors. The undertaking in this Section shall survive termination of this Agreement and the resignation of the Applicable Authorized Representative. SECTION 4.03 Exculpatory Provisions. (a) The Applicable Authorized Representative shall not have any duties or obligations to the First Lien Secured Parties except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Authorized Representative: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or expense or that is contrary to this Agreement, any First Lien Security Document or applicable law; (iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity; (iv) shall not be liable for any action taken or not taken by it (A) in the absence of its own gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction) or (B) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Default or Event of Default under any Series of First Lien Obligations unless and until written notice describing such Default or Event of Default is given to the Applicable Authorized Representative by the Authorized Representative of such First Lien Obligations or any Grantor; and (v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (E) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document. I-1G-2-162

SECTION 4.04 Reliance by Applicable Authorized Representative. The Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Company or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 4.05 Delegation of Duties. The Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Applicable Authorized Representative. The Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and any such sub-agent. SECTION 4.06 Non-Reliance on Applicable Authorized Representative and other First Lien Secured Parties. Each First Lien Secured Party (by accepting the benefits of this Agreement) acknowledges that it has, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party (by accepting the benefits of this Agreement) also acknowledges that it will, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder. SECTION 4.07 Collateral and Guaranty Matters. I-1G-2-172

Each of the First Lien Secured Parties irrevocably authorizes the Applicable Authorized Representative, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Applicable Authorized Representative under any First Lien Security Document in accordance with Section 2.04 hereof or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and (b) to release any Grantor from its obligations under any First Lien Security Documents under which the Applicable Authorized Representative is the Authorized Representative for the applicable First Lien Secured Parties thereunder upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document. ARTICLE V Miscellaneous SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (a) if to the General Credit Facilities Collateral Agent, to: Bank of America, N.A. [ ] Attention: [ ] Facsimile no: [ ] E-Mail Address: [ ] (b) if to the Initial Additional Authorized Representative, to: [Reserved] I-1G-2-182

EXHIBIT H [Reserved] Attention: [ Facsimile no: [ ] ] E-Mail Address: [ ] (c) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing by each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. SECTION 5.02 Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and, with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, the Company. (c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in the form of Exhibit A hereto and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof. (d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Applicable Authorized Representative and the Company may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional H-1

First Lien Obligations in compliance with the General Credit Facilities Credit Agreement and the other Secured Credit Documents. SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 5.07 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. SECTION 5.08 Submission To Jurisdiction Waivers. Each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such legal action or proceeding in any other jurisdiction; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01; H-20

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, indirect, exemplary, punitive or consequential damages. SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control. SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Articles V and VI). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. SECTION 5.13 Integration. This Agreement represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Applicable Authorized Representative, any Authorized Representative or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein. SECTION 5.14 Incorporation by Reference. In connection with its execution and acting hereunder, the Initial Additional Authorized Representative is entitled to all rights, benefits, protections, immunities, privileges and indemnities provided to it as [trustee] [agent] under the Initial Additional First Lien Agreements. ARTICLE VI Additional First Lien Obligations SECTION 6.01 Additional First Lien Obligations. The Company may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are secured by Liens on any assets of the Grantors that would constitute Shared Collateral as Additional First Lien Obligations by delivering to the Applicable Authorized Representative for the benefit of the First Lien Secured Parties a certificate of an authorized officer of the Company: H-21

(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations and the initial aggregate principal amount or face amount thereof as of the date of such certificate; (b) setting forth the Additional First Lien Agreements under which such Additional First Lien Obligations are issued or incurred or the Guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete by an authorized officer of the Company; (c) identifying the Person that serves as the Additional Authorized Representative; (d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document in effect at such time; and (e) attaching a fully completed Joinder Agreement executed and delivered by the Additional Authorized Representative. Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement. [Remainder of this page intentionally left blank] H-22

EXHIBIT I IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. [Reserved] BANK OF AMERICA, N.A., as General Credit Facilities Collateral Agent and Authorized Representative for the General Credit Facilities Secured Parties By: Name: Title: I-1-1 SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT

[ ], as Initial Additional Authorized Representative By: Name: Title: I-1-25 SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT

ACTIVISION BLIZZARD, INC. By: Name: Title: [GRANTORS] By: Name: Title: I-1-26 SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT

EXHIBIT A [FORM OF] JOINDER AGREEMENT NO. [ ] dated as of [ ], 20[ ] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ] (the “Intercreditor Agreement”), among ACTIVISION BLIZZARD, INC., a Delaware corporation, the other Grantors (as defined therein) party hereto, BANK OF AMERICA, N.A., as the General Credit Facilities Collateral Agent and as Authorized Representative for the General Credit Facilities Secured Parties, [ ], as the Initial Additional Authorized Representative, and each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party thereto. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. B. The Company proposes to issue or incur Additional First Lien Obligations and the Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Secured Parties. The Additional First Lien Obligations are being designated as such by the Company in accordance with Article VI of the First Lien Intercreditor Agreement. C. The Additional Authorized Representative wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional First Lien Secured Parties, the rights and obligations of an “Additional Authorized Representative” thereunder. The Additional Authorized Representative is entering into this Joinder Agreement in accordance with the provisions of the First Lien Intercreditor Agreement in order to become an Additional Authorized Representative thereunder. Accordingly, the Additional Authorized Representative and the Company agree as follows, for the benefit of the Additional Authorized Representative, the Company and each other party to the First Lien Intercreditor Agreement: SECTION 1. Accession to the Intercreditor Agreement. The Additional Authorized Representative (a) hereby accedes and becomes a party to the First Lien Intercreditor Agreement as an Additional Authorized Representative for the Additional First Lien Secured Parties from time to time in respect of the Additional First Lien Obligations, (b) agrees, for itself and on behalf of the Additional First Lien Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the First Lien Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Authorized Representative under the First Lien Intercreditor Agreement. SECTION 2. Representations, Warranties and Acknowledgement of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Authorized Representatives and the other parties to the First Lien Intercreditor Agreement that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement and (c) the Additional First Lien Agreements relating to such Additional First Lien Obligations provide that, upon the Additional Authorized Representative’s entry into this Joinder Agreement, the secured parties in respect of such Additional First Lien Obligations will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties. I-J-1-1 Exhibit A-1

SECTION 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Authorized Representative shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Authorized Representative. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement. SECTION 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the First Lien Intercreditor Agreement. SECTION 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. Severability. Any provision of this Joinder Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or of the First Lien Intercreditor Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the First Lien Intercreditor Agreement. I-J-1-2 Exhibit A-2

IN WITNESS WHEREOF, the Additional Authorized Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written. [NAME OF ADDITIONAL AUTHORIZED REPRESENTATIVE], as ADDITIONAL AUTHORIZED REPRESENTATIVE for the ADDITIONAL FIRST LIEN SECURED PARTIES By: Name: Title: Address for notices: attention of: Telecopy: I-J-1-3 Exhibit A-3

Acknowledged by: BANK OF AMERICA, N.A., as General Credit Facilities Collateral Agent By: Name: Title: By: Name: Title: [ ], as Initial Additional Authorized Representative By: Name: Title: [EACH OTHER ADDITIONAL AUTHORIZED REPRESENTATIVE, as Additional Authorized Representative By: Name: Title: ACTIVISION BLIZZARD, INC. By: Name: Title: [GRANTORS] By: Name: Title I-J-1-4 Exhibit A-4

EXHIBIT I-2 [FORM OF] SECOND LIEN INTERCREDITOR AGREEMENT among ACTIVISION BLIZZARD, INC., as Borrower, the other Grantors party hereto, BANK OF AMERICA, N.A., as Senior Representative for the General Credit Facilities Secured Parties, [ ], as the Initial Additional Second Priority Representative, and each additional Representative from time to time party hereto dated as of [ ], 20[ ] I-2-1

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, BANK OF AMERICA, N.A., as Senior Representative for the General Credit Facilities Secured Parties (in such capacity, the “Administrative Agent”), [ ],as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), [[ ], as Representative for the Additional Senior Debt Parties under the [describe applicable Additional Senior Debt Facility]], and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.9. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the General Credit Facilities Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows: 1. Definitions 1.1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below: “Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Borrower, and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Senior Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.9 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Article VI thereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor. “Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness. I-2-36

“Additional Senior Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional Senior Debt. “Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document. “Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Senior Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Debt Documents. “Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent. “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law. “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors. “Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Class Debt” has the meaning assigned to such term in Section 8.9. “Class Debt Parties” has the meaning assigned to such term in Section 8.9. “Class Debt Representatives” has the meaning assigned to such term in Section 8.9. “Collateral” means the Senior Collateral and the Second Priority Collateral. “Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents. I-2-37

“Credit Agreement” means that certain Credit Agreement, dated as of October 11, 2013, among the Borrower, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented, Refinanced or otherwise modified from time to time. “Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement. “Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement. “Debt Facility” means any Senior Facility and any Second Priority Debt Facility. “Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof. “Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time. “DIP Financing” has the meaning assigned to such term in Section 6.1. “Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning. “Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement. “Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred. I-2-38

“First Lien Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” in the Credit Agreement. “General Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Credit Agreement. “Grantors” means the Borrower and each Subsidiary or direct or indirect parent company of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto. “Guarantors” has the meaning assigned to such term in the Credit Agreement. “Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents. “Initial Second Priority Debt Documents” means that certain Indenture dated as of [ ], 201[ ], among the Borrower, [the Guarantors identified therein,] [ ], as [trustee], and [ ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations. “Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents. “Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative. “Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement. “Insolvency or Liquidation Proceeding” means: (1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims. I-2-39

“Intellectual Property” has the meaning assigned to such term in the Security Agreement. “Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex III or Annex IV hereof. “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien. “Major Second Priority Representative” means, with respect to any Shared Collateral, the Second Priority Representative of the series of Second Priority Debt that (a) constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt with respect to such Shared Collateral and (b) is larger in principal amount than the largest outstanding principal amount of any then outstanding series of Indebtedness constituting Senior Obligations with respect to such Shared Collateral. “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York. “Officer’s Certificate” means a certificate of an authorized officer of the Borrower. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.5.1. “Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement. “Purchase Event” has the meaning assigned to such term in Section 5.7. “Recovery” has the meaning assigned to such term in Section 6.4. “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into one or more alternative financing arrangements, in exchange or I-2-40 replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings. “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Replacement Senior Obligations” has the meaning assigned to such term in Section 8.10. “Representatives” means the Senior Representatives and the Second Priority Representatives. “SEC” means the United States Securities and Exchange Commission and any successor agency thereto. “Second Priority Class Debt” has the meaning assigned to such term in Section 8.9. “Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.9. “Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.9. “Second Priority Collateral” means any “Collateral” (or similar term) as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation. “Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation. “Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second I-2-41

Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Second Priority Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.9 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor. “Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Initial Second Priority Debt Documents. “Second Priority Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Second Priority Debt. “Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, all amounts owing pursuant to the terms of such Second Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees and expenses that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Second Priority Debt Document. “Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt incurred after the date hereof, the holders of such Indebtedness, the Second Priority Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents. “Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days (through which 180 day period such Second Priority Representative was the Major Second Priority Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative is the Major Second Priority Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative is the Major Second Priority Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second Priority Representative is the Major Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at I-2-42 any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. “Second Priority Majority Representatives” means the Second Priority Representatives representing at least a majority of the aggregate amount of Second Priority Debt Obligations then outstanding that agree to vote together or direct or instruct the Designated Second Priority Representative together. “Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents. “Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility incurred after the date hereof, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Second Priority Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement. “Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations. “Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties. “Senior Class Debt” has the meaning assigned to such term in Section 8.9. “Senior Class Debt Parties” has the meaning assigned to such term in Section 8.9. “Senior Class Debt Representative” has the meaning assigned to such term in Section 8.9. “Senior Collateral” means any “Collateral” (or similar term) as defined in any Credit Agreement Loan Document, “Collateral” (or similar term) as defined in any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations. “Senior Collateral Documents” means the Security Agreement, the other “Collateral Documents” as defined in the Credit Agreement, the other “Secured Credit Documents” as defined in the First Lien Intercreditor Agreement pursuant to which a Lien on the Senior Collateral is or is purported to be granted and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation. I-2-43

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents. “Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities. “Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents. “Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations. “Senior Representative” means (i) in the case of any Credit Agreement Obligations or the General Credit Facilities Secured Parties, the Administrative Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Senior Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement. “Senior Secured Parties” means the General Credit Facilities Secured Parties and any Additional Senior Debt Parties. “Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility (or their Senior Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Second Priority Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article 2 to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time. “Trustee” has the meaning assigned to such term in Section 8.21. “Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York. 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as I-2-44 referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. 2. Priorities and Agreements with Respect to Shared Collateral 2.1. Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. 2.2. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior I-2-45

Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations. 2.3. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.1) or any of the Senior Debt Documents. 2.4. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations. I-2-46

2.5. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.5 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. 2.6. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.03(g), 2.17 or Article IX of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral. 3. Enforcement 3.1.Exercise of Remedies. 3.1.1. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared I-2-47

Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.4 and (D) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. 3.1.2. So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1.1, the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred. 3.1.3. Subject to the proviso in clause (ii) of Section 3.1.1, (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or I-2-48 other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties. 3.1.4. Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents. 3.1.5. Until the Discharge of Senior Obligations, subject to Section 3.1.1, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.1.5 shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations. 3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1.1, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations. 3.3. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by I-2-49 this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party. 4. Payments 4.1. Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents. 4.2. Payments Over. So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable. I-2-50

5. Other Agreements 5.1.Releases. 5.1.1. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Borrower) other than a release granted upon or following the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of a notice from the Borrower stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments and take such further actions as the Borrower or such Grantor may reasonably request to evidence such termination and release of the Liens. Nothing in this Section 5.1.1 will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents. 5.1.2. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.1.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.1.1, including any termination statements, endorsements or other instruments of transfer or release. 5.1.3. Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.1.3 shall be construed to prevent or impair the rights of the Second Priority I-2-51

Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement. 5.1.4. Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative. 5.2. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.2. I-2-52

5.3.Amendments to Second Priority Collateral Documents. 5.3.1. Except to the extent not prohibited by any Senior Debt Document, no Second Priority Debt Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Debt Document, would be prohibited by or inconsistent with any of the terms of this Agreement without the consent of each Senior Representative. The Borrower agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Debt Documents and (ii) any new Second Priority Debt Documents, in each case promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative): “Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (a) Bank of America, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of October 11, 2013 among the Borrower, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (b) [ ], as trustee and collateral agent, pursuant to or in connection with the Indenture, dated as of [_ ], 2013 among the Borrower, as issuer, [ ], as trustee and collateral agent and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 201[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as Administrative Agent (as defined therein), [ ] and the other Grantors party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.” 5.3.2. In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver, consent or replacement shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority I-2-53

Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that written notice of such amendment, waiver, consent or replacement shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver, consent or replacement (provided that the failure to deliver such notice within such period shall not affect the effectiveness of such amendment, waiver, consent or replacement). 5.4. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral. 5.5.Gratuitous Bailee for Perfection. 5.5.1. Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.5. 5.5.2. In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such I-2-54

Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5. 5.5.3. Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement. 5.5.4. The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Representatives under this Section 5.5 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in Sections 5.5.1 and 5.5.2 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative. 5.5.5. The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.5 as sub-agents and gratuitous bailees with respect to the Shared Collateral. 5.5.6. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby, and the Borrower and the other Grantors shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful I-2-55 misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement. 5.5.7. None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. 5.6. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time concurrently with or after the Discharge of Senior Obligations has occurred, the Borrower or any Subsidiary enters into any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding. 5.7. Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (a) acceleration of the Senior Obligations in accordance with the terms of any Senior Debt Document, (b) a payment default under any Senior Debt Document that has not been cured or waived by the Senior Secured Parties within sixty (60) days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the Senior I-2-56

Secured Parties hereby offer the Second Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each Senior Representative, each Second Priority Representative and the Borrower. If none of the Second Priority Debt Parties exercise such right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement. 6. Insolvency or Liquidation Proceedings. 6.1. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.1.1 and Section 6.3, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be I-2-57 free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice. 6.2. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative. 6.3. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.3 or in Section 6.1, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Second Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also I-2-58 be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Second Priority Debt Parties. 6.4. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. 6.5. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral I-2-59 constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties. 6.6. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise. 6.7. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor. 6.8. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, or such Second Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights. 6.9. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under I-2-60

Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral. 6.10.Reorganization Securities. (a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. (b) Each Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(d) of the Bankruptcy Code. 6.11. Section 1111(b) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code. 7. Reliance; Etc. 7.1. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement. I-2-61

7.2. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement. 7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of: (a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document; (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document; (c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof; I-2-62

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or (e) any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.6 and 6.4) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement. 8. Miscellaneous 8.1. Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Administrative Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control. 8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 8.3. Amendments; Waivers. No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.3.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No I-2-63 notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. 8.3.1. This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Borrower or any other Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns. 8.3.2. Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.9 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof. 8.4. Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. 8.5. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred. I-2-64

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. 8.7. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. 8.8. [RESERVED]. 8.9. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Second Priority Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in Sections 8.9.1 and 8.9.2, as applicable. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in Sections 8.9.1 and 8.9.2, as applicable. In order for a Class Debt Representative to become a party to this Agreement: I-2-65

8.9.1. such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Second Priority Debt Parties, as applicable; 8.9.2. the Borrower (a) shall have delivered to the Designated Senior Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and (II) in the case of Second Priority Debt Obligations, on a junior basis under each of the Second Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower; and 8.9.3. the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt. 8.10.Refinancings. The Senior Obligations and the Second Priority Debt may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Second Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. The Second Priority Representative hereby agrees that at the request of the Borrower in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Second Priority Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement. 8.11.Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; I-2-66

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12; (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages. 8.12.Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent: (a) if to the Borrower or any other Grantor, to the Borrower, at its address at: 3100 Ocean Park Blvd., Santa Monica, CA 90405, Attention of Dennis Durkin, Chief Financial Officer, electronic mail dennis.durkin@activision.com; (b) telecopy [ ]; if to the Initial Second Priority Representative to it at: [ ], Attention of [ ], (c) if to the Administrative Agent, to it at: [Bank of America, N.A., 388 Greenwich Street, New York, New York 10013, Attention of [ ], (Fax No.: [ ]) (e-mail: [ ]), with a copy]; (d) if to any other Senior Representative a party hereto on the date hereof, to it at: : [ ], Attention of [ ], telecopy [ ]; and (e) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.9. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. I-2-67

8.13.Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement. 8.14.GOVERNING LAW; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. 8.15.Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns. 8.16.Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. 8.17.Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. 8.18.Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the General Credit Facilities Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties. 8.19.No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, I-2-68 receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. 8.20.Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. 8.21.Administrative Agent and Representative. It is understood and agreed that the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder. 8.22.Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.1.1, 5.1.4 or 5.3.2), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document. 8.23.Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. I-2-69

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BANK OF AMERICA, N.A., as Administrative Agent By: Name: Title: [ ], as [ ] for the holders of [applicable Additional Senior Debt Facility] By: Name: Title: [ ], as Initial Additional Authorized Representative By: Name: Title: I-2-70

ACTIVISION BLIZZARD, INC. By: Name: Title: THE GRANTORS LISTED ON ANNEX I HERETO By: Name: Title: I-2-71

ANNEX I Grantors [To Come] I-2-72

ANNEX II SUPPLEMENT NO. dated as of [ ], 20[ ] (this “Supplement”), to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (the “Second Lien Intercreditor Agreement”), among ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Bank of America, N.A., as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto. A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement. B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Second Lien Intercreditor Agreement. Section 8.7 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents. Accordingly, the Designated Senior Representative and the New Grantor agree as follows: SECTION 1. In accordance with Section 8.7 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference. SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity. SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement. SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect. I-2-73

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Second Lien Intercreditor Agreement. SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents. I-2-74

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW SUBSIDIARY GRANTOR] By: Name: Title: Acknowledged by: [ ], as Designated Senior Representative By: Name: Title: [ ], as Designated Second Priority Representative By: Name: Title: I-2-75

ANNEX III [FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 201[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (the “Second Lien Intercreditor Agreement”), among Activision Blizzard, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Bank of America, N.A., as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement. B. As a condition to the ability of the Borrower to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.9 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.9 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents. Accordingly, the Designated Senior Representative and the New Representative agree as follows: SECTION 1. In accordance with Section 8.9 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference. SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this I-2-76

Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties. SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect. SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto. SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents. I-2-77

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ] By: Name: Title: Address for notices: Attention of: Telecopy: [ ], as Designated Senior Representative By: Name: Title: I-2-78

Acknowledged by: ACTIVISION BLIZZARD, INC. By: Name: Title: THE GRANTORS LISTED ON SCHEDULE I HERETO By: Name: Title: I-2-79

Schedule I to the Representative Supplement to the Second Lien Intercreditor Agreement Grantors [To Come] I-2-80

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [ ], 201[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (the “Second Lien Intercreditor Agreement”), among Activision Blizzard, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Bank of America, N.A., as Administrative Agent under the Credit Agreement, [ ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement. B. As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.9 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.9 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents. Accordingly, the Designated Senior Representative and the New Representative agree as follows: SECTION 1. In accordance with Section 8.9 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference. I-2-81

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties. SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect. SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto. SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents. I-2-82

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ] By: Name: Title: Address for notices: Attention of: Telecopy: [ ], as Designated Senior Representative By: Name: Title: I-2-83

Acknowledged by: ACTIVISION BLIZZARD, INC. By: Name: Title: THE GRANTORS LISTED ON SCHEDULE I HERETO By: Name: Title: I-2-84

Schedule I to the Representative Supplement to the Second Lien Intercreditor Agreement Grantors [To Come] I-2-85

EXHIBIT J-1 [FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes) Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 3.01(d) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a“ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business. The undersigned has furnished the Administrative Agentand the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as appropriate. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnishhave at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment. [Signature Page Follows] J-1-1

EXHIBIT J-2 [FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes) Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 3.01(d) and 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a“bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a“ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN orIRS Form W-8BEN-E, as appropriate, or (ii) andan IRS Form W-8IMY accompanied by an IRS Form W-8BENor IRS Form W-8BEN-E, as appropriate, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. [Signature Page Follows] J-2-1

EXHIBIT J-3 [FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes) Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 3.01(d) andSection 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a“bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business. The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. [Signature Page Follows] J-3-1

EXHIBIT J-4 [FORM OF] UNITED STATES TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes) Reference is made to the Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Activision Blizzard, Inc., as Borrower, each lender from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to the provisions of Section 3.01(d) andSection 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a“bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a“ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as appropriate, or (ii) andan IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as appropriate, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment. [Signature Page Follows] J-4-1

EXHIBIT K [FORM OF] SOLVENCY CERTIFICATE [Reserved] The undersigned, [ ], the Chief Financial Officer of Activision Blizzard, Inc. (the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Borrower and its subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Borrower. This Solvency Certificate is delivered pursuant to Section 4.01(a)(x) of the Credit Agreement dated as of October 11, 2013 (the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrower, the Guarantors from time to time party thereto, each Lender from time to time party thereto, Bank of America, N.A. (“Bank of America”), as Administrative Agent, and the other agents named therein. As used herein, “Company” means the Borrower and its Subsidiaries on a consolidated basis. 1. The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Borrower and its Subsidiaries as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement. 2. The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Borrower to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability. BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Borrower and not in his individual capacity, that, on the date hereof, before and after giving effect to the Transaction (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date): (i) the fair value of the property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company; (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities; (iii) the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); (iv) the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the projections delivered to the Administrative Agent and the Lenders) and are proposed to be conducted following the Closing Date; and K-1

(v) the Company is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable laws relating to fraudulent transfers and conveyances. IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in his capacity as the Chief Financial Officer of the Borrower and not in his individual capacity. Name: Title: Chief Financial Officer K-2

EXHIBIT L LOAN OFFER PROVISIONS Offer by the Borrower or any of its Subsidiaries to Lenders to Purchase Term Loans by Assignment (i) The Borrower or any of its Subsidiaries (each an “Assignee Party”) shall have the right at any time and from time to time to purchase Initial Term Loans or Tranche A Term Loans at a discount to the par value of such Initial Term Loans or Tranche A Term Loans (each, a “Loan Assignment Auction”) pursuant to and in compliance with the procedures described in this Exhibit L and 10.06(i)(i) of the Credit Agreement; provided that any Loan Assignment Auction shall be offered to allInitial Term Lenders or Tranche A Term Lenders, as applicable, on a pro rata basis. (ii) To the extent an Assignee Party seeks to conduct a Loan Assignment Auction, such Assignee Party will provide written notice to the Administrative Agent substantially in the form of Exhibit 1 hereto (each, a “Loan Assignment Auction Notice”) that such Assignee Party desires to prepay Initial Term Loans or Tranche A Term Loans in an aggregate principal amount specified therein by the Assignee Party (each, a “Proposed Auction Assignment Amount”), in each case at a discount to the par value of such Initial Term Loans or Tranche A Term Loans as specified below. The Proposed Auction Assignment Amount of Initial Term Loans or Tranche A Term Loans shall not be less than $5,000,000. The Loan Assignment Auction Notice shall further specify with respect to the proposed Loan Assignment Auction: (A) the Proposed Auction Assignment Amount ofInitial Term Loans or Tranche A Term Loans, as applicable, (B) a discount range (which may be a single percentage) selected by the Assignee Party with respect to such proposed Loan Assignment Auction (expressed as the percentage of par of the principal amount of Initial Term Loans or Tranche A Term Loans to be purchased) (the “Discount Range”), and (C) the date by which Appropriate Lenders are required to indicate their election to participate in such proposed Loan Assignment Auction, which shall be at least three Business Days following the date of the Loan Assignment Auction Notice (the “Acceptance Date”). (iii) Upon receipt of a Loan Assignment Auction Notice in accordance with this Exhibit L, the Administrative Agent shall promptly notify eachInitial Term Lender or Tranche A Term Lender, as applicable, thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit 2 hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Initial Term Loans or the Tranche A Term Loans, as applicable,to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Initial Term Loans or Tranche A Term Loans, as applicable, with respect to which such Lender is willing to accept a Loan Assignment Auction at the Acceptable Price (“Offered Loans”). Each Lender Participant Notice by a Lender shall be irrevocable. Based on the Acceptable Prices and principal amounts of Initial Term Loans or Tranche A Term Loans, as applicable, specified by the Appropriate Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Assignee Party, shall determine the applicable discount forInitial Term Loans or Tranche A Term Loans, as applicable, (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Assignee Party if the Assignee Party has selected a single percentage pursuant to this Exhibit L for the Loan Assignment Auction or (B) otherwise, the lowest Acceptable Price at which the Assignee Party can pay the Proposed Auction Assignment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Auction Assignment Amount cannot be paid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Appropriate Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Appropriate Lenders who have offered to participate in the Loan Assignment L-1

Auction and have Qualifying Loans (as defined below). Any Appropriate Lender with outstandingInitial Term Loans or Tranche A Term Loans, as applicable, whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to participate in the Loan Assignment Auction. (iv) The Assignee Party shall prepay thoseInitial Term Loans or Tranche A Term Loans, as applicable, (or the respective portions thereof) offered by the Appropriate Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase (and if such Assignee Party is the Borrower or any of its Subsidiaries, prepay) all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts in each case calculated by applying the Applicable Discount, the Assignee Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Auction Assignment Amount, such amounts in each case calculated by applying the Applicable Discount, the Assignee Party shall purchase (and if such Assignee Party is the Borrower or any of its Subsidiaries, prepay) all Qualifying Loans. (v) Each prepayment by the Borrower or any of its Subsidiaries pursuant to a Loan Assignment Auction shall be made within five Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice substantially in the form of Exhibit 3 hereto (each a “Loan Auction Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Loan Assignment Auction. If any Loan Auction Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Appropriate Lenders, subject to the Applicable Discount on the applicableInitial Term Loans or Tranche A Term Loans, as applicable, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. (vi) To the extent not expressly provided for herein, each Loan Assignment Auction shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with this Exhibit L) established by the Administrative Agent in consultation with the Borrower. (vii) Prior to the delivery of a Loan Auction Prepayment Notice or an Assignment and Assumption upon written notice to the Administrative Agent, the Assignee Party may withdraw the Loan Assignment Auction pursuant to any Loan Assignment Auction Notice. Once submitted to the Administrative Agent, a Loan Auction Prepayment Notice, or an Assignment and Assumption may not be withdrawn or modified. L-2

EXHIBIT 1 [FORM OF] LOAN ASSIGNMENT AUCTION NOTICE Dated: , 20[ ] To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: This Loan Assignment Auction Notice is delivered to you pursuant to Exhibit L of that certain Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. Assignee Party hereby notifies you that, effective as of [ , 20], pursuant to clause (ii) of Exhibit L of the Credit Agreement, Assignee Party hereby notifies each Appropriate Lender that it is seeking: 1. to prepay [Initial] [Tranche A]1 Term Loans at a discount in an aggregate principal [$ ] 21 (the “Proposed Auction Assignment amount of Amount”); a percentage discount to the par value of the principal amount of[Initial] [Tranche A]3 2. Term Loans greater than or equal to % of par value but less than or equal to [ ]% of par value (the “ Discount Range”); and , 20]42, as determined 3. a Lender Participation Notice on or before [ pursuant to clause (ii) of Exhibit L of the Credit Agreement (the “Acceptance Date”). Assignee Party expressly agrees that this Loan Assignment Auction Notice is subject to the provisions of Section 10.06(i) and Exhibit L of the Credit Agreement. The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Appropriate Lenders as follows: 1 Select as appropriate. 21 Insert amount that is minimum of $5,000,000. 3 Select as appropriate. 42 Insert date (a Business Day) that is at least three Business Days after date of the Loan Assignment Auction Notice. L-3

EXHIBIT 2 [FORM OF] LENDER PARTICIPATION NOTICE Dated: , 20[ ] To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to (a) that certain Credit Agreement, dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent, and (b) that certain Loan Assignment Auction Notice, dated signatory thereto (the “Loan Assignment Auction Notice”). , 20, from the Assignee Party The undersigned Lender hereby gives you notice, pursuant to Exhibit L of the Credit Agreement, that it is willing to accept a Loan Assignment Auction on[Initial] [Tranche A] Term Loans held by such Lender: 1. in a maximum aggregate principal amount of of [Initial] [Tranche A]1 Term Loans (the “Offered $ Loans”), and 2. at a percentage discount to par value of the principal amount of Offered Loans equal to [ ]% 21 of par value (the “Acceptable Discount”). The undersigned Lender expressly agrees that this offer is subject to the provisions of Exhibit L of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Exhibit L of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its[Initial] [Tranche A]3 Term Loans pursuant to Exhibit L of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Auction Assignment Amount for the relevant Loan Assignment Auction, and acknowledges and agrees that such prepayment of its[Initial] [Tranche A]4 Term Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount. 1 Select as appropriate. 21 Insert amount within Discount Range that is a multiple of 25 basis points. 3 Select as appropriate. 4 Select as appropriate. L-6

EXHIBIT 3 [FORM OF] LOAN AUCTION PREPAYMENT NOTICE Date: , 20 To: BANK OF AMERICA, N.A., as Administrative Agent Ladies and Gentlemen: This Loan Auction Prepayment Notice is delivered to you pursuant to clause (v) of Exhibit L of that certain Credit Agreement dated as of October 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Activision Blizzard, Inc., the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Bank of America, N.A., as Administrative Agent. The Assignee Party (as defined in Exhibit L of the Credit Agreement) identified on the signature pages hereof hereby irrevocably notifies you that, pursuant to clause (v) of Exhibit L of the Credit Agreement, the Assignee Party will prepay Qualifying Loans, which shall be made: , 20]1, as determined pursuant to clause (ii) of Exhibit L of 1. on or before [ the Credit Agreement, 2. in the aggregate principal amount of $ of [Initial] [Tranche A]2 Term Loans, and 3. at a percentage discount to the par value of the principal amount of the[Initial] [Tranche A]3 Term Loans equal to [ ]% of par value (the “Applicable Discount”). The Assignee Party expressly agrees that this Loan Auction Prepayment Notice is irrevocable and is subject to the provisions of Exhibit L of the Credit Agreement. The Assignee Party hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Appropriate Lenders as follows: 1. No Event of Default has occurred and is continuing or would result from the Assignee Party prepaying Loans pursuant to the Loan Assignment Auction. 1 Insert date (a Business Day) that is no later than three Business Days after date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans). 2 Select as appropriate. 3 Select as appropriate. L-8